UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Adobe Systems Incorporated
(Name of Registrant as Specified In Its Charter)

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Adobe Systems Incorporated
345 Park Avenue
San Jose, California 95110-2704

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held April 16, 2010

Dear Stockholders:

        You are cordially invited to attend our 2010 Annual Meeting of Stockholders to be held on Friday, April 16, 2010 at 9:00 a.m. local time at our East Tower building located at 321 Park Avenue, San Jose, California 95110. We are holding the meeting to:

  1.
  Elect the five Class I members of our Board of Directors named herein to serve for a two-year term;

  2.
  Approve the amendment of the Adobe Systems Incorporated 2003 Equity Incentive Plan;

  3.
  Ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending on December 3, 2010; and

  4.
  Transact any other business that may properly come before the meeting.

        If you owned our common stock at the close of business on February 22, 2010, you may attend and vote at the meeting. A list of stockholders eligible to vote at the meeting will be available for review during our regular business hours at our headquarters in San Jose, California for the ten days prior to the meeting for any purpose related to the meeting.

        We are pleased to continue to take advantage of the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials to their stockholders over the Internet. As a result, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (the "Notice") instead of a paper copy of this proxy statement and our 2009 Annual Report. We believe that this process allows us to provide our stockholders with the information they need in a timelier manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, our 2009 Annual Report and a form of proxy card or voting instruction card. All stockholders who have previously requested a paper copy of our proxy materials will continue to receive a paper copy of the proxy materials by mail.

        Your vote is important. Whether or not you plan to attend the meeting, I hope that you will vote as soon as possible. You may vote your shares via a toll-free telephone number or over the Internet. If you received a proxy card or voting instruction card by mail, you may submit your proxy card or voting instruction card by completing, signing, dating and mailing your proxy card or voting instruction card in the envelope provided. Any stockholder attending the meeting may vote in person, even if you have already returned a proxy card or voting instruction card.

Sincerely,

Karen Cottle Senior Vice President, General Counsel & Secretary

March 5, 2010
San Jose, California

ADOBE SYSTEMS INCORPORATED

Proxy Statement
for the
Annual Meeting of Stockholders
To Be Held April 16, 2010

i

ADOBE SYSTEMS INCORPORATED

PROXY STATEMENT

 INFORMATION CONCERNING SOLICITATION AND VOTING

        Our Board of Directors (the "Board") is soliciting proxies for our 2010 Annual Meeting of Stockholders to be held on Friday, April 16, 2010 at 9:00 a.m. local time at our East Tower building located at 321 Park Avenue, San Jose, California 95110. Our principal executive offices are located at 345 Park Avenue, San Jose, California 95110, and our telephone number is (408) 536-6000.

        The proxy materials, including this proxy statement, proxy card or voting instruction card and our 2009 Annual Report, are being distributed and made available on or about March 5, 2010. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

        In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the "SEC"), we have elected to provide our stockholders access to our proxy materials over the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (the "Notice") will be mailed on or about March 5, 2010 to most of our stockholders who owned our common stock at the close of business on February 22, 2010. Stockholders will have the ability to access the proxy materials on a website referred to in the Notice or request a printed set of the proxy materials be sent to them by following the instructions in the Notice.

        The Notice will also provide instructions on how you can elect to receive future proxy materials electronically or in printed form by mail. If you choose to receive future proxy materials electronically, you will receive an email next year with instructions containing a link to the proxy materials and a link to the proxy voting site. Your election to receive proxy materials electronically or in printed form by mail will remain in effect until you terminate such election.

        Choosing to receive future proxy materials electronically will allow us to provide you with the information you need in a timelier manner, will save us the cost of printing and mailing documents to you and will conserve natural resources.

        We will bear the expense of soliciting proxies. In addition to these proxy materials, our directors and employees (who will receive no compensation in addition to their regular salaries) may solicit proxies in person, by telephone or email. We have also retained Innisfree M&A Incorporated to help us solicit proxies from brokers, bank nominees and other institutional owners. We expect to pay Innisfree a fee of $7,500 for its services and will reimburse Innisfree for reasonable out-of-pocket expenses, estimated at $3,000. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for reasonable charges and expenses incurred in forwarding soliciting materials to their clients.

QUESTIONS AND ANSWERS

Q:	Who may vote at the meeting?
A:
Our Board set February 22, 2010, as the record date for the meeting. If you owned our common stock at the close of business on February 22, 2010, you may attend and vote at the meeting. Each stockholder is entitled to one vote for each share of common stock held on all matters to be voted on. As of February 22, 2010, there were 525,581,001 shares of our common stock

Q:	What is the quorum requirement for the meeting?
A:	A majority of our outstanding shares as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum.
Your shares will be counted as present at the meeting if you:
• are present and entitled to vote in person at the meeting; or
• have properly submitted a proxy card or voting instruction card, or voted by telephone or over the Internet.
Both abstentions and broker non-votes (as described below) are counted for the purpose of determining the presence of a quorum.
Each proposal identifies the votes needed to approve or ratify the proposed action.
Q:	What proposals will be voted on at the meeting?
A:	There are three proposals scheduled to be voted on at the meeting:
• Election of the five Class I members of our Board named herein;
• Approval of the amendment of the Adobe Systems Incorporated 2003 Equity Incentive Plan; and
• Ratification of KPMG LLP as our independent registered public accounting firm.

We will also consider any other business that properly comes before the meeting. As of the record date, we are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly brought before the meeting, the persons named in the enclosed proxy card or voter instruction card will vote the shares they represent using their best judgment.
Q:	Why did I receive a Notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?
A:
We are pleased to continue to take advantage of the SEC rule that allows companies to furnish their proxy materials over the Internet. Accordingly, we have sent to most of our stockholders of record and beneficial owners a Notice regarding Internet availability of proxy materials. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically on an ongoing basis. A stockholder's election to receive proxy materials by mail or electronically by email will remain in effect until the stockholder terminates such election.
Q:	Why did I receive a full set of proxy materials in the mail instead of a Notice regarding the Internet availability of proxy materials?
A:
We are providing stockholders who have previously requested to receive paper copies of the proxy materials with paper copies of the proxy materials instead of a Notice. If you would like to reduce the environmental impact and the costs incurred by us in mailing proxy materials, you may elect to receive all future proxy materials electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions provided with your proxy materials and on your proxy card or voting instruction card, to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. Alternatively, you can go to https://www.icsdelivery.com/adobe/index.html and enroll for online delivery of annual meeting and proxy voting materials.

Q:	How can I get electronic access to the proxy materials?

You can view the proxy materials for the meeting on the Internet at www.proxyvote.com. Please have your 12 digit control number available. Your 12 digit control number can be found on your Notice. If you received a paper copy of your proxy materials, your 12 digit control number can be found on your proxy card or voting instruction card.
Our proxy materials are also available on our Investor Relations website at www.adobe.com/aboutadobe/invrelations.
Q:	Can I vote my shares by filling out and returning the Notice?
A:
No. The Notice will, however, provide instructions on how to vote by Internet, by telephone, by requesting and returning a paper proxy card or voting instruction card, or by submitting a ballot in person at the meeting.
Q:	How may I vote my shares in person at the meeting?
A:
If your shares are registered directly in your name with our transfer agent, Computershare Investor Services LLC, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to vote in person at the meeting. If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you are also invited to attend the meeting. Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a "legal proxy" from your broker, nominee, or trustee that holds your shares, giving you the right to vote the shares at the meeting. The meeting will be held at our East Tower building located at 321 Park Avenue, San Jose, California 95110. If you need directions to the meeting, please visit
http://www.adobe.com/aboutadobe/maps/sj_map.html.
Q:	How can I vote my shares without attending the meeting?
A:
Whether you hold shares directly as a registered stockholder of record or beneficially in street name, you may vote without attending the meeting. You may vote by granting a proxy or, for shares held beneficially in street name, by submitting voting instructions to your stockbroker, trustee or nominee. In most cases, you will be able to do this by telephone, by using the Internet or by mail if you received a printed set of the proxy materials.

By Telephone or Internet - If you have telephone or Internet access, you may submit your proxy by following the instructions provided in the Notice, or if you received a printed version of the proxy materials by mail, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.

By Mail - If you received printed proxy materials, you may submit your proxy by mail by signing your proxy card if your shares are registered or, for shares held beneficially in street name, by following the voting instructions included by your stockbroker, trustee or nominee, and mailing it in the enclosed envelope. If you provide specific voting instructions, your shares will be voted as you have instructed.

Q:	What happens if I do not give specific voting instructions?
A:	Registered Stockholder of Record. If you are a registered stockholder of record and you:
• Indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board; or
• Sign and return a proxy card without giving specific voting instructions;

then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of the New York Stock Exchange, the organization that holds your shares may generally vote at its discretion on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a "broker non-vote." In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained.
Q.	Which ballot measures are considered "routine" or "non-routine?"
A.
The ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2010 (Proposal No. 3) is considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 3. The election of directors (Proposal No. 1) and the amendment of the Adobe Systems Incorporated 2003 Equity Incentive Plan (Proposal No. 2), are matters considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals No. 1 and No. 2.
Q:	How can I revoke my proxy and change my vote after I return my proxy card?
A:
You may revoke your proxy and change your vote at any time before the final vote at the meeting. If you are a stockholder of record, you may do this by signing and submitting a new proxy card with a later date; by voting by telephone or by using the Internet, either of which must be completed by 11:59 p.m. Eastern Time on April 15, 2010 (your latest telephone or Internet proxy is counted); or by attending the meeting and voting in person. Attending the meeting alone will not revoke your proxy unless you specifically request your proxy to be revoked. If you hold shares through a bank or brokerage firm, you must contact that bank or firm directly to revoke any prior voting instructions.
Q:	Where can I find the voting results of the meeting?
A:
The preliminary voting results will be announced at the meeting. The final voting results will be reported in a current report on Form 8-K, which will be filed with the SEC within four business days after the meeting. If our final voting results are not available within four business days after the meeting, we will file a current report on Form 8-K reporting the preliminary voting results and subsequently file the final voting results in an amendment to the current report on Form 8-K within four business days after the final voting results are known to us.

PROPOSAL 1
ELECTION OF DIRECTORS

        We currently have 10 members on our Board, which is divided into two classes (Class I and Class II) with alternating two-year terms. Stockholders will vote for the five Class I nominees listed below to serve until our 2012 Annual Meeting of Stockholders and until such director's successor has been elected and qualified, or until such director's death, resignation or removal. The members of our Board who are Class II directors will be considered for nomination for election in 2011.

        Each of the nominees listed below is currently a director of Adobe and has previously been elected by our stockholders. There are no family relationships among our directors or executive officers. If any nominee is unable or declines to serve as a director, the Board may designate another nominee to fill the vacancy and the proxy will be voted for that nominee.

Vote Required and Board Recommendation

        Our Bylaws require that each director be elected by the majority of votes cast with respect to such director in uncontested elections. Any nominee for director, in an uncontested election, who receives a greater number of votes "AGAINST" his or her election than votes "FOR" such election shall promptly tender his or her resignation to the Board, and the Board, after taking into consideration the recommendation of the Nominating and Governance Committee, will determine whether or not to accept the director's resignation. The election of directors pursuant to this proposal is an uncontested election, and, therefore, the majority vote standard will apply. Abstentions and broker non-votes will not have any effect on the outcome of this proposal. In tabulating the voting results for the election of directors, only "FOR" and "AGAINST" votes are counted.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" ALL NOMINEES

Our Board of Directors

        The following tables set forth the name and age of each nominee and each director of Adobe whose term of office will continue after the meeting, the principal occupation of each during the past five years, and the year each began serving as a director of Adobe:

Nominees for Election as Class I Directors for a Term Expiring in 2012

Name	Principal Occupation During Last Five Years	Age	Director Since
Edward W. Barnholt	Mr. Barnholt served as President and Chief Executive Officer of Agilent Technologies, Inc., a measurement company, from March 1999 to March 2005 and as its Chairman of the Board from November 2002 until his retirement in March 2005. From 1990 to 1999, Mr. Barnholt served in several executive positions at Hewlett-Packard Company, a computer and electronics company, including serving as Executive Vice President and General Manager of its Measurements Organization. Mr. Barnholt currently serves on the Board of Directors of eBay Inc. and as Chairman of the Board of KLA-Tencor Corporation. Mr. Barnholt holds a B.S. and a M.S. in Electrical Engineering from Stanford University.	66	2005
Michael R. Cannon

Mr. Cannon currently serves as a consultant to Dell Inc., a computer systems manufacturer and services provider. Mr. Cannon served as President, Global Operations for Dell from February 2007 until his retirement in January 2009. Prior to joining Dell, Mr. Cannon was the President and Chief Executive Officer, and served on the Board of Directors, of Solectron Corporation, an electronic manufacturing services company, which he joined in January 2003. From July 1996 until joining Solectron, Mr. Cannon served as the President and Chief Executive Officer of Maxtor Corporation, a disk drive manufacturer. During this time, Mr. Cannon also served on Maxtor's Board of Directors. Mr. Cannon studied mechanical engineering at Michigan State University and completed the Advanced Management Program at Harvard Business School.

		57	2003

 Nominees for Election as Class I Directors for a Term Expiring in 2012

Name	Principal Occupation During Last Five Years	Age	Director Since
James E. Daley	Mr. Daley has been an independent consultant since his retirement in July 2003 from Electronic Data Systems Corporation ("EDS"), an information technology service company. Mr. Daley served as Executive Vice President and Chief Financial Officer of EDS from March 1999 to February 2003, and as its Executive Vice President of Client Solutions, Global Sales and Marketing from February 2003 to July 2003. From 1963 until his retirement in 1998, Mr. Daley was with Price Waterhouse, L.L.P., an accounting firm, where he served as Co-Chairman-Operations and Vice-Chairman-International from 1988 to 1998. Mr. Daley currently serves on the Board of Directors of The Guardian Life Insurance Company of America. Mr. Daley holds a B.B.A. from Ohio University.	68	2001
Charles M. Geschke	Dr. Geschke was a founder of Adobe and has served as our Chairman of the Board since September 1997, sharing that office with John E. Warnock. He was our Chief Operating Officer from December 1986 until July 1994 and our President from April 1989 until his retirement in April 2000. Dr. Geschke holds a Ph.D. in Computer Science from Carnegie Mellon University.	70	1983
Shantanu Narayen

Mr. Narayen currently serves as our President and Chief Executive Officer. He joined Adobe in January 1998 as Vice President and General Manager of our engineering technology group. In January 1999, he was promoted to Senior Vice President, Worldwide Products, and in March 2001 he was promoted to Executive Vice President, Worldwide Product Marketing and Development. In January 2005, Mr. Narayen was promoted to President and Chief Operating Officer, and effective December 2007, he was appointed our Chief Executive Officer and joined our Board of Directors. Mr. Narayen serves on the Board of Directors of Dell Inc. Mr. Narayen holds a B.S. in Electronics Engineering from Osmania University in India, a M.S. in Computer Science from Bowling Green State University and an M.B.A. from the Haas School of Business, University of California, Berkeley.

		46	2007

 Incumbent Class II Directors with a Term Expiring in 2011

Name	Principal Occupation During Last Five Years	Age	Director Since
Robert K. Burgess	Mr. Burgess has been an independent consultant since December 2005. He served as Chief Executive Officer of Macromedia, Inc., a provider of Internet and multimedia software, from November 1996 to January 2005. He also served on the Board of Directors of Macromedia from November 1996 until December 2005, as Chairman of the Board of Macromedia from July 1998 until December 2005 and as Executive Chairman of Macromedia from January 2005 until December 2005, when Macromedia was acquired by Adobe. Prior to joining Macromedia, Mr. Burgess held key executive positions at Silicon Graphics, Inc., a graphics and computing company, and from 1991 to 1995 served as Chief Executive Officer and a member of the Board of Directors of Alias Research, Inc., a publicly-held 3D software company, prior to its acquisition by Silicon Graphics. Mr. Burgess holds a B.Com. from McMaster University in Canada.	52	2005
Carol Mills

Ms. Mills has been an independent consultant since February 2006. She served as Executive Vice President and General Manager, Infrastructure Products Group, of Juniper Networks, Inc., a provider of networking and security solutions, from November 2004 until February 2006. Prior to joining Juniper Networks, Ms. Mills was an independent consultant from 2002 until November 2004. From July 1998 to 2002, Ms. Mills was the President and Chief Executive Officer of Acta Technology, Inc., a private data integration company that was acquired by Business Objects S.A. in late 2002. Prior to joining Acta, Ms. Mills held several executive positions at Hewlett-Packard Company. Ms. Mills currently serves on the Board of Directors of Tekelec Corporation and Blue Coat Systems, Inc. Ms. Mills holds an M.B.A. from Harvard Business School and a B.A. in Economics from Smith College.

		56	1998

 Incumbent Class II Directors with a Term Expiring in 2011

Name	Principal Occupation During Last Five Years	Age	Director Since
Daniel Rosensweig	Mr. Rosensweig is currently President and Chief Executive Officer of Chegg.com, an online textbook rental company. Prior to joining Chegg.com in February 2010, Mr. Rosensweig served as President and Chief Executive Officer of RedOctane, a business unit of Activision Publishing, Inc., a developer, publisher and distributor of interactive entertainment and leisure products. Prior to joining RedOctane in March 2009, Mr. Rosensweig was an Operating Principal at the Quadrangle Group, a private investment firm. Prior to joining the Quadrangle Group in August 2007, Mr. Rosensweig served as Chief Operating Officer of Yahoo! Inc., an Internet content and service provider, which he joined in April 2002. Prior to joining Yahoo!, Mr. Rosensweig was President of CNET Networks, Inc., an interactive media company, which he joined in October 2000. Mr. Rosensweig served 18 years with Ziff-Davis, an integrated media and marketing service company, including roles as President and Chief Executive Officer of its subsidiary ZDNet, from 1997 until 2000 when it was acquired by CNET. Mr. Rosensweig holds a B.A. in Political Science from Hobart College.	48	2009
Robert Sedgewick	Dr. Sedgewick has been a Professor of Computer Science at Princeton University since 1985, where he was the founding Chairman of the Department of Computer Science. He is the author of numerous research papers and a widely used series of textbooks on algorithms. Dr. Sedgewick holds a Ph.D. in Computer Science from Stanford University.	63	1990
John E. Warnock	Dr. Warnock was a founder of Adobe and has been our Chairman of the Board since April 1989. Since September 1997, he has shared the position of Chairman with Charles M. Geschke. Dr. Warnock served as our Chief Executive Officer from 1982 until December 2000. From December 2000 until his retirement in March 2001, Dr. Warnock served as our Chief Technical Officer. Dr. Warnock currently serves as Chairman of the Board of Salon Media Group, Inc. Dr. Warnock holds a Ph.D. in Electrical Engineering from the University of Utah.	69	1983

Independence of Directors

        As required by the NASDAQ Global Select Market's ("NASDAQ") listing standards, a majority of the members of our Board must qualify as "independent," as affirmatively determined by our Board. Our Board consults with our legal counsel to ensure that its determinations are consistent with all relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in the applicable NASDAQ listing standards.

        In determining Dr. Geschke's independence, the Board considered Dr. Geschke's son's partnership interest in the law firm of Cooley Godward Kronish LLP. In fiscal year 2009, Cooley Godward Kronish LLP acted as our legal counsel on various matters. Adobe considers this business relationship to be at arms-length and in the ordinary course of business. Dr. Geschke's son does not have a material direct or indirect interest in such business relationship.

        In determining Dr. Warnock's independence, the Board considered Dr. Warnock's son's employment at Adobe as a project manager, a non-executive position.

        Consistent with these considerations, after review of all relevant transactions and relationships between each director, any of his or her family members, Adobe, our executive officers and our independent registered public accounting firm, the Board has affirmatively determined that a majority of our Board is comprised of independent directors. Our independent directors include: Mr. Barnholt, Mr. Burgess, Mr. Cannon, Mr. Daley, Dr. Geschke, Ms. Mills, Mr. Rosensweig, Dr. Sedgewick and Dr. Warnock.

Committees of the Board

        The Audit Committee's role includes the oversight of our financial, accounting and reporting processes; our system of internal accounting and financial controls; our enterprise risk management program; and our compliance with related legal, regulatory and ethical requirements. The Audit Committee oversees the appointment, compensation, engagement, retention, termination and services of our independent registered public accounting firm, including conducting a review of its independence; reviewing and approving the planned scope of our annual audit; overseeing our independent registered public accounting firm's audit work; reviewing and pre-approving any audit and non-audit services that may be performed by our independent registered public accounting firm; reviewing with management and our independent registered public accounting firm the adequacy of our internal financial and disclosure controls; reviewing our critical accounting policies and the application of accounting principles; and monitoring the rotation of partners of our independent registered public accounting firm on our audit engagement team as required by regulation. The Audit Committee establishes procedures, as required under applicable regulation, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the submission by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee's role also includes meeting to review our annual audited financial statements and quarterly financial statements with management and our independent registered public accounting firm. See "Report of the Audit Committee" contained in this proxy statement.

        Each member of the Audit Committee meets the independence criteria prescribed by applicable regulation and the rules of the SEC for audit committee membership and is an "independent director" within the meaning of applicable NASDAQ listing standards. Each Audit Committee member meets NASDAQ's financial literacy requirements, and the Board has further determined that Messrs. Cannon and Daley (i) are "audit committee financial experts" as such term is defined in Item 407(d) of Regulation S-K promulgated by the SEC, and (ii) also meet NASDAQ's financial sophistication requirements. The Audit Committee acts pursuant to a written charter, which complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC and NASDAQ, a copy of which can be found on our website at www.adobe.com/corporateresponsibility/corporate.html.

        The Executive Compensation Committee sets and administers the policies governing all compensation of our executive officers, including cash and non-cash compensation and equity compensation programs and is responsible for making recommendations to the Board concerning Board and committee compensation. The Executive Compensation Committee also reviews and approves equity-based compensation grants to our non-executive officer employees and consultants, other than stock option, performance share and restricted stock unit grants to our non-executive officer employees that are approved by a Management Committee for Employee Equity Awards appointed by the Board and consisting of our Chief Executive Officer and Senior Vice President, Human Resources. The Executive Compensation Committee is also responsible for oversight of our overall compensation plans and benefit programs, as well as the approval of all employment, severance and change of control agreements and plans applicable to our executive officers. The members of the Executive Compensation Committee are all independent directors within the meaning of applicable NASDAQ listing standards, and at least two of the members are "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") and "outside directors" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Executive Compensation Committee acts pursuant to a written charter, a copy of which can be found on our website at www.adobe.com/corporateresponsibility/corporate.html.

        The Nominating and Governance Committee's primary purpose is to evaluate candidates for membership on our Board and make recommendations to our Board regarding candidates; make recommendations with respect to the composition of our Board and its committees; review and make recommendations regarding the functioning of our Board as an entity; recommend corporate governance principles applicable to Adobe; manage periodic review, discussion and evaluation of the performance of our Board and its committees; assess the independence of our directors; and consider and approve or disapprove any related-person transaction as defined under Item 404 of Regulation S-K promulgated by the SEC, after examining each such transaction for potential conflicts of interest and other improprieties. The Nominating and Governance Committee also assists our Board in reviewing and assessing management development and succession planning for our executive officers. The members of our Nominating and Governance Committee are all independent directors within the meaning of applicable NASDAQ listing standards. The Nominating and Governance Committee operates pursuant to a written charter, a copy of which can be found on our website at www.adobe.com/corporateresponsibility/corporate.html.

        In carrying out its function to nominate candidates for election to our Board, the Nominating and Governance Committee considers the mix of skills, experience, character, commitment, and diversity—diversity being broadly construed to mean a variety of opinions, perspectives and backgrounds, such as gender, race and ethnicity differences, as well as other differentiating characteristics, all in the context of the requirements of our Board at that point in time. The Nominating and Governance Committee believes that each candidate should be an individual who has demonstrated integrity and ethics in such candidate's personal and professional life, has an understanding of elements relevant to the success of a publicly traded company and has established a record of professional accomplishment in such candidate's chosen field. Each candidate should be prepared to participate fully in Board activities, including attendance at, and active participation in, meetings of the Board, and not have other personal or professional commitments that would, in the Nominating and Governance Committee's judgment, interfere with or limit such candidate's ability to do so. Each candidate should also be prepared to represent the best interests of all of our stockholders and not just one particular constituency. Additionally, in determining whether to recommend a director for re-election, the Nominating and Governance Committee also considers such director's past attendance at Board and committee meetings and participation in and contributions to the activities of our Board. The Nominating and Governance Committee has no stated specific, minimum qualifications that must be met by a candidate for a position on our Board. The Nominating and Governance Committee does, however, believe it appropriate for at least one member of our Audit Committee to meet the criteria for an "audit committee financial expert" as defined by SEC rules, that at least two members of our Executive Compensation Committee are "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act and "outside directors" for purposes of Section 162(m) of the Code, and that a majority of the members of our Board meet the definition of "independent director" within the meaning of applicable NASDAQ listing standards.

        The Nominating and Governance Committee's methods for identifying candidates for election to our Board include the solicitation of ideas for possible candidates from a number of sources, including from members of our Board, our executives, individuals personally known to the members of our Board and through other research. The Nominating and Governance Committee may also, from time to time, retain for a fee one or more third-party search firms to identify suitable candidates.

        Any of our stockholders may nominate one or more persons for election as a director at our annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in our Bylaws. In addition, the notice must include any other information required pursuant to Section 14 of the Exchange Act. In order for the director nomination to be timely for our 2011 Annual Meeting of Stockholders, a stockholder's notice to our Secretary must be delivered to our principal executive offices no later than November 5, 2010 nor earlier than October 6, 2010. Our Bylaws specify additional requirements if stockholders wish to nominate directors at special meetings of stockholders.

        The Nominating and Governance Committee will consider all candidates identified through the processes described above, and will evaluate each candidate, including incumbents, based on the same criteria.

Meetings of the Board and Committees

        During fiscal year 2009, our Board held nine meetings, and its three standing committees—Audit Committee, Executive Compensation Committee, and Nominating and Governance Committee—collectively held 22 meetings. Each director attended at least 75% of the meetings (held during the period that such director served) of the Board and the committees on which such director served in fiscal year 2009. Members of our Board are encouraged to attend our annual meetings of stockholders. All of our current Board members attended our 2009 Annual Meeting of Stockholders.

        The following table sets forth the three standing committees of our Board, the members of each committee, and the number of meetings held by our Board and the committees during fiscal year 2009:

Name	Board	Audit(1)	Executive Compensation(2)	Nominating and Governance(3)
Mr. Barnholt	X		X	Chair
Mr. Burgess	X
Mr. Cannon	X	X	X	X
Mr. Daley	X	Chair		X
Dr. Geschke	Chair
Ms. Mills	X		Chair	X
Mr. Narayen	X
Ms. Pouliot(4)	X		X	X
Mr. Rosensweig	X		X
Dr. Sedgewick	X	X		X
Dr. Warnock	Chair
Mr. Yocam(4)	X	X		X
Number of meetings held in fiscal year 2009	9	10	9	3

(1)
Prior to April 1, 2009, our Audit Committee for fiscal year 2009 was composed of Mr. Daley (Chair), Dr. Sedgewick and Mr. Yocam. Effective April 1, 2009 and for the remainder of fiscal year 2009, our Audit Committee was composed of Mr. Cannon, Mr. Daley (Chair) and Dr. Sedgewick.

(2)
Prior to April 1, 2009, our Executive Compensation Committee for fiscal year 2009 was composed of Mr. Barnholt, Mr. Cannon, Ms. Mills (Chair) and Ms. Pouliot. Effective April 1, 2009 and for the remainder of fiscal year 2009, our Executive Compensation Committee was composed of Mr. Barnholt, Ms. Mills (Chair) and Mr. Rosensweig.

(3)
Prior to December 1, 2008, our Nominating and Governance Committee for fiscal year 2009 was composed of Mr. Barnholt (Chair), Mr. Cannon, Mr. Daley, Ms. Mills, Ms. Pouliot, Dr. Sedgewick and Mr. Yocam. Effective December 1, 2008 and for the remainder of fiscal year 2009, our Nominating and Governance Committee was composed of Mr. Barnholt (Chair), Mr. Daley and Ms. Mills.

(4)
Ms. Pouliot and Mr. Yocam did not stand for re-election to our Board at our 2009 Annual Meeting of Stockholders.

Communications with the Board

        Any stockholder who desires to contact our Board, or specific members of our Board, may do so electronically by sending an email to the following address: directors@adobe.com. Alternatively, a stockholder may contact our Board, or specific members of our Board, by writing to: Stockholder Communications, Adobe Systems Incorporated, 345 Park Avenue, San Jose, California 95110-2704 USA. All such communications will be initially received and processed by the office of our Secretary. Accounting, audit, internal accounting controls and other financial matters will be referred to the Chair of the Audit Committee. Other matters will be referred to the Board, the non-employee directors or individual directors as appropriate.

 PROPOSAL 2
APPROVAL OF THE AMENDMENT OF THE
ADOBE SYSTEMS INCORPORATED 2003 EQUITY INCENTIVE PLAN

        In January 2010, the Executive Compensation Committee approved an amendment to increase the available share reserve of the Adobe Systems Incorporated 2003 Equity Incentive Plan (the "2003 Plan"), subject to approval by our stockholders. Our Board believes that the 2003 Plan is an integral part of our Total Rewards Program. See "Compensation Discussion and Analysis" contained in this proxy statement for more information on our Total Rewards Program.

General 2003 Plan Information

        Our 2003 Plan was originally adopted by our Board in January 2003 and approved by our stockholders in April 2003 as a successor plan to our 1994 Stock Option Plan and our 1999 Equity Incentive Plan. On April 9, 2008, our stockholders approved the expansion of the eligible class of participants under the 2003 Plan to include non-employee directors, and our 2003 Plan became a successor plan to the 1996 Outside Directors Stock Option Plan (the "Director Plan"). In addition, our Board, or a committee thereof, with stockholder approval as required, has amended our 2003 Plan from time to time. As of February 2, 2010, an aggregate of 31,276,153 shares of our common stock remained available for future grants under our 2003 Plan.

Amendment to the 2003 Plan

        Our Board believes the 2003 Plan is important to Adobe's success in enhancing our ability to attract and retain talented people and inspire them to build long-term value for our stockholders. See "Compensation Discussion and Analysis" contained in this proxy statement for more information regarding our executive compensation strategy. In addition to recent updates to the 2003 Plan as approved by our Board for ease of administration, we have made, and submit, for your consideration, an amendment to the 2003 Plan to increase the available share reserve by 14 million shares of our common stock.

Vote Required and Board Recommendation

        The affirmative vote of the holders of a majority of the votes cast in person or by proxy and entitled to vote at the meeting will be required to approve the amendment of the 2003 Plan. Abstentions and broker non-votes will not have any effect on the outcome of this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL

Summary of the 2003 Plan

        The following summary of the 2003 Plan is qualified in its entirety by the specific language of the 2003 Plan, a copy of which was filed with the SEC with this proxy statement.

General

        The 2003 Plan advances the interests of Adobe and our stockholders by providing equity-based incentives that are necessary in today's competitive labor market to attract, reward and retain employees, consultants, directors and other advisors upon whose judgment and contributions we depend for our success. The 2003 Plan allows us to achieve these purposes by providing for grants of stock options, stock appreciation rights, stock purchase rights, stock bonuses, restricted stock units ("RSUs"), performance shares and performance units.

Eligibility

        Under the 2003 Plan, we may grant awards to employees (including executive officers) and consultants of Adobe, our subsidiary corporations or other affiliated entities of Adobe, and members of our Board. Pursuant to applicable tax law, we may grant incentive stock options only to employees; however, we may grant nonstatutory stock options, stock appreciation rights, stock bonuses, stock purchase rights, RSUs, performance shares and performance units to any eligible participant. As of February 2, 2010, we had a total of 8,401 employees and consultants and nine non-employee directors who would be eligible to be granted awards from the 2003 Plan.

Shares Subject to Plan

        We are proposing an increase in the available share reserve under the 2003 Plan by 14 million shares of our common stock. If such increase is approved by our stockholders, the cumulative aggregate share authorization under our 2003 Plan will increase from 203,259,620 (the "Existing Share Reserve") to 217,259,620 shares. As of February 2, 2010, 23,219,268 shares were issued from the Existing Share Reserve, awards covering 43,631,480 shares were outstanding under the Existing Share Reserve, and 31,276,153 shares remained available for future awards under the Existing Share Reserve.

        The share reserve for the 2003 Plan is reduced:

  •
  by 1 share for each share granted upon the exercise of stock options or stock appreciation rights awarded at any time under the 2003 Plan;

  •
  by 1.77 shares for each share granted pursuant to all awards other than stock options or stock appreciation rights awarded under the 2003 Plan on or after April 1, 2009;

  •
  by 2.4 shares for each share granted pursuant to all awards other than stock options or stock appreciation rights awarded under the 2003 Plan from April 10, 2008 through March 31, 2009;

  •
  by 2.1 shares for each share granted pursuant to all awards other than stock options or stock appreciation rights awarded under the 2003 Plan from April 5, 2007 through April 9, 2008; and

  •
  by 1 share for each share granted pursuant to all awards granted under the 2003 Plan prior to April 5, 2007.

        If any award granted under the 2003 Plan expires, lapses or otherwise terminates for any reason without having been exercised or settled in full, or if shares subject to forfeiture or repurchase upon failure to vest at termination are so forfeited or repurchased, such shares will again become available for issuance under the 2003 Plan in proportion to the number of shares by which the reserve was originally reduced at the time of grant or issuance, as described above. Shares will not be treated as having been issued under the 2003 Plan, and will therefore not reduce the number of shares available for grant, to the extent an award is settled in cash (other than cash settled stock appreciation rights). Shares will be treated as having been issued under the 2003 Plan to the extent such shares are withheld in satisfaction of tax withholding obligations or the payment of the award's exercise or purchase price.

        Appropriate adjustments will be made to the share reserve, to the other numerical limits described in the 2003 Plan (such as the limit on the number of shares that may be issued as incentive stock options and the limit on the number of shares that may be awarded to any one person in any fiscal year for purposes of Section 162(m) of the Code) and to outstanding awards in the event of any change in our common stock through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in our capital structure, or if we make a distribution in a form other than common stock (excluding normal cash dividends) that has a material effect on the fair market value of our common stock.

Administration

        The 2003 Plan is administered by the Board and by two committees duly appointed by the Board: the Executive Compensation Committee and the Management Committee for Employee Equity Awards. The Management Committee for Employee Equity Awards is authorized by the Board to grant stock options, performance shares and RSUs to eligible employees who are not executive officers, directors or consultants. The Executive Compensation Committee, which consists of at least two directors who are "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act and "outside directors" for purposes of Section 162(m) of the Code, is authorized to grant all types of awards to employees, executive officers and consultants. The Board authorizes grants of awards to its directors pursuant to the terms of the 2003 Plan. For purposes of this summary, the term "Committee" refers to either of such duly appointed committees or the Board, unless the context or applicable law requires otherwise.

        Subject to the provisions of the 2003 Plan and the authority delegated to it by the Board, the Committee determines, in its discretion, the persons to whom and the times at which awards are granted, the types and sizes of such awards, and all of their terms and conditions. The Executive Compensation Committee may (subject to certain limitations required by Section 162(m) of the Code and the express language in the 2003 Plan that prohibits a reduction in the exercise price of outstanding awards without stockholder approval), amend, modify, extend, cancel or renew any award, waive any restrictions or conditions applicable to any award, and accelerate, continue, extend or defer the vesting of any award. The Executive Compensation Committee may establish rules and policies for administration of the 2003 Plan and adopt one or more forms of agreement to evidence awards made under the 2003 Plan. The Executive Compensation Committee interprets the 2003 Plan and any agreement used under the 2003 Plan, and all determinations of the Executive Compensation Committee will be final and binding on all persons having an interest in the 2003 Plan or any award issued under the 2003 Plan. The 2003 Plan provides, subject to certain limitations, for indemnification by Adobe of any officer, employee or director against all reasonable expenses, including attorneys' fees, incurred in connection with any legal action arising from such person's action or failure to act in administering the 2003 Plan.

Repricing Prohibition

        The 2003 Plan expressly provides that, without the approval of a majority of the votes cast in person or by proxy at a meeting of our stockholders, the Committee may not provide for either the cancellation of stock options or stock appreciation rights outstanding under the 2003 Plan in exchange for the grant of a new award at a lower exercise price or the amendment of outstanding stock options or stock appreciation rights to reduce the exercise price.

Stock Options

        The Committee may grant nonstatutory stock options, incentive stock options or a combination of each. Subject to appropriate adjustment in the event of a change in our capital structure, we may not grant to any one employee in any fiscal year stock options which, together with Freestanding SARs (as defined below) granted that year, cover in the aggregate more than 4,000,000 shares. Subject to adjustment as provided in the 2003 Plan, in no event shall more than 188,259,620 shares of our common stock be available for issuance pursuant to the exercise of incentive stock options granted under the 2003 Plan.

        Each stock option granted under the 2003 Plan must be evidenced by a written agreement between us and the optionee specifying the number of shares subject to the stock option and the other terms and conditions of the stock option, consistent with the requirements of the 2003 Plan. The exercise price of each stock option may not be less than the fair market value of a share of our common stock on the date of grant (except in connection with the assumption or substitution for another stock option in a manner qualifying under Sections 409A and 424(a) of the Code). In addition, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of our stock or any subsidiary corporation of Adobe (a "Ten Percent Stockholder") must have an exercise price equal to at least 110% of the fair market value of a share of our common stock on the date of grant.

        The 2003 Plan provides that the stock option exercise price may be paid in cash, by check or in cash equivalent; by means of a broker-assisted cashless exercise; by means of a "net exercise" arrangement; by tender of shares of common stock owned by the optionee having a fair market value not less than the exercise price; by such other lawful consideration as approved by the Committee; or by any combination of these. Nevertheless, the Committee may restrict the forms of payment permitted in connection with any stock option award. No stock option may be exercised unless the optionee has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the stock option, including, if permitted or required by us, through the optionee's surrender of a portion of the stock option shares to Adobe.

        Stock options become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee. In general, our employee stock options vest in monthly installments over a period of four years after the date of grant, except for new-hire grants, which vest 25% on the first anniversary of the grant date and then monthly thereafter for the following three years. Stock options granted to our directors generally vest 100% on the day immediately preceding the date of the next annual stockholders meeting.

        Stock options granted to our employees and directors will expire not later than seven years from the date of grant and in no event will the term of an incentive stock option granted to a Ten Percent Stockholder exceed five years. Subject to the term of the stock option, a stock option generally will remain exercisable for three months following the optionee's termination of service, except that if service terminates as a result of an optionee's normal retirement at or after 65 years of age (or, for directors, after four years of service), death or disability, the stock option generally will remain exercisable for one year, and, if an employee optionee's service is terminated for cause, the stock option will terminate immediately. The Committee, in its discretion, may provide different post-termination exercise periods, but in any event the stock option must be exercised no later than the original expiration of its term.

        Stock options are not assignable or transferable by the optionee other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and as set forth in the stock option award agreement, a stock option is assignable or transferable subject to the applicable limitations described in the General Instructions to Form S-8 Registration Statement under the Securities Act of 1933, as amended (which includes transfers to family members, family trusts or pursuant to domestic relations orders, but excludes transfers of stock options for consideration).

Stock Appreciation Rights

        The Committee may grant stock appreciation rights either in tandem with a related stock option (a "Tandem SAR") or independently of any stock option (a "Freestanding SAR"). A Tandem SAR requires the stock option holder to elect either the exercise of the underlying stock option for shares of common stock or the surrender of the stock option and the exercise of the related stock appreciation right. A Tandem SAR is exercisable only at the time and only to the extent that the related stock option is exercisable, while a Freestanding SAR is exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee. The exercise price of a stock appreciation right may not be less than the fair market value of a share of our common stock on the date of grant. Subject to appropriate adjustment in the event of any change in our capital structure, we may not grant to any one employee in any fiscal year Freestanding SARs which, together with any stock options granted that year, cover in the aggregate more than 4,000,000 shares.

        Upon the exercise of a stock appreciation right, the participant is entitled to receive an amount equal to the excess of the fair market value of the underlying shares of common stock as to which the right is exercised over the aggregate exercise price for such shares. At the Committee's discretion, we may pay this stock price appreciation in cash or in shares of common stock whose fair market value on the exercise date equals the payment amount. Payment is made in a lump sum as soon as possible following exercise. The maximum term of any stock appreciation right granted under the 2003 Plan is eight years.

Stock Awards

        Stock awards may be granted under the 2003 Plan in the form of a stock bonus, a stock purchase right or an RSU. No monetary payment is required for receipt of shares pursuant to a stock bonus, the consideration for which is services rendered by the participant, except that the participant must furnish consideration in the form of cash or past services rendered having a value not less than the par value of the shares acquired, to the extent required by law. The purchase price for shares issuable under each stock purchase right (and, if applicable, each RSU) will be established by the Committee in its discretion and may be paid in cash, by check, in cash equivalent or by such other lawful consideration as approved by the Committee.

        Stock awards may be granted by the Committee subject to such restrictions for such periods as determined by the Committee and set forth in a written agreement between Adobe and the participant, and neither the award nor the shares acquired pursuant to the award may be sold or otherwise transferred or pledged until the restrictions lapse or are terminated. Restrictions may lapse in full or in installments on the basis of the participant's continued service or other factors, such as the attainment of performance goals established by the Committee (see discussion of permitted performance goals under "Performance Awards" below). Typically, employee new hire and annual RSU awards will vest 25% each year on the anniversary of the grant date over a four year period. Initial RSU awards for new directors will vest 50% each year over a two year period on the anniversary of the grant date, and annual RSU awards granted to our directors will vest 100% on the day immediately preceding the date of the next annual stockholders meeting. Unless otherwise provided by the Committee, a participant will generally forfeit any shares acquired (and any rights to acquire shares) under a stock award to the extent any vesting restrictions have not lapsed prior to the participant's termination of service, except that if service terminates as a result of a death or disability, the participant will be given credit for an additional 12 months of continued service. Participants holding restricted stock will have the right to vote the shares and to receive all dividends and other distributions, except that any dividends or other distributions in shares will be subject to the same restrictions on transferability as the original award. Participants holding RSUs will not have the right to vote the shares until such shares have been issued and the Committee may, in its sole discretion, provide that dividend equivalents will not be paid or provide for either current or deferred payment of dividend equivalents. Subject to appropriate adjustment in the event of any change in our capital structure, we may not grant to any one employee in any fiscal year stock awards subject to restrictions based on the attainment of performance goals for more than 200,000 shares.

Performance Awards

        The Committee may grant performance awards subject to such conditions and the attainment of such performance goals over such periods as the Committee determines in writing and sets forth in a written agreement between Adobe and the participant. These awards may be designated as performance shares or performance units. Performance shares and performance units are unfunded bookkeeping entries generally having initial values equal to the fair market value determined on the grant date of one share of common stock and $100 per unit, respectively. Performance awards will specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more predetermined performance goals are attained within a predetermined performance period. We may settle performance awards to the extent earned in cash, shares of our common stock (including shares of restricted stock) or any combination thereof. Subject to appropriate adjustment in the event of any change in our capital structure, we may not grant performance shares to any one employee that could result in the employee receiving more than 200,000 shares of common stock for each full fiscal year contained in the performance period, or performance units to any one employee that could result in the employee receiving more than $2,500,000 for each full fiscal year contained in the performance period. No participant may be granted more than one performance award for the same performance period.

        Prior to the beginning of the applicable performance period or such later date as permitted under applicable law (such as Section 162(m) of the Code if deductibility under Section 162(m) is desired with respect to a specific award), the Committee will establish one or more performance goals applicable to the award. These goals will be based on the attainment of specified levels with respect to one or more measures of the business or financial performance of Adobe, its affiliates or such division or business unit as determined by the Committee. As provided under the 2003 Plan, the Committee, in its discretion, may base performance goals on one or more of the following measures: growth in revenue; growth in market price of our common stock; operating margin; gross margin; operating income; pre-tax profit; earnings before interest, taxes and depreciation; earnings before interest, taxes and depreciation and amortization; net income; total return on shares of our common stock relative to the increase in an appropriate index selected by the Committee; earnings per share; return on stockholder equity; return on net assets; expenses; return on capital; economic value added; market share; operating cash flow; cash flow, as indicated by book earnings before interest, taxes, depreciation and amortization; cash flow per share; customer satisfaction; implementation or completion of projects or processes; improvement in or attainment of working capital levels; stockholders' equity; and other measures of performance selected by the Committee. The target levels with respect to these performance goals may be expressed as an absolute value or as a value determined relative to a standard selected by the Committee. In establishing a performance goal, the Committee may provide that performance shall be appropriately adjusted for changes in accounting standards, restructuring charges, and similar extraordinary items as outlined in the 2003 Plan.

        Following completion of the applicable performance period, the Committee will certify the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant. The Committee may otherwise make positive or negative adjustments to performance award payments to participants to reflect the participant's individual job performance or other factors determined by the Committee; however, if deductibility of the compensation is desired for a "covered employee" within the meaning of Section 162(m) of the Code, the Committee retains the discretion to eliminate or reduce, but not increase, the amount that would otherwise be payable on the basis of the performance goals attained. The Committee may provide for performance award payments in lump sums or installments. The Committee may also provide for the payment of dividend equivalents with respect to cash dividends paid on the common stock subject to the performance award. Generally, performance awards may not be sold or transferred other than by will or the laws of descent and distribution.

        Performance shares granted prior to fiscal year 2010 vest 25% on the later of the certification by our Executive Compensation Committee of the achievement of the performance goals and the one-year anniversary of the grant date. The remaining 75% is subject to time-based annual vesting in equal installments over the next three years. Performance shares granted in fiscal year 2010 vest 1/3 upon the later of the certification by our Executive Compensation Committee of the achievement of the performance goals and the one-year anniversary of the grant date. The remaining 2/3 is subject to time-based annual vesting in equal installments over the next two years.

Change of Control

        For awards granted prior to January 24, 2008, a "Change of Control" under the 2003 Plan means any of the following events (or series of related events) in which Adobe's stockholders, immediately prior to the event, do not retain, immediately after the event, direct or indirect beneficial ownership of more than 50% of the total combined voting power of the outstanding voting securities of Adobe or the entity to which Adobe's assets were transferred: (i) the direct or indirect sale or exchange by the stockholders of all or substantially all of voting stock of Adobe; (ii) a merger or consolidation in which Adobe is a party; (iii) the sale, exchange, or transfer of all or substantially all of Adobe's assets; or (iv) a liquidation or dissolution of Adobe. If a Change of Control occurs, the surviving, continuing, successor or purchasing entity or its parent may, without the consent of any participant, either assume all outstanding stock options, RSUs and stock appreciation rights or substitute substantially equivalent stock options, RSUs or stock appreciation rights for its stock. If the outstanding stock options, RSUs and stock appreciation rights are not assumed or substituted, then all unexercised and unvested portions of such outstanding awards will become immediately exercisable and vested in full. Any stock options, RSUs or stock appreciation rights which are not assumed in connection with a Change of Control or exercised prior to the Change of Control will terminate effective as of the time of the Change of Control.

        For awards granted on or after January 24, 2008, a "Change of Control" under the 2003 Plan means a change of control of Adobe of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act; provided, however, that a Change of Control shall be deemed to have occurred if: (i) any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity or person, or any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act, is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of Adobe representing 30% or more of the combined voting power of Adobe's then outstanding securities entitled to vote in the election of directors of Adobe; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board and any new directors, whose election by the Board or nomination for election by Adobe's stockholders was approved by a vote of at least 3/4 of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; (iii) there occurs a reorganization, merger, consolidation or other corporate transaction involving Adobe, in each case with respect to which the stockholders of Adobe immediately prior to such transaction do not, immediately after the transaction, own securities representing more than 50% of the combined voting power of Adobe, a parent of Adobe or other corporation resulting from such transaction (counting, for this purpose, only those securities held by Adobe's stockholders immediately after the transaction that were received in exchange for, or represent their continuing ownership of, securities of Adobe held by them immediately prior to the transaction); (iv) all or substantially all of the assets of Adobe are sold, liquidated or distributed; or (v) there is a "Change of Control" or a "change in the effective control" of Adobe within the meaning of Section 280G of the Code.

        As with awards granted prior to January 24, 2008, if a Change of Control occurs, the surviving, continuing, successor or purchasing entity or its parent may, without the consent of any participant, either assume Adobe's rights and obligations under outstanding awards or substitute substantially equivalent equity awards. If the acquiring entity elects not to do so, then all unexercised and unvested portions of all outstanding awards will become immediately exercisable and vested in full. Any awards which are not assumed or replaced in connection with a Change of Control or exercised prior to the Change of Control will terminate effective as of the time of the Change of Control.

        Equity awards granted to directors will fully accelerate upon a Change of Control.

        The Committee has provided, and may provide in the future, additional benefits upon a Change of Control or other similar transactions. For example, our executive officers are either covered by the terms of a separate retention agreement or our Executive Severance Plan in the Event of a Change of Control, which provide for certain acceleration benefits applicable to equity compensation awards in the event of a Change of Control (see "Compensation Discussion and Analysis—Severance and Change of Control Compensation" and "Executive Compensation—Potential Payments upon Termination and/or a Change of Control" contained in this proxy statement for more information).

Termination or Amendment

        The 2003 Plan will continue in effect until the first to occur of (i) its termination by the Committee, or (ii) the date on which all shares available for issuance under the 2003 Plan have been issued and all restrictions on such shares under the terms of the 2003 Plan and the agreements evidencing awards granted under the 2003 Plan have lapsed. However, all incentive stock options must be granted, if at all, within ten years from the earlier of the date the 2003 Plan is adopted, as amended, by the Board (or the Committee) or the date the 2003 Plan is duly approved, as amended, by our stockholders. Therefore, no incentive stock option may be granted under the 2003 Plan on or after January 25, 2020, the 10th anniversary of adoption, as amended, of the 2003 Plan by the Committee.

        The Committee may terminate or amend the 2003 Plan at any time, provided that without stockholder approval the 2003 Plan cannot be amended to increase the share reserve, change the class of persons eligible to receive incentive stock options or effect any other change that would require stockholder approval under any applicable law. No termination or amendment may affect any outstanding award unless expressly provided by the Committee, and, in any event, may not adversely affect an outstanding award without the consent of the participant unless necessary to comply with any applicable law.

Summary of Federal Income Tax Consequences of the 2003 Plan

        The following summary is intended only as a general guide to the current U.S. federal income tax consequences of participation in the 2003 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances. Furthermore, the tax consequences are complex and subject to change, and a taxpayer's particular situation may be such that some variation of the described rules is applicable.

Incentive Stock Options

        A participant recognizes no taxable ordinary income as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. However, the exercise of an incentive stock option may increase the participant's alternative minimum tax liability, if any.

        If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the stock option was granted and more than one year after the date the stock option was exercised for those shares, any gain or loss on a disposition of those shares (a "qualifying disposition") will be a long-term capital gain or loss. Upon such a qualifying disposition, Adobe will not be entitled to any income tax deduction.

        Generally, if the participant disposes of the stock before the expiration of either of those holding periods (a "disqualifying disposition"), then at the time of such disqualifying disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price, or (ii) the participant's actual gain, if any, on the purchase and sale. The participant's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year. To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, generally Adobe will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which the disqualifying disposition occurs.

Nonstatutory Stock Options

        Stock options not designated or qualifying as incentive stock options are nonstatutory stock options having no special tax status. A participant generally recognizes no taxable ordinary income as the result of the grant of such a stock option. Upon exercise of a nonstatutory stock option, the participant normally recognizes ordinary income in the amount of the difference between the stock option exercise price and the fair market value of the shares on the date of purchase. Generally, Adobe will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to an income tax deduction in the tax year in which such ordinary income is recognized by the participant.

        Upon the disposition of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss.

Stock Appreciation Rights

        A participant recognizes no taxable ordinary income upon the receipt of a stock appreciation right. Upon the exercise of a stock appreciation right, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Adobe generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code.

Stock Bonuses and Stock Purchase Rights

        A participant acquiring restricted stock generally will recognize ordinary income equal to the difference between the fair market value of the shares on the "determination date" (as defined below) and the participant's purchase price, if any. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The "determination date" is the date on which the participant acquires the shares unless they are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable, or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as a capital gain or loss. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Adobe will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the year in which ordinary income is recognized by the participant.

Restricted Stock Units

        No taxable income is recognized upon receipt of an RSU award. In general, the participant will recognize ordinary income in the year in which the shares subject to that award vest and are actually issued to the participant in an amount equal to the fair market value of the shares on the date of issuance. Adobe will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the shares are issued. In general, the deduction will be allowed for the taxable year in which such ordinary income is recognized by the participant.

Performance Awards

        A participant generally will recognize no income upon the grant of a performance share or a performance unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received, if any, and the fair market value of any unrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above in "Stock Bonuses and Stock Purchase Rights." Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the "determination date," will be taxed as a capital gain or loss. Adobe generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Potential Limitation on Deductions

        Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to each covered employee exceeds $1 million. It is possible that compensation attributable to awards granted under the 2003 Plan, when combined with all other types of compensation received by a covered employee from Adobe, may cause this limitation to be exceeded in any particular year. However, certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation.

        In accordance with Treasury Regulations issued under Section 162(m) of the Code, compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if: (i) such awards are approved by a compensation committee comprised solely of

"outside directors," (ii) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, (iii) the terms of the plan, including the per-employee limitation on grant size, are approved by the stockholders, and (iv) the exercise or strike price of the award is no less than the fair market value of the stock on the date of grant. As further described in the Compensation Discussion and Analysis below, it is intended that the Executive Compensation Committee may grant stock options and stock appreciation rights under the 2003 Plan that qualify as performance-based compensation that is exempt from the $1 million deduction limitation.

        Compensation attributable to stock bonus awards, stock purchase rights, RSUs, performance shares and performance units will qualify as performance-based compensation, provided that: (i) the award is approved by a compensation committee comprised solely of "outside directors," (ii) the award is granted (or vests) based upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the grant (or vesting, as applicable) of the award that the performance goal has been satisfied, and (iv) prior to the issuance, stockholders have approved the material terms of the plan (including the class of employees eligible for awards, the business criteria on which the performance goals may be based, and the maximum amount, or formula used to calculate the amount, payable upon attainment of performance goals). It is intended that the Executive Compensation Committee may grant stock bonus awards, stock purchase rights, RSUs, performance shares and performance units under the 2003 Plan that qualify as performance-based compensation that is exempt from the $1 million deduction limitation.

New Plan Benefits

Equity Awards Made in Fiscal Year 2009

        We cannot currently determine the benefits or number of shares subject to awards that may be granted in fiscal year 2010 to participants under the 2003 Plan; therefore, the following table sets forth information with respect to equity awards made in fiscal year 2009 under the 2003 Plan to each of the named executive officers identified in the "Executive Compensation—Summary Compensation Table" contained in this proxy statement, our non-employee directors, and the various other indicated groups.

			Performance Shares(1)
Name	Stock Options (#)		Target (#)		Maximum (#)		Restricted Stock Units (#)
Shantanu Narayen, President and Chief Executive Officer	285,300	(2)	47,550	(3)	54,683	(3)	47,550	(4)
Mark Garrett, Executive Vice President and Chief Financial Officer	126,600	(2)	21,100	(3)	24,265	(3)	21,100	(4)
John Loiacono, Senior Vice President, Creative Solutions Business Unit	99,000	(2)	16,500	(3)	18,975	(3)	16,500	(4)
Kevin Lynch, Senior Vice President, Chief Technology Officer	126,600	(2)	21,100	(3)	24,265	(3)	21,100	(4)
Matthew Thompson, Senior Vice President, Worldwide Field Operations	99,000	(2)	16,500	(3)	18,975	(3)	16,500	(4)
Executive Group (9 persons)	964,875	(2)	160,813	(3)	141,163	(3)	160,813	(4)
Non-Executive Director Group (9 persons)	175,374	(5)	—		—		46,878	(5)
Non-Executive Officer Employee Group (8,748 persons)	3,624,774	(6)	398,139	(6)	457,860	(6)	5,367,676	(6)

(1)
Represents the target and maximum number of shares of our common stock that could have been earned at the respective performance levels in accordance with the terms of our 2009 Performance Share Program. The performance shares would have vested, if earned, 25% on the later of certification of performance results or the first anniversary of the date of grant, and the remainder would have vested in equal installments over three additional years. After the 2009 fiscal year end, however, it was determined that no performance share awards were earned under the terms of the 2009 Performance Share Program. See "Compensation Discussion and Analysis" in this proxy statement for a discussion of actual results under the 2009 Performance Share Program.

(2)
Granted on January 26, 2009 with an exercise price of $19.93 per share. The stock options vest 1/48 per month over four years and expire seven years after the grant date.

(3)
Granted on January 26, 2009 with a fair market value of $19.93 per share.

(4)
Granted on January 26, 2009 with a fair market value of $19.93 per share. The RSUs vest 25% on each anniversary of the grant date over four years.

(5)
Granted pursuant to the terms of our 2009 Non-Employee Director Compensation Policy. Weighted average exercise price of $23.28 per share for stock options, and weighted average fair market value of $23.49 per share for RSUs. For additional information regarding our Non-Employee Director Compensation Policy, please refer to "Director Compensation—Equity Awards" in this proxy statement.

(6)
These equity awards represent various new hire, annual, promotion and retention grants with a weighted average exercise price of $20.44 per share for stock options, and a weighted average fair market value of $20.55 and $28.19 per share for performance shares and RSUs, respectively. For additional information regarding the terms and conditions of our equity awards, including standard vesting provisions, see "Summary of the 2003 Plan" above.

Equity Awards Made in Fiscal Year 2010 and Future Equity Awards

        Although we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to participants under the 2003 Plan, we did award our annual equity grants for fiscal year 2010 and certain retention awards on January 25, 2010 to our employees, including our executive officers, under the 2003 Plan. The largest portion of our grants under the 2003 Plan are typically made during this annual January grant process, and if the proposed increase in the share limit for the 2003 Plan had been in effect in January 2010, we believe that the awards granted to our executive officers and employees would not have been substantially different from those actually made on January 25, 2010. We also issued certain promotion and new hire grants in fiscal year 2010 through January 25, 2010. In addition, pursuant to the terms of our current Non-Employee Director Compensation Policy, our directors will each receive, on the first business day after the annual meeting of stockholders, an annual grant of stock options, RSUs or a 50% combination of each (elected by each director in his or her discretion prior to the end of the previous fiscal year), which will vest 100% on the day immediately preceding our next annual meeting of stockholders. The annual grant is valued at $210,000 (on the date of grant) and is converted into RSUs and options as described in "Director Compensation—Equity Awards" below.

        The following table sets forth information with respect to grants made in fiscal year 2010 through January 25, 2010 under the 2003 Plan to each of the named executive officers and the various indicated groups. It also includes the dollar value of the anticipated awards to be made to our non-employee directors on the first business day after the scheduled date of the 2010 Annual Meeting of Stockholders, pursuant to the terms of the 2010 Non-Employee Director Compensation Policy.

			Performance Shares(1)						Non-Employee Director Award Dollar Value ($)
Name	Stock Options (#)		Target (#)		Maximum (#)		Restricted Stock Units (#)
Shantanu Narayen, President and Chief Executive Officer	290,000	(2)	95,000	(3)	142,500	(3)	95,000	(4)	—
Mark Garrett, Executive Vice President and Chief Financial Officer	49,000	(2)	16,000	(3)	24,000	(3)	67,000	(4)	—
John Loiacono, Senior Vice President, Creative Solutions Business Unit	40,000	(2)	13,000	(3)	19,500	(3)	14,000	(4)	—
Kevin Lynch, Senior Vice President, Chief Technology Officer	49,000	(2)	16,000	(3)	24,000	(3)	67,000	(4)	—
Matthew Thompson, Senior Vice President, Worldwide Field Operations	43,000	(2)	14,000	(3)	21,000	(3)	65,000	(4)	—
Executive Group (9 persons)	608,000	(2)	191,000	(3)	286,500	(3)	469,000	(4)	—
Non-Executive Director Group (9 persons)	—		—		—		—		1,890,000	(5)
Non-Executive Officer Employee Group (8,451 persons)	2,387,578	(6)	71,921	(6)	107,882	(6)	4,927,965	(6)	—

(1)
Represents the target and maximum number of shares of our common stock that may be earned by our employees under the 2003 Plan in accordance with the terms of our 2010 Performance Share Program. Performance shares will be earned, if at all, following our 2010 fiscal year end, subject to the achievement of certain performance goals. Earned performance shares would then vest 1/3 upon the later of the certification by our Executive Compensation Committee of the achievement of the performance goals and the one-year anniversary of the grant date; the remainder would vest in equal annual installments over the next two years.

(2)
Granted on January 25, 2010 with an exercise price of $34.16 per share. The stock options vest 1/48 per month over four years and expire seven years after the grant date.

(3)
Granted on January 25, 2010 with a fair market value of $34.16 per share.

(4)
Granted on January 25, 2010 with a fair market value of $34.16 per share. RSUs granted as part of our annual award process vest 25% on each anniversary of the grant date over four years, and those granted as retention awards vest 50% on the second anniversary of the grant date and then 25% on the third and fourth anniversaries of the grant date. See "Compensation Discussion and Analysis" in this proxy statement for more information about the retention RSU awards.

(5)
Represents the aggregate dollar value of anticipated awards to be made to our nine non-employee directors on April 19, 2010 (the first business day after the scheduled date of the 2010 Annual Meeting of Stockholders), pursuant to the terms of our 2010 Non-Employee Director Compensation Policy, based on the valuation method described under "Director Compensation—Equity Awards" below.

(6)
These equity awards represent various new hire, annual, promotion and retention grants with a weighted average exercise price of $34.23 per share for stock options, and a weighted average fair market value of $34.16 per share for performance shares and RSUs. For additional information regarding the terms and conditions of our equity awards, including standard vesting provisions, see "Summary of the 2003 Plan" above.

PROPOSAL 3
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending on December 3, 2010, and urges you to vote for ratification of KPMG's appointment. KPMG has audited our financial statements since fiscal year 1983. Although we are not required to seek your approval of this appointment, we believe it is good corporate governance to do so. No determination has been made as to what action our Audit Committee would take if you fail to ratify the appointment. Even if the appointment is ratified, the Audit Committee retains discretion to appoint a new independent registered public accounting firm if the Audit Committee concludes such a change would be in the best interests of Adobe and its stockholders.

        We expect representatives of KPMG to be present at the meeting and available to respond to appropriate questions by stockholders. Additionally, the representatives of KPMG will have the opportunity to make a statement if they so desire.

Vote Required and Board Recommendation

        Stockholder ratification of KPMG as our independent registered public accounting firm requires the affirmative vote of holders of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting. Abstentions will have the same effect as a negative vote.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL

PRINCIPAL ACCOUNTING FEES AND SERVICES

        During fiscal years 2009 and 2008, we retained KPMG to provide services in the following categories and amounts:

Fee Category	2009	2008
Audit Fees	$3,168,785	$2,673,700
Audit-Related Fees	94,354	267,566
Tax Fees	97,089	243,755
All Other Fees	660,142	25,000

Total	$4,020,370	$3,210,021

        Audit fees include the audit of Adobe's annual financial statements, review of financial statements included in each of our Quarterly Reports on Form 10-Q, and services that are normally provided by KPMG in connection with statutory and regulatory filings or engagements for those fiscal years.

        Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. This category includes fees related to accounting-related consulting services.

        Tax fees consist of fees for professional services for tax compliance, tax advice and tax planning. This category includes fees primarily related to the preparation and review of federal, state and international tax returns and assistance with tax audits.

        All other fees include assurance services not related to the audit or review of our financial statements. This category includes fees primarily related to due diligence in connection with proposed acquisitions.

        Our Audit Committee determined that the rendering of non-audit services by KPMG is compatible with maintaining the independence of KPMG.

AUDIT COMMITTEE PRE-APPROVAL OF SERVICES PERFORMED BY OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        It is the policy of our Audit Committee to pre-approve all audit and permissible non-audit services to be performed by KPMG. Our Audit Committee pre-approves services by authorizing specific projects within the categories outlined above, subject to a budget for each category. Our Audit Committee's charter delegates to a subcommittee when appropriate, or to one or more members of the Audit Committee, the authority to address any requests for pre-approval of services between Audit Committee meetings, and the subcommittee or such member or members must report any pre-approval decisions to our Audit Committee at its next scheduled meeting.

        All services related to audit fees, audit-related fees, tax fees and all other fees provided by KPMG during fiscal years 2009 and 2008 were pre-approved by the Audit Committee in accordance with the pre-approval policy described above.

        For more information on KPMG, please see "Report of the Audit Committee."

REPORT OF THE AUDIT COMMITTEE*

        The Audit Committee's role includes the oversight of our financial, accounting and reporting processes; our system of internal accounting and financial controls; our enterprise risk management program; and our compliance with related legal, regulatory and ethical requirements. The Audit Committee oversees the appointment, compensation, engagement, retention, termination and services of our independent registered public accounting firm, including conducting a review of its independence; reviewing and approving the planned scope of our annual audit; overseeing our independent registered public accounting firm's audit work; reviewing and pre-approving any audit and non-audit services that may be performed by it; reviewing with management and our independent registered public accounting firm the adequacy of our internal financial and disclosure controls; reviewing our critical accounting policies and the application of accounting principles; and monitoring the rotation of partners of our independent registered public accounting firm on our audit engagement team as required by regulation. The Audit Committee establishes procedures, as required under applicable regulation, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the submission by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee's role also includes meeting to review our annual audited financial statements and quarterly financial statements with management and our independent registered public accounting firm. The Audit Committee held 10 meetings during fiscal year 2009.

        Each member of the Audit Committee meets the independence criteria prescribed by applicable regulation and the rules of the SEC for audit committee membership and is an "independent director" within the meaning of applicable NASDAQ listing standards. Each Audit Committee member meets NASDAQ's financial literacy requirements, and the Board has further determined that Messrs. Cannon and Daley (i) are "audit committee financial experts" as such term is defined in Item 407(d) of Regulation S-K promulgated by the SEC, and (ii) also meet NASDAQ's financial sophistication requirements. The Audit Committee acts pursuant to a written charter, which complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC and NASDAQ, a copy of which can be found on our website at www.adobe.com/corporateresponsibility/corporate.html.

        We have reviewed and discussed with management and KPMG our audited financial statements. We discussed with KPMG and Adobe's internal auditors the overall scope and plans of their audits. We met with KPMG, with and without management present, to discuss results of its examinations, its evaluation of Adobe's internal controls, and the overall quality of Adobe's financial reporting.

        We have reviewed and discussed with KPMG matters required to be discussed pursuant to Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Oversight Board in Rule 3200T. We have received from KPMG the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG's communications with the Audit Committee concerning independence. We have discussed with KPMG matters relating to its independence, including a review of both audit and non-audit fees, and considered the compatibility of non-audit services with KPMG's independence.

        Based on the reviews and discussions referred to above and our review of Adobe's audited financial statements for fiscal year 2009, we recommended to the Board that Adobe's audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended November 27, 2009, for filing with the SEC.

Respectfully submitted,

AUDIT COMMITTEE
James E. Daley, Chair
Michael R. Cannon
Robert Sedgewick

*
The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference into any filing of Adobe under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

 CORPORATE GOVERNANCE

Corporate Governance Guidelines

        We believe in sound corporate governance practices and have adopted formal Corporate Governance Guidelines to enhance our effectiveness. Our Board adopted these Corporate Governance Guidelines in order to ensure that it has the necessary practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Corporate Governance Guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices our Board follows with respect to Board and committee composition and selection, Board meetings, Chief Executive Officer performance evaluation and management development and succession planning for senior management, including the Chief Executive Officer position. A copy of our Corporate Governance Guidelines is available on our website at www.adobe.com/corporateresponsibility/corporate.html.

Code of Ethics

        We adopted a Code of Ethics applicable to our Chief Executive Officer, Chief Financial Officer, Corporate Controller, Treasurer and certain other finance department executives, which is a "code of ethics" as defined by applicable SEC rules. The Code of Ethics is publicly available on our website at www.adobe.com/corporateresponsibility/corporate.html. If we make any amendments to the Code of Ethics other than technical, administrative, or other non-substantive amendments, or grant any waivers, including implicit waivers, from a provision of this Code of Ethics to our Chief Executive Officer, Chief Financial Officer, Corporate Controller, Treasurer or certain other finance department executives, we will disclose the nature of the amendment or waiver, its effective date, and to whom it applies, on our website at www.adobe.com/corporateresponsibility/corporate.html or in a current report on Form 8-K filed with the SEC. There were no waivers of the Code of Ethics during fiscal year 2009.

Code of Business Conduct

        We have also adopted a Code of Business Conduct applicable to all officers, directors and employees of Adobe as required by applicable NASDAQ listing standards. The Code of Business Conduct includes an enforcement mechanism, and any waivers for directors or executive officers must be approved by our Board and disclosed in a current report on Form 8-K with the SEC. This Code of Business Conduct is publicly available on our website at www.adobe.com/corporateresponsibility/corporate.html. There were no waivers of the Code of Business Conduct for any of our directors or executive officers during fiscal year 2009.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the beneficial ownership of our common stock as of February 22, 2010 by each entity or person who is known to beneficially own 5% or more of our common stock, each of our directors, each Named Executive Officer identified in "Executive Compensation—Summary Compensation Table" contained in this proxy statement and all of our directors and current executive officers as a group.

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)		Percent of Class
PRIMECAP Management Company 225 South Lake Avenue, No. 400 Pasadena, CA 91101	35,098,478	(3)	6.68%
Prudential Financial, Inc. 751 Broad Street Newark, NJ 07102	31,407,615	(4)	5.98%
Entities associated with BlackRock, Inc. 40 East 52nd Street New York, NY 10022	28,020,496	(5)	5.33%
Shantanu Narayen	1,392,531	(6)	*
Mark Garrett	357,475	(7)	*
John Loiacono	420,397	(8)	*
Kevin Lynch	532,680	(9)	*
Matthew Thompson	315,843	(10)	*
Edward W. Barnholt	118,137	(11)	*
Robert K. Burgess	251,607	(12)	*
Michael R. Cannon	106,879	(13)	*
James E. Daley	226,137	(14)	*
Charles M. Geschke	500,050	(15)	*
Carol Mills	157,507	(16)	*
Daniel L. Rosensweig	10,152		*
Robert Sedgewick	305,507	(17)	*
John E. Warnock	1,423,013	(18)	*
All directors and current executive officers as a group (18 persons)	7,225,779	(19)	1.36%

*
Less than 1%.

(1)
The address of each person named in the table, unless otherwise indicated, is c/o Adobe Systems Incorporated, 345 Park Avenue, San Jose, California 95110.

(2)
This table is based upon information supplied by executive officers, directors and principal stockholders. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. None of the shares beneficially owned by our executive officers and directors are pledged as security. Applicable percentages are based on 525,581,001 shares outstanding on February 22, 2010, adjusted as required by rules promulgated by the SEC.

(3)
Includes 35,098,478 shares beneficially held by PRIMECAP Management Company ("PRIMECAP") as of December 31, 2009, with sole dispositive power as to all shares and sole voting power as to 6,656,824 shares. Of those shares beneficially held by PRIMECAP, Vanguard-related entities have sole voting power over 27,566,760 shares. This information was based on a Schedule 13G/A filed with the SEC on February 11, 2010 by PRIMECAP and additional information provided by a representative of PRIMECAP on February 17, 2010.

(4)
This information is based solely on a Schedule 13G filed with the SEC on February 12, 2010 by Prudential Financial, Inc. ("Prudential") and as reported on a Schedule 13G filed with the SEC on February 12, 2010 by Jennison Associates LLC ("Jennison"). Prudential has sole dispositive and voting power over 1,706,446 shares, shared voting power over 20,715,607 shares and shared dispositive power over 29,701,169 shares which are held for its own benefit or for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. Prudential indirectly owns 100% of equity interests of Jennison. As a result, Prudential is deemed to have shared dispositive power over the 28,824,798 shares reported on Jennison's Schedule 13G filed on February 12, 2010. Jennison possesses sole voting power over 20,251,136 shares. Jennison does not file jointly with Prudential, as such, shares included in Jennison's 13G are included in the shares reported on the 13G filed by Prudential.

(5)
Based solely on a Schedule 13G filed with the SEC on January 29, 2010, reporting beneficial ownership as of December 31, 2009. Such entities have sole voting and dispositive power with respect to 28,020,496 shares.

(6)
Consists of 196,204 shares held by the Narayen Family Trust, of which Mr. Narayen is a trustee, and 1,196,327 shares issuable upon exercise of outstanding options held by Mr. Narayen exercisable within 60 days of the date of this table.

(7)
Includes 321,672 shares issuable upon exercise of outstanding options held by Mr. Garrett exercisable within 60 days of the date of this table.

(8)
Includes 385,620 shares issuable upon exercise of outstanding options held by Mr. Loiacono exercisable within 60 days of the date of this table.

(9)
Includes 474,237 shares issuable upon exercise of outstanding options held by Mr. Lynch exercisable within 60 days of the date of this table.

(10)
Includes 284,704 shares issuable upon exercise of outstanding options held by Mr. Thompson exercisable within 60 days of the date of this table.

(11)
Includes 113,137 shares issuable upon exercise of outstanding options held by Mr. Barnholt exercisable within 60 days of the date of this table.

(12)
Consists of 136,850 shares held by the Burgess Family Trust, of which Mr. Burgess is a trustee; 1,620 shares, for which Mr. Burgess has shared voting and dispositive power, held in trust for the benefit of his children; and 113,137 shares issuable upon exercise of outstanding options held by Mr. Burgess exercisable within 60 days of the date of this table.

(13)
Consists of 5,000 shares held by the Michael Cannon 2004 Trust, of which Mr. Cannon is a trustee; and 101,879 shares issuable upon exercise of outstanding options held by Mr. Cannon exercisable within 60 days of the date of this table.

(14)
Includes 218,137 shares issuable upon exercise of outstanding options held by Mr. Daley exercisable within 60 days of the date of this table.

(15)
Consists of 259,704 shares held by the Geschke Family Trust, of which Dr. Geschke is a trustee; 18,398 shares held in grantor retained annuity trusts of which Dr. Geschke is a trustee; 18,398 shares held in grantor retained annuity trusts of which Dr. Geschke's spouse is a trustee; 65,413 shares held in a foundation, of which Dr. Geschke is president and Dr. Geschke's spouse is secretary, and as to which Dr. Geschke disclaims any beneficial ownership; and 138,137 shares issuable upon exercise of outstanding options held by Dr. Geschke exercisable within 60 days of the date of this table.

(16)
Includes 152,507 shares issuable upon exercise of outstanding options held by Ms. Mills exercisable within 60 days of the date of this table.

(17)
Includes 257,507 shares issuable upon exercise of outstanding options held by Dr. Sedgewick exercisable within 60 days of the date of this table.

(18)
Includes 257,507 shares issuable upon exercise of outstanding options held by Dr. Warnock exercisable within 60 days of the date of this table.

(19)
Includes 5,036,811 shares issuable upon exercise of outstanding options held by our directors and current executive officers exercisable within 60 days of the date of this table. See also Notes 6-18.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our executive officers and directors, and any person or entity who owns more than ten percent of a registered class of our common stock or other equity securities, to file with the SEC certain reports of ownership and changes in ownership of our securities. Executive officers, directors and stockholders who hold more than ten percent of our outstanding common stock are required by the SEC to furnish us with copies of all required forms filed under Section 16(a). We prepare Section 16(a) forms on behalf of our executive officers and directors based on the information provided by them.

        Based solely on review of this information and written representations by our executive officers and directors that no other reports were required, we believe that, during fiscal year 2009, no reporting person failed to file the forms required by Section 16(a) of the Exchange Act on a timely basis, except that, Robert Tarkoff, our Senior Vice President, Business Productivity Business Unit, filed one late Form 4 covering two transactions.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table shows information related to our common stock which may be issued under our existing equity compensation plans as of November 27, 2009, including our 1997 Employee Stock Purchase Plan, 2003 Plan, and 1994 Performance and Restricted Stock Plan, plus certain non-stockholder-approved equity compensation plans and awards assumed by us in connection with our acquisitions of Macromedia, Inc. in December 2005 and Omniture, Inc. in October 2009:

Plan Category	Number of securities to be issued upon exercise of outstanding options, performance shares and restricted stock units		Weighted average exercise price of outstanding options, performance shares and restricted stock units	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by stockholders	41,147,995		$23.78	55,275,271	(1)
Equity compensation plans not approved by stockholders(2)	12,002,172		19.57	2,927,092

Total	53,150,167	(3)	$22.83	58,202,363

(1)
Includes 12,337,093 shares which are reserved for issuance under the 1997 Employee Stock Purchase Plan as of November 27, 2009 and no weighted average exercise price has been assumed for these shares in the table above.

(2)
On December 3, 2005, in connection with our acquisition of Macromedia, Inc., we assumed the outstanding stock awards and the shares remaining available for future issuance under various equity incentive plans maintained by Macromedia. In addition, on October 23, 2009, in connection with our acquisition of Omniture, Inc., we assumed the outstanding stock awards and the shares remaining available for future issuance under various equity incentive plans maintained by Omniture.

(3)
Includes 635,219 shares of common stock issuable pursuant to the terms of our 2009 Performance Share Program at maximum levels, as of November 27, 2009. However, after the 2009 fiscal year end, it was determined that no awards were earned under the terms of this program; therefore, those shares became available for issuance again under the 2003 Plan. See "Compensation Discussion and Analysis" in this proxy statement for a discussion of actual results under the 2009 Performance Share Program.

        As part of the Macromedia plans assumption, effective December 3, 2005, our Board adopted the Adobe Systems Incorporated 2005 Equity Incentive Assumption Plan (the "Assumption Plan"). The Assumption Plan permits the grant of non-statutory stock options, stock appreciation rights, stock purchase rights, stock bonuses, restricted stock, restricted stock units, performance shares and performance units using shares reserved under certain of the assumed Macromedia plans (as described below). In connection with our assumption of the Omniture plans, on November 16, 2009, the Assumption Plan was amended by the Board to include shares reserved under certain of the assumed Omniture plans (as described below). The Assumption Plan has not been approved by our stockholders. The terms and conditions of stock awards under the Assumption Plan are substantially similar to those under the 2003 Plan. In accordance with applicable NASDAQ listing requirements, we may grant new stock awards under the Assumption Plan to our employees who were not employed by or providing services to us or any of our affiliates prior to December 3, 2005 (other than employees of Macromedia before December 3, 2005 and Omniture before October 23, 2009 and their respective affiliates and subsidiaries).

        Under the Assumption Plan, an aggregate of 2,927,092 shares of our common stock is reserved for issuance. Such share reserve consists solely of the unused and converted share reserves and potential reversions to the share reserves with respect to certain Macromedia and Omniture plans (as described below). The share reserve is divided into Reserves A through E. As of November 27, 2009, the reserves were as follows:

Reserve(1)	Shares of Common Stock, Including Unused Share Reserve and Reversions (#)	Acquired Plans from which Unused Share Reserve and Reversions Are Comprised	Last Day Stock Can Be Awarded from Reserve
B	626,261	Macromedia, Inc. 2002 Equity Incentive Plan	November 10, 2014
		Allaire Corporation 1997 Stock Incentive Plan
		Allaire Corporation 1998 Stock Incentive Plan
		Allaire Corporation 2000 Stock Incentive Plan
C	1,812,132	Omniture, Inc. 2006 Equity Incentive Plan	March 23, 2016
D	15,921	Omniture, Inc. 2007 Equity Incentive Plan	June 30, 2015
E	472,778	Omniture, Inc. 2008 Equity Incentive Plan	July 14, 2014

(1)
Reserve A, which comprised shares from the Andromedia, Inc. 1999 Stock Plan acquired in connection with the Macromedia acquisition, expired on August 1, 2009.

        The Assumption Plan limits the number of shares that may be issued from Reserves A and B in the form of stock purchase rights, stock bonuses, restricted stock units, performance shares, or performance units to 100,000 shares of our common stock. For each award granted under Reserves C, D or E, the applicable reserve will be reduced by one share of common stock for each stock option or stock appreciation right, and by 1.77 shares of common stock for all other awards. If an award for any reason expires, terminates or is canceled without having been exercised or settled in full, or if shares of stock acquired pursuant to an award are forfeited or repurchased by us, those shares will be added back to the applicable reserve in the amount corresponding to the original reduction and will again be available for issuance under the Assumption Plan.

        Our Board may terminate or amend the Assumption Plan at any time subject to applicable rules. In the event of a sale of substantially all of our voting stock, a merger involving us, the sale of substantially all of our assets, or a liquidation or dissolution of us, stock awards covered by the Assumption Plan may be assumed or substituted by a successor entity. In the event that a successor entity elects not to assume or substitute for such stock awards, the stock awards will become fully vested.

        In addition to the Assumption Plan, we currently maintain seven equity compensation plans assumed by us in connection with the Macromedia acquisition and 10 plans assumed by us in connection with the Omniture acquisition under which stock awards had been granted by predecessor entities that remained outstanding at the time of the Macromedia and Omniture acquisitions, respectively. The "Equity compensation plans not approved by stockholders" row in the "Equity Compensation Plan Information" table shows aggregated share reserve information for these plans and awards. Other than the Assumption Plan, no future awards may be granted under these plans.

        We also assumed certain non-stockholder approved grants made outside of the Assumption Plan and outside of the additional assumed equity compensation plans. As of November 27, 2009, these assumed grants covered a total of 120,602 shares of our common stock at a weighted average exercise price of $11.82. The shares to be issued upon exercise of these grants are aggregated in the row in the table above regarding our equity compensation plans not approved by stockholders.

        Please see Part II, Item 8 "Financial Statements and Supplementary Data" of our 2009 Annual Report on Form 10-K in the notes to Consolidated Financial Statements at Note 13, "Stock-based Compensation" for further information regarding our equity compensation plans and awards.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

        Adobe's vision is to revolutionize how the world engages with ideas and information. In order to support our product and technical innovation with strong execution, Adobe strives to create a dynamic work environment that attracts and retains great people that contribute directly to organizational priorities, innovation, customer focus and growth for Adobe. Our Total Rewards Program, which covers compensation and benefits for all levels of employees including executive compensation, plays a fundamental role in creating this environment by rewarding our employees for the successful execution of our business objectives. The primary objectives of our Total Rewards Program are:

  •
  inspiring executives and employees to achieve and exceed strategic, operational and financial short- and long-term goals by rewarding strong execution with individual compensation without encouraging unnecessary or excessive risk-taking;

  •
  attracting, engaging, developing and retaining high performing executives and employees; and

  •
  aligning the interests of our executives and employees and our stockholders.

        To achieve these objectives, our Total Rewards Program uses a mix of compensation elements, including:

  •
  base salary;

  •
  cash incentives;

  •
  equity incentives;

  •
  employee benefits and perquisites; and

  •
  change of control benefits.

        This Compensation Discussion and Analysis provides information regarding our Total Rewards Program for the following executives (these named executive officers are referred to in this Compensation Discussion and Analysis and in the subsequent tables as our "NEOs"):

  Shantanu Narayen, President and Chief Executive Officer
  Mark Garrett, Executive Vice President and Chief Financial Officer
  John Loiacono, Senior Vice President, Creative Solutions Business Unit
  Kevin Lynch, Senior Vice President, Chief Technology Officer
  Matthew Thompson, Senior Vice President, Worldwide Field Operations

        Our compensation philosophy has been generally to compensate our NEOs at approximately the 60th to 65th percentile of our direct peer company group for target performance, with respect to each of cash, equity and cash and equity compensation combined ("total target compensation"), and above this target for strong performance, to compete in hiring and retaining the best possible talent and maintain a reasonable and responsible cost structure. We also consider the internal pay positioning of target levels of compensation relative to other Adobe executives and the level of unvested incentive awards and opportunities that we believe would enable us to retain the NEOs in light of potential competing offers from other companies. In fiscal year 2009, however, due to the uncertain economic climate and concerns of the Executive Compensation Committee and our Chief Executive Officer about retaining our executives, overall fiscal year 2009 total target compensation was ultimately set at what the Executive Compensation Committee generally believed was approximately the 50th to 75th percentile for each of cash, equity and total target compensation for our direct peer group for target performance by the company and individual, based on data adjusted to approximate the effects of the recession. We also adjusted the mix in types of equity awarded to our executives.

Role of Our Executive Compensation Committee, External Compensation Consultants and Management

Executive Compensation Committee

        The Executive Compensation Committee oversees and provides strategic direction to management regarding many elements of Adobe's Total Rewards Program generally. It also reviews and approves the compensation and severance rights of Adobe's Section 16 officers (our "executive officers"), including the NEOs. As part of this review, the Executive Compensation Committee regularly solicits input from the Executive Compensation Committee's independent executive compensation consultants. In fiscal year 2009, the Executive Compensation Committee met regularly in executive session with its independent compensation consultants without management present, and the Chair of the Executive Compensation Committee occasionally met separately with these consultants, both with and without management present. The Executive Compensation Committee also has the authority to obtain independent advice and assistance from internal or external legal, accounting and other advisors, at Adobe's expense. The Executive Compensation Committee remains solely responsible for making the final decisions on compensation for our executive officers, including the NEOs.

Executive Compensation Consultant

        Beginning in 2008, the Executive Compensation Committee engaged Compensia, Inc. to advise it on executive compensation matters, due to Compensia's expertise in the software industry, its knowledge of our peer group companies and its geographical proximity, enabling frequent in-person attendance at Executive Compensation Committee meetings. Compensia provided the following services on behalf of the Executive Compensation Committee during fiscal year 2009:

  •
  reviewed and provided recommendations on composition of the peer group, and provided compensation data relating to executives at the selected peer group companies;

  •
  conducted a comprehensive review of the total compensation arrangements for all executive officers of Adobe;

  •
  provided advice on executive officers' compensation;

  •
  assisted with executive equity program design, including analysis of equity mix, aggregate share usage and target grant levels;

  •
  conducted Board compensation review and provided recommendations to the Executive Compensation Committee and the Board regarding director pay structure;

  •
  updated the Executive Compensation Committee on emerging trends/best practices in the area of executive and board compensation; and

  •
  reviewed the Compensation Discussion and Analysis for inclusion in this proxy statement.

        Other than providing limited advice to the Human Resources department regarding equity grant sizes and guidelines and equity data analysis for Adobe's non-executive employees (as authorized by the Chair of the Executive Compensation Committee), Compensia does not provide any other services to Adobe. Adobe pays the cost for Compensia's services.

Management

        Adobe's Human Resources, Finance and Legal departments work with our Chief Executive Officer to design and develop new compensation programs applicable to NEOs and other executive officers, to recommend changes to existing compensation programs, to recommend financial and other performance targets to be achieved under those programs, to prepare analyses of financial data, to prepare peer compensation comparisons and other committee briefing materials and ultimately, to implement the decisions of the Executive Compensation Committee. Members of these departments and our Chief Executive Officer also meet separately with Compensia to convey information on proposals that management may make to the Executive Compensation Committee, as well as to allow Compensia to collect information about Adobe to develop its own proposals.

        In addition, our Chief Executive Officer conducted reviews of the performance and compensation of the other NEOs, and based on these reviews, made his recommendations for fiscal year 2009 target compensation levels (including adjustments to base salary and target cash incentive levels) directly to the Executive Compensation Committee. The Chair of the Executive Compensation Committee also separately solicited our Chief Executive Officer's views regarding his own potential equity compensation for fiscal year 2009, and considered these views as a factor in determining his equity incentive compensation. No NEO was present or participated in the determinations or deliberations of the Executive Compensation Committee regarding the amount of any component of his own fiscal year 2009 compensation package.

Comparative Framework

        Adobe reviews relevant market and industry practices on executive compensation. We do so to balance our need to compete for talent with the need to maintain a reasonable and responsible cost structure while aligning our executive officers' interests with those of our stockholders.

Peer Group

        To assist the Executive Compensation Committee in its deliberations on executive compensation, Compensia collects and analyzes data against the Executive Compensation Committee's criteria, as described in the table below, to provide recommendations to the Executive Compensation Committee on the composition of our "direct peer group."

        Each year, the Executive Compensation Committee reviews and updates our direct peer group, as necessary, to ensure that the comparisons are meaningful. Based on the factors described in the table below and management's input, for fiscal year 2009, Compensia recommended, and the Executive Compensation Committee approved, adding BMC Software, Inc. and NVIDIA Corporation to the direct peer group, and removing Business Objects S.A. (which had been acquired). While the Executive Compensation Committee reviewed the compensation practices of a number of additional companies, including those of larger companies considered to be "reference peers," this information was only used as reference material regarding best practices and types of compensation programs being used by such companies, and was not material to the Executive Compensation Committee's decision-making process on individual fiscal year 2009 compensation.

 Direct Peer Group

General Description	Criteria Considered	Peer Group List
High-technology companies at which our NEOs' positions would be analogous in scope and complexity, which operate in similar or related businesses to Adobe, and with which Adobe competes for talent	Global multi-faceted software companies with revenues less than $10 billion and at least four of the following (within 0.5x to 2.0x of Adobe's comparable metric, for quantitative criteria): (i) revenue; (ii) operating margin; (iii) profit margin; (iv) market capitalization; (v) number of employees; (vi) software/internet industry; (vii) global reach; and (viii) multi-faceted business	Autodesk, Inc. BMC Software, Inc. eBay Inc. Electronic Arts Inc. Intuit Inc. Juniper Networks, Inc. McAfee, Inc. NetApp, Inc. NVIDIA Corporation Symantec Corporation VeriSign, Inc. Yahoo! Inc.

        Compensia then prepares a compensation analysis compiled from executive compensation surveys, as well as data gathered from publicly available information, regarding the companies that the Executive Compensation Committee has selected as members of our direct peer group. As this compensation data is based on reported data from prior years instead of current data, the data is adjusted in order to bring it to presumed current market levels for the direct peer group; for fiscal year 2009, Compensia adjusted it by increasing it 4.2%. The Executive Compensation Committee uses this data to compare the current compensation of our executives to the direct peer group and to determine the relative market value for each NEO position, based on direct, quantitative comparisons of pay levels.

Elements of Compensation

        The Total Rewards Program includes base salary, an annual cash incentive opportunity, equity incentive awards, benefits and perquisites, as well as severance benefits upon or following a change of control. Within the Total Rewards Program, the percentage of incentive compensation, or "at-risk" pay, increases with job responsibility, consistent with the practices of our direct peer group companies. At the executive officer level, we place the greatest emphasis on linking pay to performance so as to align the interests of these individuals directly with those of our stockholders. Under this compensation structure, when results do not meet expectations, Adobe's NEOs may receive compensation that is below market in comparison to Adobe's peer companies. Similarly, when superior results are achieved, the NEOs may receive significant above-market rewards.

 Compensation Objectives

Objectives
Compensation Element	Description	Compete in the Market	Retain	Reward Short-Term Performance	Reward Long-Term Performance
Base Salary	Base salary provides market competitive compensation in recognition of role and responsibilities.	✓	✓
Cash Incentives
	Cash incentives are earned in full or in part only if (i) we achieve certain pre-established one-year company performance targets, (ii) the recipient achieves individual performance levels or objectives, and (iii) the recipient remains employed with Adobe for the performance period.	✓	✓	✓
Equity Incentives
	Equity incentives are awarded annually and upon hire. Awards vest over multiple years of employment, providing both short- and long-term retention incentives, while also aligning employee interests with stockholder interests by providing an opportunity for increased rewards as stockholder return increases. See the "Fiscal Year 2009 Types of Equity Incentive Awards" table below for information about the types of awards.	✓	✓	✓	✓
Employee Benefits and Perquisites	Benefits programs for all Adobe employees provide protection for health, welfare and retirement.	✓	✓
Change of Control Benefits
	Benefits to be provided to executives in the event of a change of control of Adobe, which are intended to minimize the distraction caused by a potential transaction and allow executives to remain focused on normal business operations, reducing the risk that an executive officer departs Adobe before a transaction is consummated or the business transitions are completed.	✓	✓

Competitive Positioning

        As discussed above, we have generally targeted cash compensation, equity compensation and total target compensation at approximately the 60th to 65th percentile of our direct peer group for target performance. In any given year, the Executive Compensation Committee may set the actual individual compensation components or base salary, cash incentives and equity incentives for an individual executive officer, including an NEO, above or below the targeted range based on factors such as experience, performance achieved, internal pay equity, specific skills or competencies, retention objectives, the desired pay mix (e.g., emphasizing short- or long-term results), risk management concerns, and our operating plan. In addition, the Executive Compensation Committee may review the number of outstanding unvested equity incentive awards held by an NEO and the unvested gains realizable from previous equity awards to the NEOs, as this information helps determine the level of incentive that may be needed to persuade these individuals to remain with Adobe and to achieve success. Of these factors, competitive pay practices, as reflected in the direct peer group data, are the primary determinant of the range within which individual compensation is set. The amount of past vested compensation, including amounts realized or realizable from prior equity awards, has generally not been a material factor in the Executive Compensation Committee's determinations, although it has been provided.

        As a result of the global economic recession and overall decline in the stock market (including in Adobe's stock price), Compensia advised our Executive Compensation Committee that reported equity grant values for 2008 from the direct peer group data may not be appropriate benchmarks for purposes of establishing our fiscal year 2009 equity incentive compensation levels. Compensia therefore provided an additional analysis that reduced the recommended targeted value of the equity compensation based on the benchmark data from our direct peer group by approximately 40%. This reduction was designed to mirror the approximately 40% decline in market capitalization for our direct peer group, approximating the effect of the recession on equity compensation levels. The Executive Compensation Committee considered both analyses in determining the appropriate ranges. Because this data was not precise, the Executive Compensation Committee targeted an expanded range of approximately the 50th to 75th percentile for NEO equity compensation for analogous positions at our direct peer companies. Due to the unique nature of Mr. Lynch's role as both the Chief Technology Officer and head of a business unit, however, there were not directly comparable positions for him, and therefore the Executive Compensation Committee relied primarily on his unique role, his level of performance and comparisons to his internal peers' compensation in determining his compensation.

Pay Mix

        In setting the mix between the different elements of executive compensation, we do not target specific allocations, but generally weight total target compensation more heavily toward incentive compensation, which includes elements of both cash and equity. In determining base salary, cash incentive opportunity and equity incentives, the total target cash compensation opportunity (base salary and cash incentive opportunity) was generally weighted less than the total target equity compensation opportunity based on the estimated value at the date of grant. Demonstrating these general weightings and their emphasis on performance, the compensation mix for our Chief Executive Officer and the average compensation mix for the other NEOs that resulted from the fiscal year 2009 determinations, at target, were approximately:

Shantanu Narayen Target Pay Mix

Other NEOs' Average Target Pay Mix

        These allocations reflect our belief that a significant portion of the NEOs' compensation should be performance-based and therefore "at-risk" based on Adobe's performance. Since cash incentive opportunities and equity incentive awards have both upside opportunities and downside risks, the target percentages set at the beginning of a fiscal year and reflected in the charts above may not reflect the percentage of compensation actually earned. In fiscal year 2009, neither the cash incentives nor the performance share awards were earned, so the percentages shown above are not representative of actual fiscal year 2009 compensation.

Risk Analysis of Performance-Based Compensation Plans

        The Executive Compensation Committee believes that although the majority of total target compensation provided to our executive officers is performance-based, our executive compensation programs do not encourage excessive and unnecessary risk-taking. The design of these compensation programs is intended to encourage Adobe's executive officers to remain focused on both the short-and long-term operational and financial goals of the company in several key respects. For example, the Executive Bonus Plan (as described below) measured only one year, but it included both revenue and operating profit metrics that must be achieved, to provide balanced objectives emphasizing both revenue generation and expense management. Our performance-based plans (both of which are described below) included caps that in recent years have ranged from 110% to 200% of the target awards. We believe these caps limit the incentive for excessive risk-taking by our executives. In addition, equity incentive awards included three different types of equity, which helped to diversify the executives' interests and limit the potential value of excessive risk-taking. Annual equity incentive awards for fiscal year 2009 vested 25% each year over four years, encouraging executive officers to focus on sustained stock price appreciation over the long term. Furthermore, our executive officers are all subject to and in compliance with our Stock Ownership Guidelines, described below under "Ownership Guidelines and Policies—Stock Ownership Guidelines," which encourage a level of stock ownership that we believe appropriately aligns their interests with those of Adobe's stockholders.

Base Salary

        Adobe instituted a broad-based salary freeze during fiscal year 2009 in reaction to the global economic recession. For fiscal year 2009, the Executive Compensation Committee reviewed base salaries of the NEOs and approved a base salary increase for only one NEO, Mr. Thompson, as his base compensation was below the 50th percentile of his comparators at our direct peer group companies. Because of the broader salary freeze, however, Mr. Thompson declined to accept the base salary increase, and the Executive Compensation Committee therefore ratified his prior year's base salary as his fiscal year 2009 base salary. The Executive Compensation Committee maintained the existing base salaries for the other NEOs based on comparing these salaries to the base salary levels of the comparators at our direct peer group companies and determining that the fiscal year 2008 base salaries fell at approximately the 50th to 75th percentile for our direct peer group, as well as considering the roles and responsibilities and past and anticipated potential performance of the individual executives.

Cash Incentives

  Annual Cash Incentive Plan

      Objectives and Target Cash Incentive Percentages

        In fiscal year 2006, our Executive Compensation Committee and stockholders approved our Executive Cash Performance Bonus Plan (the "Master Bonus Plan"), which will continue until the earlier of (i) the date the Executive Compensation Committee terminates the Master Bonus Plan, and (ii) the last day of the plan year ending in 2010, unless the Master Bonus Plan is re-approved by our Executive Compensation Committee and our stockholders prior to such date. Amounts paid under the Master Bonus Plan are contingent upon the achievement of pre-determined performance goals, which are generally set annually under the annual cash incentive plan. The objectives of the Master Bonus Plan are to:

  •
  drive revenue growth and operating profit achievement;

  •
  drive execution of operating plan and strategic financial objectives; and

  •
  reward executives when Adobe meets these objectives.

        The target annual cash incentive opportunity makes up a larger portion of an NEO's total target compensation and total target cash compensation as the executive's level of responsibility increases. The Executive Compensation Committee compares the size of each target cash incentive opportunity percentage to the direct peer group data provided by Compensia and to the target cash incentive percentages of our other executives in light of their responsibilities and achievements.

        The target award is expressed as a percentage of base salary earned during the year. The target cash incentive percentages in fiscal year 2009 for Messrs. Garrett, Lynch, and Thompson increased from fiscal year 2008, thereby setting their target cash incentive opportunities at approximately the 60th percentile for our direct peers. These cash incentive percentage increases were made based on competitive market data, as well as internal equity based on the increasing complexity of their roles. The other NEOs' cash incentive opportunities were already at approximately the 60th to 75th percentile and therefore were not changed. The target annual cash incentive opportunity amounts and actual cash incentive earned under the Executive Bonus Plan for fiscal year 2009 for each NEO were as follows:

Executive Bonus Plan Target Cash Incentives

Name	Salary(1) ($)	Target Cash Incentive Percentage(2) (%)	Target Cash Incentive(3) ($)	Actual Cash Incentive Earned(4) ($)
Shantanu Narayen	875,000	125	1,093,750	—
Mark Garrett	510,000	100	510,000	—
John Loiacono	471,450	70	330,015	—
Kevin Lynch	421,000	70	294,700	—
Matthew Thompson	450,500	100	450,500	—

(1)
Actual base salary earned during fiscal year 2009 shown.

(2)
Target cash incentive percentages for Messrs. Garrett, Lynch and Thompson were increased from fiscal year 2008 levels of 85%, 60% and 85%, respectively, effective April 1, 2009.

(3)
Target cash incentive amount is calculated based on base salary amounts earned during the fiscal year.

(4)
No cash incentives were earned in fiscal year 2009 under the Executive Bonus Plan, as discussed below.

      Performance Goals

        In early 2009, the Executive Compensation Committee approved the Fiscal Year 2009 Executive Annual Incentive Plan (the "Executive Bonus Plan") pursuant to the terms of the Master Bonus Plan, with performance goals based on our Board-approved internal operating plan for the upcoming fiscal year. As part of the Executive Bonus Plan, the Executive Compensation Committee set threshold, target and maximum performance levels based on the Board-approved internal operating plan. Our performance goals under the Executive Bonus Plan were not altered after they were adopted, despite the continued effect of the global economic recession on our performance during the fiscal year.

        For fiscal year 2009, the Executive Bonus Plan required that Adobe achieve a threshold revenue metric, using revenue determined in accordance with U.S. generally accepted accounting principles ("GAAP"), for NEOs and other eligible executives to be eligible to earn any incentive under the Executive Bonus Plan, and that Adobe achieve separate threshold adjusted revenue and adjusted operating profit metrics to determine the payments under the Executive Bonus Plan (as described in the table below). The adjusted revenue and adjusted operating profit metrics were set forth in a matrix, an excerpt of which is also shown below. If the GAAP revenue funding threshold metric was achieved, the matrix would be used to determine the Corporate Result Percentage (as explained below) for the Executive Bonus Plan. If any of the minimum threshold metrics, described in the table below, were not met, no awards under the Executive Bonus Plan would be earned.

2009 Executive Bonus Plan Metrics

Metric	Target ($)	Metric Definition and Minimum Threshold Metric Achievement	Minimum Threshold Metric ($)
GAAP Revenue (funding threshold metric)	3.41 billion	90% of Board-approved internal operating plan GAAP revenue target, excluding revenue attributable to our acquisition of Omniture, Inc.	3.07 billion
Adjusted Revenue (matrix funding metric)	3.41 billion	90% of GAAP Revenue (as defined above) target adjusted for shippable backlog, excluding revenue attributable to our acquisition of Omniture, Inc.	3.07 billion
Adjusted EBP Operating Profit (matrix funding metric)	1.41 billion
		75% of our Board-approved internal operating plan Non-GAAP operating profit target plus the operating profit associated with shippable backlog, and excluding the expenses associated with our profit sharing, quarterly incentive and annual incentive plans (including the Executive Bonus Plan) as well as revenue and costs attributable to our acquisition of Omniture, Inc. Adobe's Non-GAAP operating profit excludes stock-based and deferred compensation expense, restructuring charges, and amortization of purchased intangibles, incomplete technology and technology license arrangements.	1.06 billion

        If we met the funding threshold metric for GAAP Revenue, and only achieved the minimum matrix funding metrics, minimum funding of 23% of the target cash incentive level would result; achievement of greater than the minimum metrics would increase the funding, up to maximum of 110% of the target level, with the exact percentage of one of the matrix funding metrics required to achieve a maximum award dependent on the percentage achievement of the other matrix funding metric. An excerpt of the applicable matrix is shown below, to demonstrate how these two metrics interrelate in determining the "Corporate Result" percentage described below.

Executive Bonus Plan Matrix Excerpt
Corporate Result Percentage

        For fiscal year 2009, each of the three minimum threshold metrics approved by the Executive Compensation Committee was lower than the corresponding percentage thresholds under the fiscal year 2008 equivalent to the Executive Bonus Plan, due to the continuing uncertainty about the effect of the global economic recession on Adobe's business at the time the fiscal year 2009 plan was adopted. In further recognition of this uncertainty, and in consideration of these lowered thresholds, the maximum payout was also reduced from 200% to 110% of the target cash incentive award. As a comparison, under the fiscal year 2008 executive bonus plan, up to 200% payout was possible, but failure to achieve at least 95% of the Adjusted Revenue target and 90% of the Adjusted EBP Operating Profit target would have resulted in no award being earned, and achievement of the minimum threshold metrics would have resulted in minimum funding of 27% of target levels.

        The amount actually earned by an NEO, after determining the Corporate Result Percentage funding level as described above, was to be determined based on the NEO's Individual Result Percentage and the Corporate Result Percentage, calculated as follows:

Target Cash Incentive ($)	X	Corporate Result (%)	X	Individual Result (%)	=	Actual Cash Incentive Payment ($)
Base salary times applicable target cash incentive percentage, as shown in the "Executive Bonus Plan Target Cash Incentives" table above
Determined under the matrix based on the Corporate Result Percentage matrix illustrated above, for achievement up to 100% (if the Corporate Result exceeded 100%, adjustment was also possible based on performance of certain business and functional units); the maximum possible Corporate Result was 110% and the minimum possible Corporate Result was 0%
Based on each NEO's achievement of individual goals (approved by the Executive Compensation Committee for the Chief Executive Officer and by the Chief Executive Officer for all other NEOs) tied to the internal operating plan and strategic objectives; could not exceed 100% (and only applicable if Corporate Result was greater than 0%)

      Results

        The Executive Compensation Committee believed, at the time the corporate and individual goals were set for fiscal year 2009, that the Executive Bonus Plan goals were achievable, but only with significant effort. During fiscal year 2009, however, our business was broadly impacted by the global economic recession and generally weak macro-economic environment. This resulted in a significant year-over-year decline in our revenue and operating results. During fiscal year 2009 as compared to fiscal year 2008, our total GAAP Revenue decreased by $634.0 million or 18%. The unanticipated magnitude of the effects of the recession on our business in fiscal year 2009 resulted in actual GAAP Revenue achievement of approximately $2.9 billion, or 86% of the target, which did not meet the minimum funding threshold metric. As a result, no cash incentives were funded or paid under the Executive Bonus Plan, and no Individual Result Percentages were assigned.

  Other Cash Incentives

        We also have an annual bonus pool of $60,000 approved by the Executive Compensation Committee that may be awarded by our Chief Executive Officer to executive officers, including the NEOs, other than himself, as special recognition bonuses. No bonuses were awarded in fiscal year 2009 from this bonus pool.

        In addition, the Executive Compensation Committee retains authority to pay additional discretionary bonuses outside the Executive Bonus Plan if warranted. In fiscal year 2009, the Executive Compensation Committee did not authorize any such discretionary bonus payments outside of the Executive Bonus Plan to the NEOs. The Executive Compensation Committee believed that, given the economic environment, organizational changes that impacted Adobe employees and overall company performance, despite strong to exceptional levels of individual performance by the NEOs, providing discretionary bonuses to executives was not appropriate.

Equity Incentives

  Goals of Equity Compensation

        We use equity compensation to motivate and reward strong corporate performance and to retain valued executives. We also use equity incentive awards as a means to attract and recruit qualified executives. We believe that equity awards serve to align the interests of our executives with those of our stockholders by rewarding them for stock price growth and the achievement of key operational goals. By having a significant majority of the NEOs' total target compensation payable in the form of equity and, thus, subject to higher risk than cash compensation, our executives are motivated to align themselves with our stockholders by taking actions that will benefit Adobe and its stockholders in the long-term.

  Types of Equity Compensation

        The Executive Compensation Committee, with input from management and our Chief Executive Officer, determined the mix of equity incentive awards to achieve the desired level of equity compensation and the desired performance and retention objectives. For fiscal year 2009, the Executive Compensation Committee made changes to the mix of equity incentive awards to be granted to our executive officers, including the NEOs, by including time-based RSU awards, for several reasons. First, in recent years, the market trend among our direct peer companies has been to include RSUs or restricted stock as one of their equity components, and including RSUs made our equity compensation more competitive. Further, while the Executive Compensation Committee believed that the goals under our cash and performance-based equity incentive plans were achievable, they also believed that including RSUs helped to mitigate the risk that no awards would be earned under our performance-based programs, and the resulting loss of retention incentives, if the effects of the broader economy on our business during fiscal year 2009 became worse than anticipated at the beginning of fiscal year 2009. The Executive Compensation Committee therefore determined it was appropriate to include RSUs as one element of Adobe's equity compensation program.

        For fiscal year 2009, the Executive Compensation Committee approved an equity mix of 50% stock options, 25% performance shares and 25% RSUs for the NEOs, based on the estimated fair market value of the awards. The Executive Compensation Committee believes that this allocation was appropriate in light of the significant financial turmoil and uncertainty in the financial markets and the uncertainty during the period leading up to the annual awards, and that this mix provided an appropriate balance of risk/reward and retention as well as appropriately considered the relative dilutive effect of each type of award to our stockholders.

        The equity incentive component of our 2009 Total Rewards Program therefore consisted of grants of performance shares, stock options and RSUs. For fiscal year 2009, each of these award types would vest over four years, thus providing a strong retention mechanism, while also serving other objectives as well. The table below summarizes additional information for each type of award.

Fiscal Year 2009 Types of Equity Incentive Awards

Type of Equity/Value Allocation Percentage	Description	Objectives/Dilutive Effect	Vesting(1)
Stock Options (50%)	Options to purchase Adobe common stock with an exercise price equal to the closing market price of our common stock as reported on NASDAQ on the grant date	Provide strong reward for growth in our stock price, as the entire value of stock options depends on future stock price appreciation; provide a strong incentive for our executives to remain employed with us, as they require continuous employment while vesting; and have the highest relative dilutive effect	Vest in equal monthly installments over a period of four years after the date of grant, except for new-hire grants, which vest 25% on the first anniversary of the grant date and then in equal monthly installments thereafter for the following three years
Performance Shares (25%)
Stock-settled RSUs subject to performance- and time-based vesting conditions; one-year performance period determines the total number of shares eligible to be earned, with moderate benefits for overachievement but significant consequences for underachievement, including no award being earned
		Focus executives on annual performance goals while also providing a strong long-term performance and retention incentive, as they require continuous employment to vest; use fewer shares than stock options, so less dilution; and provide moderate reward for growth in our stock price	Vest 25% upon the later of certification of performance results or the first anniversary of the date of grant; the remainder vest in equal annual installments over three additional years
RSUs (25%)	Stock-settled awards subject to time-based vesting
		Provide a strong incentive for our executives to remain employed with us, as they require continuous employment while vesting; use fewer shares than stock options, so less dilution; and provide moderate reward for growth in our stock price	Vest in equal annual installments over a period of four years

(1)
Our equity awards are also subject to certain acceleration provisions as described below under "Effect of Retirement, Death and Disability on Equity Compensation Awards" and under "Severance and Change of Control Compensation."

        Executive officers do not pay any purchase price for performance shares or RSUs, meaning the awards have value (once the performance threshold is achieved, for performance shares), even if our stock price does not rise. Therefore performance shares and RSUs have a greater value, on a per-share basis, at the time of grant than stock options, and thereby encourage retention through the use of time-based vesting, regardless of short-term stock price fluctuations. In contrast, stock options may have little perceived retentive value if the stock price declines after the grant date, but may provide a greater incentive to drive stock price increases than the other types of equity compensation.

  Value and Award Determination

        For fiscal year 2009, the Executive Compensation Committee, with input from Compensia, management and our Chief Executive Officer, determined the level of equity compensation opportunity for each of the NEOs based upon direct peer company data (as adjusted by Compensia, as described above), and, to a lesser degree, the other factors for determining compensation discussed in "Competitive Positioning" above. As with cash incentives, the Executive Compensation Committee believes that the target equity incentive compensation opportunity should make up a greater portion of an NEO's potential total target compensation as the individual's level of responsibility increases. Equity awards are viewed in the aggregate (by value) when evaluating our positioning with respect to our direct peer group, because we and these peer companies award equity in a variety of ways (e.g., stock options, restricted stock, RSUs and/or performance shares) and because the market data we review evaluates the equity awards on an aggregate value basis only, not based on each type of equity award.

        The following table sets forth the number of options, performance shares (target, maximum and earned) and RSUs granted to each of the NEOs, as well as the estimated value of the total equity awarded to each of the NEOs, in fiscal year 2009:

Equity Awards During Fiscal Year 2009

		Performance Share Program
Name	Stock Options (#)	Target Award(1) (#)	Maximum Award(2) (#)	Actual Achievement(2) (#)	RSUs (#)	Total Equity Award Value(3) ($)
Shantanu Narayen	285,300	47,550	54,683	—	47,550	4,500,000
Mark Garrett	126,600	21,100	24,265	—	21,100	2,000,000
John Loiacono	99,000	16,500	18,975	—	16,500	1,560,000
Kevin Lynch	126,600	21,100	24,265	—	21,100	2,000,000
Matthew Thompson	99,000	16,500	18,975	—	16,500	1,560,000

(1)
Achievement of exactly 100% of the Adjusted Revenue target and 100% of the Adjusted PS Operating Profit target (as described below) would result in performance share awards equal to 105% of the target award amounts shown in this table. See the "Performance Share Program Matrix Excerpt" below.

(2)
The maximum number was granted, but that maximum number was subject to a reduction to zero, as shown in the "Actual Achievement" column, based on failure to achieve the GAAP Revenue funding threshold metric. See the "Performance Share Program Matrix Excerpt" below.

(3)
Equity values were calculated based on a price of $23.67 per share for each RSU and target performance share, with shares rounded to the nearest fifty; this value was the 30-day average of our stock price during November 2008, which was just prior to the development of the equity compensation award recommendations. Each stock option share was valued at 1/3 the value of an RSU share, as that approximated the value ratio of a stock option share to an RSU share under the Black-Scholes option pricing model. Please see "Competitive Positioning" above for a discussion of how our total equity award values relate to the target percentile ranges of comparable compensation elements for our direct peer companies.

        Immediately after the fiscal year 2009 equity compensation awards were made, each NEO other than the Chief Executive Officer held unvested equity with a value equal to approximately 5 to 8 times his base salary, and our Chief Executive Officer held unvested equity with a value equal to approximately 9.6 times his base salary. The Executive Compensation Committee believed at the time that these amounts of unvested equity value provided appropriate retention levels for these executives, based on the compensation factors described above under "Competitive Positioning."

  2009 Performance Share Program

        The performance share awards granted in fiscal year 2009 are subject to the terms of our 2009 Performance Share Program, and any shares earned under the awards are issued pursuant to the terms of our 2003 Plan. The size of the fiscal year 2009 awards was determined based on the results achieved during the one-year performance period, as certified by the Executive Compensation Committee. Each NEO was granted an award for the maximum number of shares that he could earn based on the maximum achievement of the pre-established performance metrics, with the actual award to be earned subject to a reduction from the maximum award based on actual performance achievement in the event of less than maximum performance. The threshold, target, and maximum awards for the NEOs are set forth in "Executive Compensation—Grants of Plan-Based Awards for Fiscal Year 2009."

        As with our Executive Bonus Plan, the 2009 Performance Share Program required that Adobe achieve a GAAP Revenue funding threshold metric for NEOs to be eligible to earn any shares under the program, and that Adobe achieve separate minimum adjusted revenue and adjusted operating profit metrics (as specified in the table below). These separate metrics are set forth in a matrix (an excerpt of the matrix is also shown below) used to determine the number of shares actually earned, if any. If any of the minimum threshold metrics, described in the table below, were not met, none of the award would be earned.

        The same GAAP Revenue and Adjusted Revenue metrics, and similar adjusted Non-GAAP operating profit metrics (adjusted for both plans to include the operating profit associated with shippable backlog and also adjusted, in the case of the Executive Bonus Plan only, to remove the expenses associated with cash incentive (including the Executive Bonus Plan) and profit sharing plans), were used as targets for both our equity incentive and cash incentive plans. The use of these metrics in both plans reflects their importance to Adobe as indicators of financial health, including our ability to both generate revenue through sales and control costs as reflected in our operating profit, both of which were expected to provide value to our stockholders. The cash incentive would vest and be payable in full soon after the fiscal year ends, making it a short-term incentive, whereas the performance shares would vest over four years, thereby providing integrated short-term and long-term incentives. The payouts under the equity and cash incentive plans for achieving these targets were weighted somewhat more heavily toward equity, as 100% achievement of these similar goals would have resulted in 105% payout of target equity incentives but only 100% payout of target cash incentives. The Executive Compensation Committee believed this weighting toward equity better aligns the NEOs' interests with our stockholders' interests.

 2009 Performance Share Program Metrics

Metric	Target ($)	Metric Definition and Minimum Threshold Metric Achievement	Minimum Threshold Metric ($)
GAAP Revenue* (funding threshold metric)	3.41 billion	90% of Board-approved internal operating plan GAAP revenue target, excluding revenue attributable to our acquisition of Omniture, Inc.	3.07 billion
Adjusted Revenue* (matrix funding metric)	3.41 billion	90% of GAAP Revenue target adjusted for shippable backlog, excluding revenue attributable to our acquisition of Omniture, Inc.	3.07 billion
Adjusted PS Operating Profit (matrix funding metric)	1.29 billion
		75% of our Board-approved internal operating plan Non-GAAP operating profit (as described above in the 2009 Executive Bonus Plan Metrics table) plus the operating profit associated with shippable backlog, and excluding revenue and costs attributable to our acquisition of Omniture, Inc.	0.97 billion

*
Same metrics, targets and thresholds as Executive Bonus Plan.

        Similar to the Executive Bonus Plan, if we met the funding threshold metric for GAAP Revenue, and only achieved the minimum matrix funding metrics, a minimum award size of 21% of target levels would result. Achievement of greater than the minimum metrics would increase the award size, up to a maximum of 115% of target levels, with the exact percentage of one of the metrics required to achieve a maximum award dependent on the percentage achievement of the other metric. An excerpt of the applicable matrix is shown below, to demonstrate how these two metrics interrelate.

Performance Share Program Matrix Excerpt
Performance Share Award Percentage

        For fiscal year 2009, each of the three thresholds were lower than the minimum threshold metrics approved by the Executive Compensation Committee under the fiscal year 2008 performance plan, due to the continuing uncertainty about the effect of the global economic recession on Adobe's business at the time the fiscal year 2009 plan was adopted. In further recognition of this uncertainty, and in consideration of these lowered thresholds, the maximum payout was also reduced from 200% to 115%. The Executive Compensation Committee believed, at the time the goals were set for fiscal year 2009, that the performance goals under our Performance Share Program were achievable but only with significant effort. These targets were not altered after they were adopted. As a comparison, under the fiscal year 2008 Performance Share Program, the achievement of 100% of the target matrix funding metric levels under our performance share plan resulted in 110% payout of target shares, with up to 200% payout possible, but failure to achieve at least 95% of the Adjusted Revenue target and 90% of the Adjusted PS Operating Profit target would have resulted in none of the award being earned, and achievement of the minimum threshold metrics would have resulted in earning 38% of the target performance share awards. However, the effects of the global economic recession were worse than anticipated, so our actual GAAP Revenue achievement for fiscal year 2009 was only 86% of the target, meaning that no shares were earned under the 2009 Performance Share Program.

        For more information on performance shares granted during fiscal year 2009, see "Executive Compensation—Grants of Plan-Based Awards for Fiscal Year 2009."

Retirement and Deferred Compensation Plan Benefits

        We do not provide our employees, including the NEOs, with a defined benefit pension plan, any supplemental executive retirement plans, or retiree health benefits, except as required by local law or custom for employees outside the United States. The NEOs may participate on the same basis as other U.S. employees in Adobe's Section 401(k) Retirement Savings Plan (the "401(k) Plan"). The 401(k) Plan provides for a matching contribution by Adobe of 50% of the first 6% of the employee's eligible compensation up to a maximum matching cash contribution of $7,350 for both the 2009 and 2010 plan years. Adobe makes a matching contribution to help attract and retain employees and to provide an additional incentive for our employees to save for their retirement in a tax-advantaged manner.

        Adobe also maintains an unfunded, nonqualified deferred compensation plan (the "Deferred Compensation Plan") for senior management and our Board. The Deferred Compensation Plan was adopted to give certain employees, including our executive officers, and our directors the ability to defer receipt of earnings to a later date, which may be an attractive tax planning opportunity. Adobe offers this Deferred Compensation Plan to remain attractive to current and potential executives in a highly competitive market for executive talent. Adobe generally does not contribute to the Deferred Compensation Plan on behalf of the participants; therefore, Adobe's cost to maintain the Deferred Compensation Plan is limited to administration expenses, which are minimal. No NEOs participated in or had an accrued balance under the Deferred Compensation Plan in fiscal year 2009.

Perquisites and Additional Benefits and Programs

        We provide limited perquisites to our executives, including the NEOs. In considering potential perquisites, the Executive Compensation Committee considers the cost to Adobe as compared to the perceived value to Adobe. We offer our executives, including the NEOs, an annual physical paid for by us, which has an approximate cost of $1,600 per person, per year. We believe that the good health of our executives is important to our business.

        In addition, we maintain a limited membership in a Marquis Jet Card Program. Adobe's policy related to this program allows our Chief Executive Officer the use of a private jet for business travel. Other executive officers and employees may accompany the Chief Executive Officer for business purposes only. In addition, our policy allows family members to accompany a participating executive during business travel, if related costs for the family members are paid for by the executive officer. This policy was adopted to allow for efficient travel by the participating executives, which we believe is consistent with market practices. No family members accompanied our executives on the aircraft during fiscal year 2009.

        We also provide the following benefits to the NEOs, on the same terms and conditions as provided to all other eligible employees:

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  health, dental insurance and vision;

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  life insurance;

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  Employee Stock Purchase Plan;

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  medical and dependent care flexible spending account;

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  short- and long-term disability, accidental death and dismemberment; and

  •
  patent award program (cash awards made to any employee, including an NEO, who is an inventor of, or a direct manager of an inventor of, an Adobe patent that is filed with the U.S. Patent and Trademark Office, with a further award if the patent is issued).

        We believe these benefits to be consistent with benefits provided by companies with which we compete for executive-level talent.

Fiscal Year 2010 Retention Awards

        During fiscal year 2009, management and the Executive Compensation Committee shared concern over key talent being aggressively targeted and recruited by other companies and the risk of attrition that could result. As the economy improved during the year, we experienced heavy recruiting of our employees, with equity compensation packages offered to them with much higher values than their current Adobe unvested equity compensation values. As a result, management conducted a key talent review during fiscal year 2009 and identified a select group of individuals who are critical to our strategic priorities and growth, have shown a consistent track record of high performance and/or possess significant technical and institutional knowledge. Management also conducted a comprehensive market review and concluded that, for this select employee group, the current unvested value of outstanding equity was not sufficient to provide appropriate inducements for these key employees to remain with Adobe.

        As a result, Adobe established guidelines for desired values of unvested equity, as multiples of salary, for the select group of employees, based on the level of their current position, competitive factors and internal equity, using the 30-day average closing price of our common stock at the time the analysis was completed. The objectives of these desired values were to align the interests of these employees with those of our stockholders, minimize the risk of attrition, and support employee engagement and commitment to Adobe over the long term. As this review was being conducted, Adobe announced and then completed the acquisition of Omniture, Inc., and therefore has commenced a process to ensure the successful initial integration of the acquired company, which is a key strategic acquisition for us. Given the significance of the acquisition to our long-term strategic priorities, it was essential that we retain critical key talent from both companies.

        Key talent from Omniture was awarded retention RSU awards (and, in a few cases, options as well), with vesting generally similar to Adobe's standard new hire awards, shortly after the acquisition closed in late fiscal year 2009. To achieve the desired values of unvested equity for the Adobe key talent, the Executive Compensation Committee approved retention RSU awards in late fiscal year 2009 to a select group of non-executive officers, and approved retention RSU awards in fiscal year 2010 to a select group of executive officers, including a number of the NEOs, and other senior executives, at the same time it considered annual equity awards for our executive officers. For these NEOs, the retention RSU awards achieved the desired values of unvested equity equal to 5 to 10 times their fiscal year 2010 base salaries, based on the average stock price used in the analysis described above. These awards are in addition to the normal 2010 annual awards and are intended to provide significant value to the employees, but only if they remain with Adobe through this critical period of change and integration. The Executive Compensation Committee chose not to grant Mr. Narayen a fiscal year 2010 retention RSU award, instead addressing its retention concerns with respect to him through the size of his fiscal year 2010 annual awards. Both the 2010 annual and retention RSU awards made to the NEOs are included in the amounts shown in "Proposal 2—New Plan Benefits."

        To ensure that these awards only reward retention, the awards to the Adobe key talent vest with respect to 50% of the shares two years after the grant date, and the remainder of the shares vest in equal annual installments over the following two years.

Granting Guidelines for Equity Compensation

        Adobe has adopted written equity grant guidelines setting forth our grant practices and procedures for all equity awards. Pursuant to these guidelines:

  •
  the effective grant date for our annual equity awards granted to our employees, including the NEOs, is January 24th of each year, or the first trading day thereafter, unless another date is approved and documented by the Executive Compensation Committee;

  •
  the effective grant date for executive officer new hire stock option awards is the next 15th day of a month following the individual's hire date, or the first trading day thereafter;

  •
  the effective grant date for non-executive officer new hire stock option, performance share and RSU awards is the 15th day of the month following the month of the employee's hire date, or the first trading day thereafter unless the performance share program for the current fiscal year has not yet been adopted (in which case the performance share award and any accompanying RSU award will be granted when the program is adopted); and

  •
  the effective grant date for executive officer new hire RSU and performance share awards is the executive officer's hire date unless the performance share program for the current fiscal year has not yet been adopted (in which case the performance share award and any accompanying RSU award will be granted when the program is adopted).

        Because the grant dates are pre-established, the timing of the release of material nonpublic information does not affect the grant dates for equity awards, and Adobe does not time the release of material nonpublic information based on equity award grant dates.

        Our Executive Compensation Committee approves all grants made to our executive officers at an in-person or telephonic meeting on or before the grant date. The Executive Compensation Committee also has the authority to approve non-executive officer stock option, performance share and RSU awards on or before the grant date. Our Board has delegated to a Management Committee for Employee Equity Awards the authority to approve stock option, performance share and RSU awards to non-executive officer employees in accordance with the granting guidelines described above. Pursuant to its charter, the Executive Compensation Committee has the authority to establish the terms and conditions of our equity awards; therefore, the Executive Compensation Committee may make exceptions to Adobe's granting guidelines in its sole discretion.

        All stock option awards are granted with an exercise price equal to or (for example, in some instances for awards outside the United States) greater than the fair market value of the underlying stock on the effective grant date (or, in accordance with the terms of our approved equity plans, the fair market value of the underlying stock on the date prior to the effective grant date, if an award is made on a non-trading day).

Ownership Guidelines and Policies

Stock Ownership Guidelines

        As part of our overall corporate governance and compensation practices, in 2003, our Board adopted stock ownership guidelines for our executive officers and directors, which the Executive Compensation Committee reviews annually with respect to executive officers. These guidelines are designed to align our executive officers' interests with our stockholders' long-term interests by promoting long-term share ownership by our executives. The guidelines help ensure the alignment of executive and stockholder interests, which reduces the incentives for excessive short-term risk taking. The Executive Compensation Committee reviews quarterly reports of the stock activity of our executive officers and directors. As of November 27, 2009, each of the NEOs was in compliance with the applicable guidelines. The guidelines currently state that the executives in the following positions should hold 25% of the net shares acquired from Adobe for two years unless, following sale of such shares, the total number of Adobe shares held by that executive equals or exceeds the following amounts:

Position	Shares (#)
Chief Executive Officer	150,000
President, Executive Vice President or Chief Financial Officer	50,000
Senior Vice President	25,000

        For purposes of these guidelines, an "acquired share" includes shares of vested restricted stock, RSUs, performance shares, performance units and shares issued from the exercise of vested options. "Net shares acquired" means acquired shares remaining after deducting acquired shares sold to cover the exercise price and withheld taxes, and excluding shares acquired through Adobe's Employee Stock Purchase Plan. Shares that count toward the minimum share ownership include shares owned outright or beneficially owned, shares acquired through the Employee Stock Purchase Plan, vested restricted stock, vested RSUs and shares issued from the exercise of vested options, as well as vested performance shares or performance units deferred into our Deferred Compensation Plan.

        Our Board may evaluate whether exceptions should be made in the case of any covered person who, due to his or her unique financial circumstances, would incur a hardship by complying with these guidelines. No such exceptions were granted or in place in fiscal year 2009.

Hedging Policy

        Adobe's policies do not permit any employees, including the NEOs, to "hedge" ownership by engaging in short sales or trading in any derivatives involving Adobe securities.

Effect of Retirement, Death and Disability on Equity Compensation Awards

        The terms and conditions of our stock option and RSU awards provide that if a recipient's employment is terminated due to death or disability, the recipient will be given credit for an additional 12 months of service, resulting in vesting for the applicable award accelerating by 12 months. In addition, our stock option agreements provide that if a recipient's employment terminates on or after age 65, the individual will be given credit for an additional 12 months of service, resulting in vesting for the applicable award accelerating by 12 months. The terms and conditions of our performance share awards provide that if a recipient's employment is terminated due to death or disability before certification of the performance goals, the recipient will receive a pro-rated target award based on the number of months of service provided during the performance period. If a recipient's employment is terminated due to death or disability after certification of the performance goals, the recipient will receive accelerated vesting of the actual award equal to the percentage amount scheduled to vest on the next annual vesting date for each award.

Severance and Change of Control Compensation

        Except in limited circumstances, such as when an employment agreement that provides for severance is assumed as part of a corporate transaction or as part of an executive transition plan, we do not enter into employment agreements providing for severance benefits with our U.S. employees, except with respect to a change of control of Adobe. Each of the NEOs is employed "at will."

        Each of the NEOs is, or could be, an eligible participant in our Executive Severance Plan in the Event of a Change of Control (the "Executive Severance Plan"), which provides for severance payments and full accelerated vesting of outstanding equity awards to the NEOs and other executives upon an involuntary termination of employment upon or following a qualifying change of control. Adobe has also entered into a Retention Agreement with Mr. Narayen, which provides similar benefits but does not require termination of his employment in order for him to receive the equity acceleration, as described below under "Executive Compensation—Change of Control—Chief Executive Officer Retention Agreement."

        Our Executive Compensation Committee believes that change of control vesting and severance benefits, if structured appropriately, serve to minimize the distraction caused by a potential transaction and reduce the risk that an executive officer departs Adobe before an acquisition is consummated. We believe that a pre-existing plan will allow our executive officers to focus on continuing normal business operations and on the success of a potential business combination, rather than on seeking alternative employment. We further believe that the Executive Severance Plan ensures stability and will enable our executive officers to maintain a balanced perspective in making overall business decisions during a potentially uncertain period. Severance payments and benefits under the Executive Severance Plan are provided only upon a qualifying termination of employment upon or following a change of control so that an acquirer that wishes to retain Adobe's management team during a transition period or over the long term will have an opportunity to do so.

        The Executive Severance Plan and the individual Retention Agreement with Mr. Narayen do not provide for reimbursements or "gross-ups" of excise tax amounts under Section 4999 of the Code. Rather, under both arrangements, benefits would be reduced if doing so would result in a better after-tax economic position for the affected executive. We believe this is an appropriate allocation of the tax cost of these arrangements as between Adobe and the executive and is consistent with market practice.

        In each case, these change of control arrangements are designed to be competitive with pay practices at our direct peer companies. Our Executive Compensation Committee periodically reviews the terms and conditions of Adobe's change of control arrangements and will make adjustments when and to the extent it deems appropriate.

        Additional details regarding our Executive Severance Plan and the individual Retention Agreement with Mr. Narayen, including estimates of amounts payable in specified circumstances, are disclosed in "Executive Compensation—Potential Payments upon Termination and/or a Change of Control" contained in this proxy statement.

Accounting and Tax Considerations

Tax Deductibility

        Section 162(m) of the Code generally disallows a tax deduction to public corporations for compensation greater than $1 million paid for any fiscal year to the corporation's Chief Executive Officer and the three other most highly compensated executive officers as of the end of any fiscal year, other than the Chief Financial Officer. However, certain types of performance-based compensation are excluded from the $1 million deduction limit if specific requirements are met. The Executive Compensation Committee considers the impact of Section 162(m) when designing Adobe's executive compensation program and structured Adobe's Executive Bonus Plan, stock plans and performance share programs so that awards may be granted under these plans and programs in a manner that complies with the requirements imposed by Section 162(m). Tax deductibility is not the primary factor used by the Executive Compensation Committee in setting compensation, however. Corporate objectives may not necessarily align with the requirements for full deductibility under Section 162(m). Accordingly, Adobe has granted and may continue to grant awards such as time-based RSU awards under which payments are not deductible under Section 162(m) when the Executive Compensation Committee determines that such non-deductible arrangements are otherwise in the best interests of Adobe and its stockholders.

        Under Section 162(m), to qualify as performance-based compensation, the amount of compensation must depend on the executive officer's performance against pre-determined performance goals established by a committee that consists solely of at least two "outside directors" who have never been employed by Adobe or its subsidiaries. From November 28, 2008, through March 31, 2009, the Executive Compensation Committee consisted of a total of four members (Ms. Mills, Mr. Barnholt, Mr. Cannon and Ms. Pouliot). Three of these members qualified as outside directors; however, although Ms. Pouliot was an independent director under SEC and the applicable NASDAQ listing standards, she did not qualify as an outside director under Section 162(m) because she was an officer of Adobe from 1990 to 2001 and continued as an employee of Adobe through a portion of fiscal year 2002. For this reason, she did not vote on any Section 162(m)-related matters during that time. From April 1, 2009 through the date hereof, all three members of the Executive Compensation Committee (Ms. Mills and Messrs. Barnholt and Rosensweig) qualify as independent directors under SEC and the applicable NASDAQ listing standards and qualify as outside directors under Section 162(m).

        We believe that the stock options and performance shares granted to our executive officers in fiscal year 2009 qualify under Section 162(m) as performance-based compensation and that compensation related to these awards will be fully deductible. Our RSU awards vest on a time-based vesting schedule and therefore are not considered performance-based under Section 162(m). Accordingly, amounts of compensation related to RSUs held by our executive officers may not be fully deductible (depending upon the value of our stock, and the amount of other nonperformance-based compensation an executive officer has during the year in which any portion of an RSU vests).

Accounting for Stock-Based Compensation

        We account for stock-based compensation in accordance with applicable accounting standards related to stock-based compensation. Under the fair value recognition provisions of these standards, stock-based compensation cost is measured at the grant date based on the fair value of the award. With the exception of performance shares, stock-based compensation expense is recognized on a straight-line basis over the requisite service period of the entire award, which is generally the vesting period. For performance shares, stock-based compensation expense is recognized on a straight-line basis over the requisite service period for each vesting portion of the award.

EXECUTIVE COMPENSATION COMMITTEE REPORT*

        The Executive Compensation Committee has reviewed and discussed with management the "Compensation Discussion and Analysis" contained in this proxy statement. Based on this review and discussion, the Executive Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the fiscal year ended November 27, 2009, and in this proxy statement.

Respectfully submitted,

EXECUTIVE COMPENSATION COMMITTEE
Carol Mills, Chair
Edward W. Barnholt
Daniel Rosensweig

*
The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference into any filing of Adobe under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth information regarding the compensation for services performed during fiscal years 2009, 2008 and 2007 awarded to, paid to or earned by the NEOs, which include our Chief Executive Officer, Chief Financial Officer, and three other most highly compensated executive officers as determined by reference to total compensation for fiscal year 2009.

Name and Principal Position	Year		Salary ($)	Bonus ($)		Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
Shantanu Narayen	2009		875,000	—		1,578,722	4,202,319	—	7,740	6,663,781
President and Chief	2008		875,000	—		2,522,947	3,757,969	1,257,812	19,850	8,433,578
Executive Officer	2007	(5)	600,000	—		760,488	2,980,509	1,320,000	8,990	5,669,987
Mark Garrett	2009		510,000	—		473,477	1,348,215	—	8,040	2,339,732
Executive Vice President	2008		504,167	—		915,691	1,089,476	492,823	7,590	3,009,747
and Chief Financial Officer	2007	(6)	392,483	100,000	(7)	384,391	659,675	667,222	390	2,204,161
John Loiacono	2009		471,450	—		392,684	1,273,216	—	8,640	2,145,990
Senior Vice President,	2008	(8)	467,675	—		576,917	1,070,871	376,478	7,290	2,499,231
Creative Solutions
Business Unit
Kevin Lynch	2009		421,000	—		575,649	1,631,288	—	10,290	2,638,227
Senior Vice President,	2008	(9)	414,583	—		856,270	1,675,592	286,063	11,460	3,243,968
Chief Technology Officer
Matthew Thompson	2009		450,500	—		383,181	1,180,665	—	8,040	2,022,386
Senior Vice President,	2008		446,250	—		731,707	978,311	436,209	26,208	2,618,685
Worldwide Field Operations	2007	(10)	389,583	250,000	(7)	467,039	679,679	662,292	7,140	2,455,733

(1)
These amounts do not reflect the actual economic value realized by the NEO. In accordance with SEC rules, this column represents the dollar amount recognized as compensation expense by Adobe for financial statement reporting purposes for fiscal years 2009, 2008 and 2007 for awards of performance shares and RSUs in fiscal years 2009, 2008 and 2007, respectively, as well as prior fiscal years, in accordance with applicable accounting guidance related to stock-based compensation. Pursuant to SEC rules, the amounts shown disregard the impact of estimated forfeitures related to service-based vesting conditions. No stock awards were forfeited by any of the NEOs in fiscal years 2009, 2008 or 2007. For additional information on the valuation assumptions, see Part II, Item 8 "Financial Statements and Supplementary Data" of our 2009 Annual Report on Form 10-K and in the Notes to Consolidated Financial Statements at Note 13, "Stock-based Compensation", and our 2008 Annual Report on Form 10-K in the Notes to Consolidated Financial Statements at Note 11, "Stock-based Compensation."

(2)
These amounts do not reflect the actual economic value realized by the NEO. In accordance with SEC rules, this column represents the dollar amount recognized as compensation expense by Adobe for financial statement reporting purposes for fiscal years 2009, 2008 and 2007 for stock options granted to each of the NEOs in fiscal years 2009, 2008 and 2007, respectively, as well as prior fiscal years, in accordance with applicable accounting guidance related to stock-based compensation. Pursuant to SEC rules, the amounts shown disregard the impact of estimated forfeitures related to service-based vesting conditions. No stock options were forfeited by any of the NEOs in fiscal years 2009, 2008 or 2007. For additional information on the valuation assumptions underlying the value of these awards, see Part II, Item 8 "Financial Statements and Supplementary Data" of our 2009 Annual Report on Form 10-K and in the Notes to Consolidated Financial Statements at Note 13, "Stock-based Compensation", and our 2008 Annual Report on Form 10-K in the Notes to Consolidated Financial Statements at Note 11, "Stock-based Compensation."

(3)
These amounts consist of amounts earned under the Executive Bonus Plan and equivalent predecessor plans for each respective fiscal year.

(4)
These amounts for fiscal year 2009 consist of matching contributions under Adobe's 401(k) Plan (including an additional matching contribution ("true-up") made by Adobe early in the applicable fiscal year to eligible participants who did not previously receive the maximum matching contribution during the prior 401(k) Plan year), life insurance premiums and patent awards, as follows:

Name	401(k) Company Match ($)	Life Insurance Premiums ($)	Patent Award ($)	Total ($)
Shantanu Narayen	7,350	390	—	7,740
Mark Garrett	7,350	690	—	8,040
John Loiacono	7,350	390	900	8,640
Kevin Lynch	7,350	240	2,700	10,290
Matthew Thompson	7,350	690	—	8,040
(5)
Mr. Narayen served as our President and Chief Operating Officer until November 30, 2007. Effective December 1, 2007, Mr. Narayen was promoted to Chief Executive Officer.

(6)
Mr. Garrett was appointed as an executive officer on February 7, 2007.

(7)
This amount reflects a signing bonus.

(8)
Mr. Loiacono was not an executive officer in fiscal year 2007.

(9)
Mr. Lynch was not an executive officer in fiscal year 2007.

(10)
Mr. Thompson was appointed as an executive officer on January 1, 2007.

Grants of Plan-Based Awards for Fiscal Year 2009

        The following table shows all plan-based awards granted to the NEOs during fiscal year 2009. The equity awards granted in fiscal year 2009 identified in the table below are also reported in "Outstanding Equity Awards at 2009 Fiscal Year End." For additional information regarding the non-equity incentive plan awards and the equity incentive plan awards, please refer to the cash incentives and equity incentives sections of our "Compensation Discussion and Analysis."

								All Other Stock Awards: Number of Shares of Stock or Units(4) (#)
									All Other Option Awards: Number of Securities Underlying Options(5) (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)(3)					Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards(6) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Shantanu Narayen	1/26/09	251,562	1,093,750	1,203,125	—	—	—	—	—	—	—
	1/26/09	—	—	—	9,986	47,550	54,683	—	—	—	1,089,832	(3)
	1/26/09	—	—	—	—	—	—	47,550	—	—	947,672
	1/26/09	—	—	—	—	—	—	—	280,279	19.93	2,214,456
	1/26/09	—	—	—	—	—	—	—	5,021	19.93	39,670
Mark Garrett	1/26/09	117,300	510,000	554,583	—	—	—	—	—	—	—
	1/26/09	—	—	—	4,431	21,100	24,265	—	—	—	483,601	(3)
	1/26/09	—	—	—	—	—	—	21,100	—	—	420,523
	1/26/09	—	—	—	—	—	—	—	123,287	19.93	974,078
	1/26/09	—	—	—	—	—	—	—	3,313	19.93	26,176
John Loiacono	1/26/09	75,903	330,015	360,110	—	—	—	—	—	—	—
	1/26/09	—	—	—	3,465	16,500	18,975	—	—	—	378,172	(3)
	1/26/09	—	—	—	—	—	—	16,500	—	—	328,845
	1/26/09	—	—	—	—	—	—	—	95,322	19.93	753,130
	1/26/09	—	—	—	—	—	—	—	3,678	19.93	29,060
Kevin Lynch	1/26/09	67,781	294,700	319,229	—	—	—	—	—	—	—
	1/26/09	—	—	—	4,431	21,100	24,265	—	—	—	483,601	(3)
	1/26/09	—	—	—	—	—	—	21,100	—	—	420,523
	1/26/09	—	—	—	—	—	—	—	123,287	19.93	974,078
	1/26/09	—	—	—	—	—	—	—	3,313	19.93	26,176
Matthew Thompson	1/26/09	103,615	450,500	490,875	—	—	—	—	—	—	—
	1/26/09	—	—	—	3,465	16,500	18,975	—	—	—	378,172	(3)
	1/26/09	—	—	—	—	—	—	16,500	—	—	328,845
	1/26/09	—	—	—	—	—	—	—	95,325	19.93	753,153
	1/26/09	—	—	—	—	—	—	—	3,675	19.93	29,036

(1)
Represents awards granted under the Executive Bonus Plan in fiscal year 2009 that could be earned based on performance in fiscal year 2009. These columns show the awards that were possible at the threshold, target and maximum levels of performance. As shown in the column titled "Non-Equity Incentive Plan Compensation" in the "Summary Compensation Table," no cash incentive awards were actually earned in fiscal year 2009 by the NEOs under the Executive Bonus Plan, as Adobe failed to achieve the GAAP Revenue funding threshold metric (as described under "Compensation Discussion and Analysis").

(2)
Represents awards granted under our 2009 Performance Share Program for performance in fiscal year 2009. These columns show the awards that were possible at threshold, target and maximum levels of performance under this program. As reported in footnote 10 to the "Outstanding Equity Awards at 2009 Fiscal Year End" table, no shares were actually earned in fiscal year 2009 by the NEOs under this program, as Adobe failed to achieve the GAAP Revenue funding threshold metric (as described in our "Compensation Discussion and Analysis"). These awards were granted under our 2003 Plan.

(3)
Achievement of exactly 100% of both matrix funding metrics (as described in our "Compensation Discussion and Analysis") under the 2009 Performance Share Program would result in performance shares achieved of 105% of the target award amounts reported in the table, so the "Target" award reported in the table reflects achievement at a level below 100% of at least one of the applicable metrics. The grant date fair value amount in the last column of this table is based on the maximum award amounts reported in the table.

(4)
This column represents awards of RSUs under our 2003 Plan.

(5)
This column represents awards of stock options granted under our 2003 Plan.

(6)
These amounts do not reflect the actual economic value realized by the NEO. In accordance with SEC rules, this column represents the grant date fair value of each equity award. For additional information on the valuation assumptions underlying the value of these awards, see Part II, Item 8 "Financial Statements and Supplementary Data" of our 2009 Annual Report on Form 10-K and in the Notes to Consolidated Financial Statements at Note 13, "Stock-based Compensation."

Narrative Summary to Summary Compensation Table and Grants of Plan-Based Awards for Fiscal Year 2009 Table

        The material terms of the NEOs' annual compensation, including base salaries, the Executive Bonus Plan, the performance share programs, our equity award granting practices and severance benefits and the explanations of the amounts of salary and cash incentives in proportion to total compensation are described in our "Compensation Discussion and Analysis." None of the NEOs have entered into a written employment agreement with Adobe.

        As discussed in greater detail in "Compensation Discussion and Analysis," the non-equity incentive awards are granted pursuant to the Executive Bonus Plan, with amounts earned based on the achievement of certain financial targets as well as individual performance goals. Cash incentives are fully vested when earned.

        As discussed in greater detail in "Compensation Discussion and Analysis," the equity incentive awards are granted in the form of stock-settled RSUs under our 2009 Performance Share Program. The number of shares that could actually be earned under the 2009 Performance Share Program was determined pursuant to a performance matrix based on achievement of Adjusted Revenue and Adjusted PS Operating Profit targets at the end of the performance period, assuming achievement of the GAAP Revenue funding threshold metric. The first 25% of the shares earned would fully vest at the certification date or the first anniversary of the grant date, if later, and the remaining 75% of the shares earned, if any, would then be subject to equal annual time-based vesting over three years from the first anniversary.

        The RSUs were granted under our 2003 Plan. As discussed in greater detail in "Compensation Discussion and Analysis," the RSUs vest in equal annual installments over a period of four years, subject to continued service.

        There is no purchase price associated with performance share or RSU awards.

        The stock option grants were made under our 2003 Plan. The stock options vest in equal monthly installments over four years from the date of grant, subject to continued employment, and the exercise price was the closing market price of our common stock on the date of grant.

        We did not pay dividends on our common stock during fiscal year 2009.

 Outstanding Equity Awards at 2009 Fiscal Year End

        The following table sets forth information regarding outstanding equity awards as of November 27, 2009 for each NEO. All vesting is generally contingent upon continued employment with Adobe. Market values and payout values in this table are calculated based on the closing market price of our common stock as reported on NASDAQ on November 27, 2009, which was $35.38 per share.

	Option Awards(1)					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Shantanu Narayen	377,742	—		29.12	1/14/2012	—		—	—		—
	200,000	—		32.42	5/24/2012	—		—	—		—
	187,498	12,502	(2)	39.39	2/2/2013	—		—	—		—
	159,374	65,626	(3)	39.69	1/24/2014	—		—	—		—
	122,833	145,167	(4)	34.64	1/24/2015	—		—	—		—
	—	—		—	—	25,000	(5)	884,500	—		—
	—	603,000	(6)	34.64	1/24/2015	—		—	—		—
	—	—		—	—	79,980	(7)	2,829,692	—		—
	—	—		—	—	64,000	(8)	2,264,320	—		—
	59,436	225,864	(9)	19.93	1/26/2016	—		—	—		—
	—	—		—	—	—		—	54,683	(10)	1,934,685
	—	—		—	—	47,550	(11)	1,682,319	—		—
Mark Garrett	189,061	85,939	(12)	39.25	2/15/2014	—		—	—		—
	—	—		—	—	7,500	(13)	265,350	—		—
	55,000	65,000	(4)	34.64	1/24/2015	—		—	—		—
	—	—		—	—	36,270	(7)	1,283,233	—		—
	26,373	100,227	(9)	19.93	1/26/2016	—		—	—		—
	—	—		—	—	—		—	24,265	(10)	858,496
	—	—		—	—	21,100	(11)	746,518	—		—
John Loiacono	218,750	31,250	(14)	32.19	5/15/2013	—		—	—		—
	53,124	21,876	(3)	39.69	1/24/2014	—		—	—		—
	—	—		—	—	8,332	(5)	294,786	—		—
	43,082	50,918	(4)	34.64	1/24/2015	—		—	—		—
	—	—		—	—	27,900	(7)	987,102	—		—
	20,623	78,377	(9)	19.93	1/26/2016	—		—	—		—
	—	—		—	—	—		—	18,975	(10)	671,336
	—	—		—	—	16,500	(11)	583,770	—		—
Kevin Lynch	13,910	—		24.66	2/24/2015	—		—	—		—
	26,863	—		26.53	9/14/2015	—		—	—		—
	115,718	5,032	(15)	32.10	11/30/2015	—		—	—		—
	90,000	—		38.52	1/3/2013	—		—	—		—
	106,249	43,751	(3)	39.69	1/24/2014	—		—	—		—
	—	—		—	—	16,666	(5)	589,643	—		—
	55,000	65,000	(4)	34.64	1/24/2015	—		—	—		—
	—	—		—	—	36,270	(7)	1,283,233	—		—
	26,373	100,227	(9)	19.93	1/26/2016	—		—	—		—
	—	—		—	—	—		—	24,265	(10)	858,496
	—	—		—	—	21,100	(11)	746,518	—		—
Matthew Thompson	177,082	72,918	(16)	40.05	1/16/2014	—		—	—		—
	—	—		—	—	7,500	(5)	265,350	—		—
	43,081	50,919	(4)	34.64	1/24/2015	—		—	—		—
	—	—		—	—	27,900	(7)	987,102	—		—
	20,624	78,376	(9)	19.93	1/26/2016	—		—	—		—
	—	—		—	—	—		—	18,975	(10)	671,336
	—	—		—	—	16,500	(11)	583,770	—		—

(1)
All stock option awards were granted pursuant to our 2003 Plan, except the stock option grants to Mr. Lynch for 13,910, 26,863 and 115,718 shares, which were each granted pursuant to the Macromedia, Inc. 2002 Equity Incentive Plan.

(2)
Four-year vesting with 25% vesting on the first anniversary of the grant date and equal monthly vesting thereafter. Shares fully vested on February 2, 2010.

(3)
Four-year vesting in equal monthly installments. Shares fully vest on January 24, 2011.

(4)
Four-year vesting in equal monthly installments. Shares fully vest on January 24, 2012.

(5)
These amounts represent awards actually earned under our 2007 Performance Share Program. These awards have four-year vesting with 25% vesting per year on each anniversary of the grant date. Shares fully vest on January 24, 2011.

(6)
Four-year vesting with 1/3 vesting on the third anniversary of the grant date and the remaining 2/3 vesting on the fourth anniversary of the grant date. Shares fully vest on January 24, 2012.

(7)
These amounts represent awards actually earned under our 2008 Performance Share Program. These awards have four-year vesting with 25% that vested in fiscal year 2009 upon certification, and then 25% vesting per year on each anniversary of the grant date. Shares fully vest on January 24, 2012.

(8)
Five-year vesting for RSU award with 50% vesting on the fourth anniversary of the grant date and then 50% vesting on the fifth anniversary of the grant date. Shares fully vest on January 24, 2013.

(9)
Four-year vesting in equal monthly installments. Shares fully vest on January 26, 2013.

(10)
These amounts represent the maximum amounts that could have been earned under our 2009 Performance Share Program. The performance period ended at the end of fiscal year 2009, and certification was completed on January 8, 2010. No shares were earned under these awards.

(11)
The RSUs were granted under our 2003 Plan. As discussed in the "Compensation Discussion and Analysis," 25% of the RSUs vest on the first anniversary of the grant date and the remaining 75% vest annually over the next three anniversaries in equal installments. Shares fully vest on January 26, 2013.

(12)
Four-year vesting with 25% vesting on the first anniversary of the grant date and equal monthly vesting thereafter. Shares fully vest on February 15, 2011.

(13)
These amounts represent awards actually earned under our 2007 Performance Share Program. These awards have four-year vesting with 25% vesting per year on each anniversary of the grant date. Shares fully vest on February 7, 2011.

(14)
Four-year vesting with 25% vesting on the first anniversary of the grant date and equal monthly vesting thereafter. Shares fully vest on May 15, 2010.

(15)
Four-year vesting with 4.17% vesting on the 25th month from the grant date and 4.17% monthly vesting thereafter. Shares fully vested on November 30, 2009.

(16)
Four-year vesting with 25% vesting on the first anniversary of the grant date and equal monthly vesting thereafter. Shares fully vest on January 16, 2011.

Option Exercises and Stock Vested for Fiscal Year 2009

        The following table sets forth information regarding each exercise of stock options and the vesting during fiscal year 2009 of stock-settled RSUs granted under our 2007 and 2008 Performance Share Programs for each of the NEOs, on an aggregate basis. The value realized on exercise of option awards is calculated as follows (i) if the exercise involves a sale of some or all of the exercised shares, the difference between the actual price at which the exercised shares were sold and the exercise price of the options; or (ii) in all other cases, the difference between the closing market price of our common stock as reported on NASDAQ on the date of exercise and the exercise price of the options. The value realized on vesting of stock awards represents the closing market price of our common stock as reported on NASDAQ on the vesting date of the stock-settled RSUs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Shantanu Narayen	15,358	217,913	39,160	777,584
Mark Garrett	—	—	15,840	322,329
John Loiacono	—	—	13,467	267,439
Kevin Lynch	9,375	99,674	20,424	405,134
Matthew Thompson	—	—	13,050	259,224

Nonqualified Deferred Compensation

        Under the terms of our Deferred Compensation Plan, eligible employees, including each of the NEOs, and directors may elect to defer the receipt of a portion of the cash and equity compensation they would otherwise have received when earned. Amounts deferred under the Deferred Compensation Plan are deemed invested in the investment funds selected by the participant from the same fund options as available under the Adobe 401(k) Plan, except that the individually directed brokerage account feature and the Retirement Savings Trust are not available under the Deferred Compensation Plan. Participants can make changes in the allocations of their deferred compensation among these funds in generally the same manner and on generally the same terms as our 401(k) Plan. Deferrals are adjusted for earnings and losses in the deemed investments. We do not contribute to the Deferred Compensation Plan on behalf of our employees, or match the deferrals made by participants, with the exception of situations where an election to defer under the Deferred Compensation Plan would prevent a participant from receiving the full 401(k) match described earlier. In those situations, we make a contribution to the Deferred Compensation Plan equal to the foregone 401(k) match. No such contribution was made in fiscal year 2009. As a result, amounts payable under the Deferred Compensation Plan generally are entirely determined by participant contributions and fund elections.

        Participants in the Deferred Compensation Plan may elect to contribute 1% to 75% of their base salary and 1% to 100% of other specified compensation, including commissions and bonuses. Participants may also contribute 100% per vesting tranche of their RSU and performance share awards. Participants elect the payment of benefits to begin on a specified date at least three years in the future in the form of a lump sum or annual installments of five, 10 or 15 years. Upon termination of a participant's employment with Adobe, or the participant's death or disability, the participant will receive a distribution in the form of a lump sum payment. Each participant shall elect whether to keep his or her account balance in the Deferred Compensation Plan or to receive a lump sum distribution upon a change of control. In addition, if a participant experiences an unforeseeable emergency during the deferral period, the participant may petition to receive a partial or full payout from the Deferred Compensation Plan. All distributions are made in cash, except that deferred RSUs and performance shares are settled in stock.

        No NEOs participated in or had an accrued balance under the Deferred Compensation Plan in fiscal year 2009.

 Change of Control

        Each of the NEOs is eligible to receive severance benefits in the event of certain terminations of employment upon or after a change of control of Adobe, pursuant to the terms of our Executive Severance Plan or, in the case of our Chief Executive Officer, his individual Retention Agreement. Mr. Narayen would need to waive all benefits under his Retention Agreement to receive any benefits under the Executive Severance Plan.

        Pursuant to Mr. Narayen's Retention Agreement and the terms of our Executive Severance Plan, a "change of control" of Adobe is generally defined as one of the following:

  •
  a person or entity becomes the beneficial owner of Adobe securities representing 30% or more of the combined voting power of our then outstanding securities entitled to vote in the election of directors;

  •
  during any period of two consecutive years, a majority of our directors, who were nominated by a vote of at least 3/4 of the directors in office at the beginning of the period, cease to be directors;

  •
  as a result of a reorganization, merger, consolidation or other corporate transaction involving Adobe, our stockholders immediately prior to the transaction do not retain ownership of more than 50% of the combined voting power of Adobe or resulting entity;

  •
  all or substantially all of our assets are sold, liquidated or distributed; or

  •
  a "change of control" or a "change in the effective control" of Adobe within the meaning of Section 280G of the Code.

Chief Executive Officer Retention Agreement

        Effective January 12, 1998, Adobe entered into a Retention Agreement with Mr. Narayen, which was amended effective February 11, 2008, based on his promotion to Chief Executive Officer. Pursuant to his Retention Agreement, if Adobe (or any successor) terminates Mr. Narayen's employment without cause or as a result of his disability, or if Mr. Narayen resigns for good reason, in any case within a 24 month period following a change of control, Mr. Narayen would be eligible to receive a payment of 24 months of salary and bonus plus one month of salary and bonus per year of service up to an additional 12 months. Adobe would also pay COBRA premiums for Mr. Narayen and covered dependents for a period of time based on 24 months plus the number of years of service with Adobe (up to a maximum of 12) or, if earlier, the date Mr. Narayen is covered under another employer's health plan, up to the maximum number of months he is eligible for COBRA. In addition, the vesting of all outstanding equity awards (to the extent credited, for performance shares) will accelerate in full upon a change of control, regardless of whether his employment is terminated.

        In the event that any amount under Mr. Narayen's Retention Agreement would constitute an "excess parachute payment" within the meaning of Section 280G of the Code, the amounts payable will not exceed the amount which produces the greatest after-tax benefit to Mr. Narayen. Finally, all of the benefits under the Retention Agreement are conditioned upon Mr. Narayen's signing a release of claims. The Retention Agreement has no expiration date.

Executive Severance Plan

        Pursuant to the Executive Severance Plan, provided the executive officer signs a release of claims, each of Messrs. Garrett, Loiacono, Lynch and Thompson is entitled to severance benefits if his employment is terminated by Adobe without cause or as a result of disability, or if he resigns for good reason, in either case within two years following the change of control. Under the Executive Severance Plan, Messrs. Garrett, Loiacono, Lynch and Thompson would be eligible to receive a payment of

24 months of salary and bonus plus one month of salary and bonus per year of service up to an additional 12 months. Adobe would also pay COBRA premiums for the eligible executive and covered dependents for a period of time based on 24 months plus the number of years of service with Adobe (up to a maximum of 12) or, if earlier, the date the executive is covered under another employer's health plan, up to the maximum number of months he is eligible for COBRA. In addition, each executive would receive full vesting of all stock options, RSUs and credited performance shares. In the event that any amount under the Executive Severance Plan would constitute an excess parachute payment within the meaning of Section 280G of the Code, the amounts payable will not exceed the amount which produces the greatest after-tax benefit to the affected individual. The Executive Severance Plan expires on December 12, 2011, unless extended by Adobe or unless a change of control occurs prior thereto, in which case the Executive Severance Plan will terminate following the later of the date which is at least twenty-four months after the occurrence of a change of control or the payment of all severance benefits due under the Executive Severance Plan.

Performance Share Programs

        Pursuant to our 2009 and 2010 Performance Share Programs, in the event of a change of control prior to the certification date, there will be an automatic crediting to the NEO of a pro-rated (based on time elapsed during the performance period) target award immediately prior to the date of the change of control, but the applicable time-based service vesting requirements will continue to apply. The Executive Severance Plan and Mr. Narayen's Retention Agreement may provide for acceleration of some or all of the awards held by the NEOs, as described above.

Potential Payments upon Termination and/or a Change of Control

        The following table sets forth the estimated potential payments and benefits payable to each NEO in the event of a termination of employment and/or a change of control of Adobe ("COC"), as if such termination or COC event had occurred on November 27, 2009, the last day of fiscal year 2009. The value of the stock awards is based on the closing market price of our common stock as reported on NASDAQ on November 27, 2009, which was $35.38 per share. Each NEO must sign a release of claims to receive any of the benefits below except those for Death/Disability, COC Only (continued employment), or COC Only/Equity Not Assumed or Substituted.

Triggering Event(1)	Target Bonus(2) ($)	Lump Sum Severance ($)	Accelerated Stock Options(3) ($)	Accelerated Performance Awards(4) ($)	Accelerated Restricted Stock Units ($)	Cont. Health Insurance Coverage (present value)(5) ($)	Total(6) ($)
Shantanu Narayen
Death/Disability(7)	—	—	1,151,551	1,806,061	420,580	—	3,378,192
Voluntary Termination/Involuntary Termination with Cause	—	—	—	—	—	—	—
Involuntary Termination Without Cause/Resignation for Good Reason	—	—	—	—	—	—	—
Involuntary Termination/Resignation for Good Reason upon COC(8)	1,093,750	5,742,188	4,043,211	5,396,511	3,946,639	34,814	20,257,113
COC Only (continued employment)(9)	—	—	4,043,211	5,396,511	3,946,639	—	13,386,361
COC Only/Equity Not Assumed or Substituted(10)	—	—	4,043,211	5,396,511	3,946,639	—	13,386,361
Mark Garrett
Death/Disability(7)	—	—	511,193	747,049	186,630	—	1,444,872
Voluntary Termination/Involuntary Termination with Cause	—	—	—	—	—	—	—
Involuntary Termination Without Cause/Resignation for Good Reason	—	—	—	—	—	—	—
Involuntary Termination/Resignation for Good Reason upon COC(8)	510,000	2,210,000	1,596,576	2,295,101	746,518	34,814	7,393,009
COC Only (continued employment)(9)	—	—	—	—	—	—	—
COC Only/Equity Not Assumed or Substituted(10)	—	—	1,596,576	2,295,101	746,518	—	4,638,195
John Loiacono
Death/Disability(7)	—	—	499,465	622,387	145,943	—	1,267,795
Voluntary Termination/Involuntary Termination with Cause	—	—	—	—	—	—	—
Involuntary Termination Without Cause/Resignation for Good Reason	—	—	—	—	—	—	—
Involuntary Termination/Resignation for Good Reason upon COC(8)	330,050	1,803,488	1,348,260	1,865,658	583,770	30,129	5,961,355
COC Only (continued employment)(9)	—	—	—	—	—	—	—
COC Only/Equity Not Assumed or Substituted(10)	—	—	1,348,260	1,865,658	583,770	—	3,797,688
Kevin Lynch
Death/Disability(7)	—	—	527,694	909,213	186,630	—	1,623,537
Voluntary Termination/Involuntary Termination with Cause	—	—	—	—	—	—	—
Involuntary Termination Without Cause/Resignation for Good Reason	—	—	—	—	—	—	—
Involuntary Termination/Resignation for Good Reason upon COC(8)	294,700	2,147,100	1,613,078	2,619,394	746,518	20,921	7,441,711
COC Only (continued employment)(9)	—	—	—	—	—	—	—
COC Only/Equity Not Assumed or Substituted(10)	—	—	1,613,078	2,619,394	746,518	—	4,978,990
Matthew Thompson
Death/Disability(7)	—	—	399,778	607,652	145,943	—	1,153,373
Voluntary Termination/Involuntary Termination with Cause	—	—	—	—	—	—	—
Involuntary Termination Without Cause/Resignation for Good Reason	—	—	—	—	—	—	—
Involuntary Termination/Resignation for Good Reason upon COC(8)	450,500	1,952,167	1,248,572	1,836,222	583,770	34,441	6,105,672
COC Only (continued employment)(9)	—	—	—	—	—	—	—
COC Only/Equity Not Assumed or Substituted(10)	—	—	1,248,572	1,836,222	583,770	—	3,668,564

(1)
While Adobe's standard form of stock option agreement under the 2003 Plan provides for the acceleration of 12 months of vesting in the event the person is age 65 or older upon terminating employment with Adobe, the table does not reflect this retirement vesting because none of the NEOs is at least age 65.

(2)
This amount represents the fiscal year 2009 target annual cash incentive opportunity under the Executive Bonus Plan calculated according to the terms of the Executive Severance Plan, which means it is based on the then-current base salary of the NEO (not the actual amount of salary earned during the fiscal year). The cash incentive opportunity amount is pro-rated for the elapsed time in the current incentive period, assuming that all performance targets have been met; therefore, the amount reported is 100% of the target annual cash incentive opportunity. As reported in the column titled "Non-Equity Incentive Plan Compensation" in the "Summary Compensation Table," no fiscal year 2009 cash incentives were earned by any NEO.

(3)
This amount is calculated by aggregating the sums determined by multiplying, for each award, (i) the number of accelerated stock options times (ii) the difference between the closing price per share ($35.38) of our common stock on November 27, 2009, and the option exercise price per share.

(4)
This amount includes pro-rated shares under the 2009 Performance Share Program based on the elapsed time in the performance period; because the performance period ended on November 27, 2009, but was not yet certified, the amount reported is based on 100% of target award amount. No fiscal year 2009 performance share awards were earned by any NEO.

(5)
Amounts reported represent the present value of 18 months of COBRA payments with an estimated 5% premium increase every 12 months. The present value is calculated by using 120% of the short term applicable federal rate of 0.85%.

(6)
In accordance with the terms of the Executive Severance Plan and Mr. Narayen's Retention Agreement, all of the benefits in this table are subject to a reduction in the event the amounts payable would constitute an excess parachute payment within the meaning of Section 280G of the Code, to the extent the amounts payable do not exceed the amount which produces the greatest after-tax benefit to the NEOs. No reduction applied for any of the NEOs in the table above.

(7)
For an explanation of benefits to be received by our NEOs as a result of death or disability, see "Compensation Discussion and Analysis—Effect of Retirement, Death and Disability on Equity Compensation Awards" above.

(8)
For an explanation of benefits received by our NEOs as a result of an involuntary termination or resignation for good reason upon a COC, see "Change of Control" above.

(9)
Assumes that all equity awards were assumed or substituted by the hypothetical acquiring company. No benefits are payable to the NEOs pursuant to the terms of the Executive Severance Plan and there is no accelerated vesting pursuant to the terms of the applicable equity award agreements if the NEOs' employment continues after a COC; however, Mr. Narayen's Retention Agreement provides that all outstanding equity awards (to the extent credited, for performance shares) accelerate and are immediately exercisable and vested in full upon a COC, regardless of whether his employment is terminated.

(10)
Assumes that equity awards were not assumed or substituted by the hypothetical acquiring company. Pursuant to the terms of the applicable equity plans generally, any unexercised and/or unvested portions of any outstanding equity awards that are not assumed or substituted by the acquiring company are immediately exercisable and vested in full as of the date immediately prior to the effective date of the COC.

DIRECTOR COMPENSATION

        The following table sets forth certain information with respect to compensation awarded to, paid to or earned by each of Adobe's non-employee directors during fiscal year 2009.

Name	Fees Earned or Paid in Cash(1)(2)(3) ($)	Stock Awards(4)(5)(6)(7) ($)	Option Awards(5)(8)(9)(10) ($)	Total ($)
Charles M. Geschke	100,000	—	274,486	374,486
John E. Warnock	100,000	123,733	137,230	360,963
Edward W. Barnholt	80,000	—	274,486	354,486
Robert K. Burgess	50,000	—	346,366	396,366
Michael R. Cannon	68,365	162,024	237,424	467,813
James E. Daley	97,500	—	274,486	371,986
Carol Mills	87,500	81,020	327,282	495,802
Daniel Rosensweig(11)	53,869	210,812	—	264,681
Colleen M. Pouliot(12)	21,948	—	565,678	587,626
Robert Sedgewick	70,000	81,020	337,703	488,723
Delbert W. Yocam(12)	23,637	—	565,678	589,315

(1)
Effective as of the second quarter of fiscal year 2009, director fees were paid at the end of the quarter for which services were provided. Prior to the second quarter of fiscal year 2009 director fees were paid prior to the start of each quarter. As a result, this table includes fees for services provided during the first quarter of fiscal year 2009 that were paid in the fourth quarter of fiscal year 2008.

(2)
The following table provides a breakdown of the annual retainers and committee fees earned or paid in cash:

Name	Annual Board Retainers ($)	Audit Committee Fees ($)		Executive Compensation Committee Fees ($)		Nominating and Governance Committee Fees ($)	Total ($)
Dr. Geschke	100,000*	—		—		—	100,000
Dr. Warnock	100,000*	—		—		—	100,000
Mr. Barnholt	50,000	—		15,000		15,000	80,000
Mr. Burgess	50,000	—		—		—	50,000
Mr. Cannon	50,000	13,462	**	4,903	**	—	68,365
Mr. Daley	50,000	40,000		—		7,500	97,500
Ms. Mills	50,000	—		30,000		7,500	87,500
Mr. Rosensweig***	43,938	—		9,931		—	53,869
Ms. Pouliot***	16,883	—		5,065		—	21,948
Dr. Sedgewick	50,000	20,000		—		—	70,000
Mr. Yocam***	16,884	6,753		—		—	23,637

    *
    Includes $50,000 annual Board member fee and $50,000 annual Board Chair fee.

    **
    Mr. Cannon served on the Executive Compensation Committee through March 31, 2009. On April 1, 2009 he became a member of the Audit Committee.

    ***
    Retainers and fees for these directors were pro-rated based on the date each person joined or left the Board during the year. Please refer to footnotes 11 and 12 below.

(3)
Messrs. Cannon and Daley each deferred all cash fees pursuant to Adobe's Deferred Compensation Plan. For more information on this plan, see the discussion of our Deferred Compensation Plan below.

(4)
These amounts do not reflect the actual economic value realized by the director for these awards. These amounts represent the dollar amount recognized for financial statement reporting purposes for fiscal year 2009 of restricted stock units granted in fiscal year 2009 disregarding estimates of forfeitures related to service-based vesting conditions. For the assumptions and methodology used to calculate these amounts, please see Part II, Item 8 "Financial Statements and Supplementary Data" of our 2009 Annual Report on Form 10-K and the Notes to Consolidated Financial Statements at Note 13, "Stock-based Compensation."

(5)
On April 2, 2009, each non-employee director other than Mr. Rosensweig received a grant of stock options, RSUs, or a 50% combination of each (as elected by each director in his or her discretion prior to the end of the previous fiscal year), per the terms of the Board's non-employee director compensation policy, as described below.

(6)
The grant date fair value for each of the fiscal year 2009 annual RSUs is $123,733 per grant for Mr. Warnock, Ms. Mills and Mr. Sedgewick and $247,443 for Mr. Cannon's grant. Mr. Rosensweig received an RSU award on January 12, 2009, which has a grant date fair value of $482,423. These amounts do not reflect the actual economic value realized by the director for these awards.

(7)
At 2009 fiscal year end, each non-employee director held the following aggregate number of unvested RSUs:

Name	Aggregate Shares Subject to Unvested RSUs (#)
Dr. Geschke	—
Dr. Warnock	5,315
Mr. Barnholt	—
Mr. Burgess	—
Mr. Cannon	10,629
Mr. Daley	—
Ms. Mills	5,315
Mr. Rosensweig	20,304
Ms. Pouliot	—
Dr. Sedgewick	5,315
Mr. Yocam	—
(8)
These amounts do not reflect the actual economic value realized by the director for these awards. These amounts represent the dollar amount recognized for financial statement reporting purposes for fiscal year 2009 of stock options granted both in and prior to fiscal year 2009 pursuant to the Director Plan or the 2003 Plan, in accordance with applicable accounting guidance related to stock-based compensation, disregarding estimates of forfeitures related to service-based vesting conditions.

(9)
The grant date fair value for each of the fiscal year 2009 annual stock option grants is $274,486 per grant for Messrs. Burgess, Barnholt, Daley and Geschke and $137,230 per grant for Ms. Mills, Mr. Sedgewick and Mr. Warnock. For the methodology of how this amount is calculated, please see Part II, Item 8 "Financial Statements and Supplementary Data" of our 2009 Annual Report on Form 10-K and the Notes to Consolidated Financial Statements at Note 13, "Stock-based Compensation," and our 2008 Annual Report on Form 10-K in the Notes to Consolidated Financial Statements at Note 11, "Stock-based Compensation."

(10)
At 2009 fiscal year end, each non-employee director held stock options, including vested and unvested options, to purchase the following aggregate number of shares of our common stock:

Name	Aggregate Shares Subject to Outstanding Options (#)
Dr. Geschke	526,887
Dr. Warnock	430,942
Mr. Barnholt	131,887
Mr. Burgess	131,887
Mr. Cannon	110,000
Mr. Daley	236,887
Ms. Mills	165,942
Ms. Pouliot	75,000
Dr. Sedgewick	270,942
Mr. Yocam	75,000
(11)
Mr. Rosensweig was elected to the Board on January 12, 2009. Pursuant to the terms of the Board's non-employee director compensation policy, upon his election, Mr. Rosensweig received an initial RSU award in an amount valued at $450,000, as described below. This award will vest 50% each year on the anniversary of the grant date over a two-year period. As a result of this award,

  Mr. Rosensweig will not be eligible to receive an annual equity award until the 2010 annual meeting of stockholders.

(12)
Ms. Pouliot and Mr. Yocam retired from our Board on March 31, 2009. In recognition of their service to the Board, all of their outstanding options were accelerated upon their retirement and remain exercisable for one year after their retirement date. Amounts in the table reflect the dollar amount recognized for financial statement reporting purposes for fiscal year 2009, including the stock options accelerated upon Ms. Pouliot's and Mr. Yocam's retirements.

Compensation Philosophy

        The general policy of our Board is that compensation for non-employee directors should be a mix of cash and equity-based compensation to reward directors for a year of service in fulfilling their oversight responsibilities. Adobe does not compensate its management director (Chief Executive Officer) for Board service in addition to his regular employee compensation. Each year, the Executive Compensation Committee evaluates the appropriate level and form of compensation for non-employee directors and recommends changes, if any, to the Board. The Executive Compensation Committee considers advice from Compensia, when appropriate. Our Board reviews the Executive Compensation Committee's recommendations and then determines the amount of director compensation.

Fees Earned or Paid in Cash

        In fiscal year 2009, each non-employee director received an annual retainer of $50,000 (in addition, each Chairman of the Board received a Board Chair fee of $50,000) plus committee fees for each committee on which he or she served*, as follows:

Committee	Chair ($)	Members ($)
Audit	40,000	20,000
Executive Compensation	30,000	15,000
Nominating and Governance	15,000	7,500

*
All Board and committee retainers were subject to pro-ration based on service time, with actual amounts earned by each director during fiscal year 2009 shown in footnote 2 of the "Director Compensation" table.

        Our Board retained the same levels of compensation for fiscal year 2010.

Equity Awards

        Our Board approved a 2009 Non-Employee Director Compensation Policy, effective November 29, 2008, which includes equity award grants to non-employee directors as follows:

  •
  an initial grant of RSUs in an amount valued (based on the estimated value on the date of grant) at $450,000 that is converted into a number of RSUs based on the average closing market price over the 30 calendar days ending the day prior to the grant date; the award vests 50% each year on the anniversary of the grant date over a two-year period; directors receiving an initial grant will not be eligible to receive an annual grant until the second annual meeting of stockholders after joining the Board; directors who first join our Board upon being elected at an annual meeting of stockholders will receive the initial award and will also receive an annual award at the next annual meeting; and

  •
  an annual grant of stock options, RSUs, or a 50% combination of each (to be elected by each director in his or her discretion prior to the end of the previous fiscal year), which vests 100% on the day immediately preceding our next annual meeting of stockholders. The annual award is valued at $210,000 (based on the estimated value on the date of grant, determined as described below) and is converted into a number of RSUs based on the average closing market price over the 30 calendar days ending the day prior to the grant date. If the director elects to receive the annual award partially or entirely in the form of stock options, the RSU award amount (either 50% or 100%, depending on the mix the director previously elected) is multiplied by three to determine the number of stock options.

        All outstanding stock options granted to non-employee directors on or before November 28, 2008, vest and are exercisable at a rate of 25% on the day immediately preceding our annual stockholder meeting over a four-year period.

        Non-employee directors may only exercise the stock options once they vest. Stock options are generally exercisable until not later than three months after termination of director status (except in the case of termination due to death or disability), but that period is extended for non-employee directors with at least four years of Board service to Adobe, to one year following termination of director status, or the expiration date of the stock option, if earlier. If a non-employee director's service terminates due to death or disability, the director will be given credit for an additional 12 months of service for the vesting of both stock options and RSUs.

        In the event of a change of control, any unvested portion of a non-employee director option shall become fully vested and exercisable 30 days prior to the transaction resulting in a change of control. If the stock option is not assumed or substituted by the acquiring company, it will terminate to the extent it is not exercised on or before the date of such a transaction. Any unvested portion of a RSU award will become vested in full immediately prior to the effective date of a change of control.

Deferred Compensation Plan

        Our Deferred Compensation Plan allows non-employee directors to defer from 5% up to 100% of their cash compensation, which amounts are deemed invested in the investment funds selected by the director from the same fund options as generally available in Adobe's 401(k) Plan (other than the individual direct brokerage account and Retirement Savings Trust). Participants may also contribute 100% per vesting tranche of their RSU awards. Deferred Compensation Plan participants must elect irrevocably to receive the deferred funds on a specified date at least three years in the future in the form of a lump sum or annual installments over five, 10 or 15 years. Messrs. Cannon and Daley participated in the Deferred Compensation Plan with respect to 100% of their respective retainers and committee fees for their services in fiscal year 2009. See "Executive Compensation—Nonqualified Deferred Compensation" in this proxy statement for more information regarding our Deferred Compensation Plan.

Expenses

        We reimburse our directors for their travel and related expenses in connection with attending Board and committee meetings, as well as costs and expenses incurred in attending director education programs and other Adobe-related seminars and conferences.

Other Benefits

        Non-employee directors are offered an opportunity to purchase certain Adobe health, dental, and vision insurance while serving as a Board member. Participating directors pay 100% of their own insurance premiums.

Stock Ownership Guidelines

        We adopted stock ownership guidelines for members of our Board. Under these guidelines, each non-employee director should hold 25% of the net shares acquired from Adobe until the total number of shares held by such non-employee director equals or exceeds 5,000 shares. Once achieved, this 5,000 share guideline should be maintained going forward. An "acquired share" includes shares of vested restricted stock, RSUs, performance shares, performance units and shares issued upon the exercise of vested options. "Net shares acquired" means acquired shares remaining after deducting acquired shares sold to cover the exercise price and withheld taxes. Shares that count toward the minimum share ownership include shares owned outright or beneficially owned, shares acquired through the Employee Stock Purchase Plan, vested restricted stock, vested RSUs, and shares issued upon the exercise of vested options, as well as vested performance shares or performance units deferred into our Deferred Compensation Plan. As of November 27, 2009, each of our non-employee directors was in compliance with these guidelines.

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

        The members of our Executive Compensation Committee for fiscal year 2009 prior to April 1, 2009 were Messrs. Cannon and Barnholt and Mses. Mills and Pouliot. Effective April 1, 2009 and for the remainder of fiscal year 2009, the members of our Executive Compensation Committee were Ms. Mills and Messrs. Barnholt and Rosensweig. Ms. Pouliot was an executive officer of Adobe from 1990 to 2001 and continued as an employee of Adobe through a portion of fiscal year 2002. There are no members of our Executive Compensation Committee who were officers or employees of Adobe or any of our subsidiaries during fiscal year 2009. Other than Ms. Pouliot, no members were formerly officers of Adobe or had any relationship otherwise requiring disclosure hereunder. During fiscal year 2009, no interlocking relationships existed between any of our executive officers or members of our Board or Executive Compensation Committee, on the one hand, and the executive officers or members of the board of directors or compensation committee of any other entity, on the other hand. However, during fiscal year 2009, Mr. Cannon, a member of our Board, who also served as a member of our Executive Compensation Committee until April 1, 2009, served as President, Global Operations, of Dell Inc. until January 31, 2009. In September 2009, Mr. Narayen was appointed to the Board of Directors of Dell Inc. and as a member of its Leadership Development and Compensation Committee.

TRANSACTIONS WITH RELATED PERSONS

Review, Approval or Ratification of Transactions with Related Persons

        Adobe's Code of Business Conduct requires that all employees and directors avoid conflicts of interests that interfere with the performance of their duties or are not in the best interests of Adobe.

        In addition, pursuant to its written charter, the Nominating and Governance Committee considers and approves or disapproves any related person transaction as defined under Item 404 of Regulation S-K promulgated by the SEC, after examining each such transaction for potential conflicts of interest and other improprieties. The Nominating and Governance Committee has not adopted any specific written procedures for conducting such reviews and considers each transaction in light of the specific facts and circumstances presented.

Transactions with Related Persons

        Since the beginning of fiscal year 2009, there have not been any transactions, nor are there any currently proposed transactions, in which Adobe was or is to be a participant, the amount involved exceeded $120,000, and any related person had or will have a material direct or indirect interest.

 HOUSEHOLDING OF PROXY MATERIALS

        We have adopted a procedure approved by the SEC known as "householding." This procedure allows multiple stockholders residing at the same address the convenience of receiving a single copy of our Notice, 2009 Annual Report and proxy materials, as applicable. This allows us to save money by reducing the number of documents we must print and mail, and helps reduce the environmental impact as well.

        Householding is available to both registered stockholders and beneficial owners of shares held in street name.

Registered Stockholders

        If you are a registered stockholder and have consented to our mailing of proxy materials and other stockholder information to only one account in your household, as identified by you, we will deliver or mail a single copy of our Notice, 2009 Annual Report and proxy materials, as applicable, for all registered stockholders residing at the same address. Your consent will be perpetual unless you revoke it, which you may do at any time by calling Broadridge Financial Solutions, Inc. at 1-800-542-1061 (toll free). If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice. If you received a householded mailing this year, and you would like to receive additional copies of our Notice, 2009 Annual Report and proxy materials, as applicable, mailed to you, please submit your request to Broadridge who will promptly deliver the requested copies.

        Registered stockholders who have not consented to householding will continue to receive copies of our Notice, Annual Reports and proxy materials, as applicable, for each registered stockholder residing at the same address. As a registered stockholder, you may elect to participate in householding and receive only a single copy of annual reports or proxy statements for all registered stockholders residing at the same address by contacting Broadridge as outlined above.

Street Name Holders

        Stockholders who hold their shares through a brokerage may elect to participate in householding or revoke their consent to participate in householding by contacting their respective brokers.

ANNUAL REPORT

        Accompanying this proxy statement is our Annual Report on Form 10-K for the fiscal year ended November 27, 2009. The 2009 Annual Report contains audited financial statements covering our fiscal years ended November 27, 2009, November 28, 2008 and November 30, 2007. Copies of our Annual Report on Form 10-K for the fiscal year ended November 27, 2009, as filed with the SEC, are available free of charge on our website at www.adobe.com/aboutadobe/invrelations or you can request a copy free of charge by calling 408-536-4700 or sending an email to adobe@kpcorp.com. Please include your contact information with the request.

 IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON APRIL 16, 2010

        This proxy statement and our 2009 Annual Report on Form 10-K for the fiscal year ended November 27, 2009, as filed with the SEC, are available at http://materials.proxyvote.com/00724F.

 STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

        Stockholder proposals may be included in our proxy statement for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. For a stockholder proposal to be considered for inclusion in our proxy statement for the annual meeting to be held in 2011, we must receive the proposal at our principal executive offices, addressed to the Secretary, no later than November 5, 2010. In addition, a stockholder proposal that is not intended for inclusion in our proxy statement under Rule 14a-8 may be brought before the 2011 annual meeting so long as we receive information and notice of the proposal in compliance with the requirements set forth in our Bylaws, addressed to the Secretary at our principal executive offices, not later than November 5, 2010 nor earlier than October 6, 2010.

Karen Cottle Senior Vice President, General Counsel & Secretary

March 5, 2010
San Jose, California

 Appendix A

ADOBE SYSTEMS INCORPORATED
2003 EQUITY INCENTIVE PLAN

Amended and Restated as of April 16, 2010

1. Establishment, Purpose and Term of Plan	A-1
1.1 Establishment	A-1
1.2 Purpose	A-1
1.3 Term of Plan	A-1
2. Definitions and Construction	A-1
2.1 Definitions	A-1
2.2 Construction	A-4
3. Administration	A-4
3.1 Administration by the Committee	A-4
3.2 Authority of Officers	A-5
3.3 Administration with Respect to Insiders	A-5
3.4 Committee Complying with Section 162 (m)	A-5
3.5 Powers of the Committee	A-5
3.6 Repricing	A-6
3.7 Indemnification	A-6
4. Shares Subject to Plan	A-6
4.1 Maximum Number of Shares Issuable	A-6
4.2 Adjustments for Changes in Capital Structure	A-7
5. Eligibility and Award Limitations	A-7
5.1 Persons Eligible for Awards	A-7
5.2 Participation	A-7
5.3 Incentive Stock Option Limitations	A-7
5.4 Award Limits	A-8
6. Terms and Conditions of Options	A-8
6.1 Exercise Price	A-9
6.2 Exercisability and Term of Options	A-9
6.3 Payment of Exercise Price	A-9
6.4 Effect of Termination of Service	A-10
6.5 Transferability of Options	A-10
7. Terms and Conditions of Stock Appreciation Rights	A-10
7.1 Types of SARs Authorized	A-10
7.2 Exercise Price	A-10
7.3 Exercisability and Term of SARs	A-10

A-i

7.4 Exercise of SARs	A-11
7.5 Deemed Exercise of SARs	A-11
7.6 Effect of Termination of Service	A-11
7.7 Nontransferability of SARs	A-11
8. Terms and Conditions of Stock Awards	A-11
8.1 Types of Stock Awards Authorized	A-12
8.2 Purchase Price	A-12
8.3 Purchase Period	A-12
8.4 Payment of Purchase Price	A-12
8.5 Vesting: Restrictions on Transfer; Deferral	A-12
8.6 Voting Rights; Dividends and Distributions	A-13
8.7 Effect of Termination of Service	A-13
8.8 Nontransferability of Stock Award Rights	A-13
9. Terms and Conditions of Performance Awards	A-13
9.1 Types of Performance Awards Authorized	A-13
9.2 Initial Value of Performance Shares and Performance Units	A-14
9.3 Establishment of Performance Period, Performance Goals and Performance Award Formula	A-14
9.4 Measurement of Performance Goals	A-14
9.5 Settlement of Performance Awards	A-16
9.6 Dividend Equivalents	A-17
9.7 Effect of Termination of Service	A-17
9.8 Nontransferability of Performance Awards	A-17
10. Standard Forms of Award Agreement	A-17
10.1 Award Agreements	A-17
10.2 Authority to Vary Terms	A-17
11. Change of Control	A-18
11.1 Awards Granted Prior to January 24, 2008	A-18
11.2 Awards Granted On or After January 24, 2008	A-19
12. Compliance with Securities Law	A-20
13. Tax Withholding	A-20
13.1 Tax Withholding in General	A-20
13.2 Withholding in Shares	A-20
14. Termination of Amendment of Plan	A-20

A-ii

15. Miscellaneous Provisions	A-21
15.1 Repurchase Rights	A-21
15.2 Provision of Information	A-21
15.3 Rights as Employee, Consultant or Director	A-21
15.4 Rights as a Stockholder	A-21
15.5 Fractional Shares	A-21
15.6 Beneficiary Designation	A-21
15.7 Unfunded Obligation	A-21
15.8 Section 409A	A-22

A-iii

 ADOBE SYSTEMS INCORPORATED
2003 EQUITY INCENTIVE PLAN

1.    ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

        1.1    Establishment.    Adobe Systems Incorporated, a Delaware corporation, hereby establishes the Adobe Systems Incorporated 2003 Equity Incentive Plan (as amended and restated, the "Plan") effective as of April 9, 2003, the date of its approval by the stockholders of the Company (the "Effective Date").

        1.2    Purpose.    The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation Rights, Stock Purchase Rights, Stock Bonuses, Restricted Stock Units, Performance Shares and Performance Units.

        1.3    Term of Plan.    The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Awards granted under the Plan have lapsed. However, all Incentive Stock Options shall be granted, if at all, within ten (10) years from the earlier of the date the Plan is adopted, as amended, by the Board or the date the Plan is duly approved, as amended, by the stockholders of the Company.

2.    DEFINITIONS AND CONSTRUCTION.

        2.1    Definitions.    Whenever used herein, the following terms shall have their respective meanings set forth below:

          (a)   "Affiliate" means (i) an entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) an entity, other than a Subsidiary Corporation, that is controlled by the Company directly, or indirectly through one or more intermediary entities. For this purpose, the term "control" (including the term "controlled by") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the relevant entity, whether through the ownership of voting securities, by contract or otherwise; or shall have such other meaning assigned such term for the purposes of registration on Form S-8 under the Securities Act.

          (b)   "Award" means any Option, SAR, Stock Purchase Right, Stock Bonus, Restricted Stock Unit, Performance Share or Performance Unit granted under the Plan.

          (c)   "Award Agreement" means a written agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant. An Award Agreement may be an "Option Agreement, an "SAR Agreement," a "Stock Purchase Agreement," a "Stock Bonus Agreement," a "Restricted Stock Unit Agreement,"" a "Performance Share Agreement" or a "Performance Unit Agreement."

          (d)   "Board" means the Board of Directors of the Company.

          (e)   "Code" means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

          (f)    "Committee" means the Executive Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. If no committee of the Board has been appointed to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

          (g)   "Company" means Adobe Systems Incorporated, a Delaware corporation, or any successor corporation thereto.

          (h)   "Consultant" means a person engaged to provide consulting or advisory services (other than as an Employee or a member of the Board) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on (i) registration on a Form S-8 Registration Statement under the Securities Act, or (ii) Rule 701 of the Securities Act, or (iii) other means of compliance with the securities laws of all relevant jurisdictions.

          (i)    "Director" means a member of the Board or the board of directors of any other Participating Company.

          (j)    "Disability" means the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) and 409A(a)(2)(c)(i) of the Code.

          (k)   "Dividend Equivalent" means a credit, made at the discretion of the Committee or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.

          (l)    "Employee" means any person treated as an employee (including an Officer or a member of the Board who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a member of the Board nor payment of a director's fee shall be sufficient to constitute employment for purposes of the Plan.

          (m)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (n)   "Fair Market Value" means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

              (i)  If, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) as quoted on the Nasdaq Global Select Market, The Nasdaq SmallCap Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.

             (ii)  If, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.

          (o)   "Incentive Stock Option" means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

          (p)   "Insider" means an Officer, a member of the Board or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

          (q)   "Nonstatutory Stock Option" means an Option not intended to be (as set forth in the Award Agreement) an incentive stock option within the meaning of Section 422(b) of the Code.

          (r)   "Officer" means any person designated by the Board as an officer of the Company.

          (s)   "Option" means the right to purchase Stock at a stated price for a specified period of time granted to a participant pursuant to Section 6 of the Plan. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

          (t)    "Parent Corporation" means any present or future "parent corporation" of the Company, as defined in Section 424(e) of the Code.

          (u)   "Participant" means any eligible person who has been granted one or more Awards.

          (v)   "Participating Company" means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.

          (w)  "Participating Company Group" means, at any point in time, all corporations collectively which are then Participating Companies.

          (x)   "Performance Award" means an Award of Performance Shares or Performance Units.

          (y)   "Performance Award Formula" means, for any Performance Award, a formula or table established by the Committee pursuant to Section 9.3 of the Plan which provides the basis for computing the value of a Performance Award at one or more threshold levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.

          (z)   "Performance Goal" means a performance goal established by the Committee pursuant to Section 9.3 of the Plan.

          (aa) "Performance Period" means a period established by the Committee pursuant to Section 9.3 of the Plan at the end of which one or more Performance Goals are to be measured.

          (bb) "Performance Share" means a bookkeeping entry representing a right granted to a Participant pursuant to Section 9 of the Plan to receive a payment equal to the value of a Performance Share based on performance.

          (cc) "Performance Unit" means a bookkeeping entry representing a right granted to a Participant pursuant to Section 9 of the Plan to receive a payment equal to the value of a Performance Unit based upon performance.

          (dd) "Predecessor Plans" mean, collectively, the Adobe Systems Incorporated 1994 Stock Option Plan and the Adobe Systems Incorporated 1999 Equity Incentive Plan.

          (ee) "Restricted Stock Unit" means a bookkeeping entry representing a right granted to a Participant pursuant to Section 8 of the Plan to receive one share of Stock, a cash payment equal to the value of one share of Stock, or a combination thereof, as determined in the sole discretion of the Committee.

          (ff)  "Restriction Period" means the period established in accordance with Section 8.5 of the Plan during which shares subject to a Stock Award are subject to Vesting Conditions.

          (gg) "Rule 16b-3" means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

          (hh) "SAR" or "Stock Appreciation Right" means a bookkeeping entry representing, for each share of Stock subject to such SAR, a right granted to a Participant pursuant to Section 7 of the Plan to receive payment of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price.

          (ii)   "Section 162(m)" means Section 162(m) of the Code.

          (jj)   "Securities Act" means the Securities Act of 1933, as amended.

          (kk) "Service" means a Participant's employment or service with the Participating Company Group as an Employee, a Consultant or a Director, whichever such capacity the Participant held on the date of grant of an Award. Unless otherwise determined by the Board, a Participant's Service shall be deemed to have terminated if the Participant ceases to render service to the Participating Company Group in such initial capacity. However, a Participant's Service shall not be deemed to have terminated merely because of a change in the Participating Company for which the Participant renders such Service in such initial capacity, provided that there is no interruption or termination of the Participant's Service. Furthermore, a Participant's Service shall not be deemed to have terminated if the Participant takes any bona fide leave of absence approved by the Company of ninety (90) days or less. In the event of a leave in excess of ninety (90) days, the Participant's Service shall be deemed to terminate on the ninety-first (91st) day of the leave unless the Participant's right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Participant's Award Agreement. A Participant's Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant's Service has terminated and the effective date of such termination.

          (ll)   "Stock" means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2 of the Plan.

          (mm)  "Stock Award" means an Award of a Stock Bonus, a Stock Purchase Right or a Restricted Stock Unit Award.

          (nn) "Stock Bonus" means Stock granted to a Participant pursuant to Section 8 of the Plan.

          (oo) "Stock Purchase Right" means a right to purchase Stock granted to a Participant pursuant to Section 8 of the Plan.

          (pp) "Subsidiary Corporation" means any present or future "subsidiary corporation" of the Company, as defined in Section 424(f) of the Code.

          (qq) "Ten Percent Owner" means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.

          (rr)  "Vesting Conditions" mean those conditions established in accordance with Section 8.5 of the Plan prior to the satisfaction of which shares subject to a Stock Award remain subject to forfeiture or a repurchase option in favor of the Company.

        2.2    Construction.    Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

3.    ADMINISTRATION.

        3.1    Administration by the Committee.    The Plan shall be administered by the Committee. All questions of interpretation of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Award.

        3.2    Authority of Officers.    Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election. To the extent consistent with applicable law (including but not limited to Delaware General Corporation Law Section 157(c)), the Board may, in its discretion, delegate to a committee comprised of one or more Officers (any such committee, an "Officer Committee") the authority to designate Employees (other than themselves) to receive one or more Options or rights to acquire shares of Stock and to determine the number of shares of Stock subject to such Options and rights, without further approval of the Board or the Committee. Any such grants will be subject to the terms of the Board resolutions providing for such delegation of authority.

        3.3    Administration with Respect to Insiders.    With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

        3.4    Committee Complying with Section 162(m).    If the Company is a "publicly held corporation" within the meaning of Section 162(m), the Board may establish a Committee of "outside directors" within the meaning of Section 162(m) to approve the grant of any Award which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

        3.5    Powers of the Committee.    In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

          (a)   to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock or units to be subject to each Award;

          (b)   to determine the type of Award granted and to designate Options as Incentive Stock Options or Nonstatutory Stock Options;

          (c)   to determine the Fair Market Value of shares of Stock or other property;

          (d)   to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares purchased pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of the expiration of any Award, (vii) the effect of the Participant's termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

          (e)   to determine whether an Award of SARs, Restricted Stock Units, Performance Shares or Performance Units will be settled in shares of Stock, cash, or in any combination thereof;

          (f)    to approve one or more forms of Award Agreement;

          (g)   to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;

          (h)   to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant's termination of Service;

          (i)    to prescribe, amend or rescind rules, guidelines and policies relating to the plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws of or to accommodate the laws, regulations, tax or accounting effectiveness, accounting principles or custom of, foreign jurisdictions whose citizens may be granted Awards; and

          (j)    to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

        3.6    Repricing.    Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Board shall not approve a program providing for either (a) the cancellation of outstanding Options or SARs and the grant in substitution therefor of new Awards having a lower exercise or purchase price or (b) the amendment of outstanding Options or SARs to reduce the exercise price thereof. This paragraph shall not be construed to apply to "issuing or assuming a stock option in a transaction to which section 424(a) applies," within the meaning of Section 424 of the Code.

        3.7    Indemnification.    In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4.    SHARES SUBJECT TO PLAN.

        4.1    Maximum Number of Shares Issuable.    Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be two hundred and seventeen million two hundred and fifty-nine thousand six hundred and twenty (217,259,620). The number of shares of stock available for issuance under the Plan shall be reduced (a) by one share for each share issued pursuant to options or rights granted pursuant to the Predecessor Plans or pursuant to Options or Stock Appreciation Rights, and (b) by one and seventy seven-hundredths (1.77) shares for each share issued pursuant to Awards other than those set forth in the preceding clause (a); provided, however, that (A) for Awards granted prior to April 5, 2007, the reduction was one share of Stock for each share of Stock issued pursuant to any Awards, (B) for Awards granted on April 5, 2007 through and including April 9, 2008, the reduction was two and one-tenth (2.1) shares for each share issued pursuant to any Awards other than options or rights granted pursuant to the Predecessor Plans or pursuant to Options or Stock Appreciation Rights, and (C) for Awards granted on April 10, 2008 through and including March 31, 2009, the reduction was two and four-tenths (2.4) shares for each share issued pursuant to any Awards other than options or rights granted pursuant to the Predecessor Plans or pursuant to Options or Stock Appreciation Rights. Such shares shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company at the Participant's purchase price to effect a forfeiture of unvested shares upon termination of Service, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall be added back to the Plan share reserve in an amount corresponding to the reduction in such share reserve previously made in accordance with the rules described above in this Section 4.1 and again be available for issuance under the Plan. Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award (other than a SAR that may be settled in shares of Stock and/or cash) that is settled in cash. Shares withheld in satisfaction of tax withholding obligations pursuant to Section 13.2 shall not again become available for issuance under the Plan. Upon exercise of a SAR, whether in cash or shares of Stock, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the SAR is exercised. If the exercise price of an Option is paid by "net exercise" (as described in Section 6.3(a)(iv)) or tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the Option is exercised.

        4.2    Adjustments for Changes in Capital Structure.    In the event of any change in the Stock through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate adjustments shall be made in the number and class of shares subject to the Plan, in the ISO Share Limit set forth in Section 5.3(b), the Award limits set forth in Section 5.4 and to any outstanding Awards, and in the exercise or purchase price per share under any outstanding Award. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the exercise or purchase price under any Award be decreased to an amount less than the par value, if any, of the stock subject to such Award. The adjustments determined by the Committee pursuant to this Section 4.2 shall be final, binding and conclusive.

5.    ELIGIBILITY AND AWARD LIMITATIONS.

        5.1    Persons Eligible for Awards.    Awards may be granted only to Employees, Directors and Consultants. No Award shall be granted prior to the date on which such person commences Service.

        5.2    Participation.    Except as otherwise provided in Section 3.2 above, Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one (1) Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

        5.3    Incentive Stock Option Limitations.

          (a)   Persons Eligible.    An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation or a Subsidiary Corporation (each being an "ISO-Qualifying Corporation"). Any person who is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person, but who is otherwise an Employee or a Director of, or Consultant to, the Company or any of its Affiliates, may be granted only a Nonstatutory Stock Option.

          (b)   ISO Share Limit.    Subject to adjustment as provided in Section 4.2, in no event shall more than 188,259,620 shares of Stock be available for issuance pursuant to the exercise of Incentive Stock Options granted under the Plan or the Predecessor Plans (the "ISO Share Limit").

          (c)   Fair Market Value Limitation.    To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise, each portion shall be separately identified.

        5.4    Award Limits.

          (a)   Section 162(m) Award Limits.    The following limits shall apply to the grant of any Award if, at the time of grant, the Company is a "publicly held corporation" within the meaning of Section 162(m).

              (i)  Options and SARs.    Subject to adjustment as provided in Section 4.2, no Employee shall be granted within any fiscal year of the Company one or more Options or Freestanding SARs which in the aggregate are for more than four million (4,000,000) shares of Stock. An Option which is canceled (or a Freestanding SAR as to which the exercise price is reduced to reflect a reduction in the Fair Market Value of the Stock) in the same fiscal year of the Company in which it was granted shall continue to be counted against such limit for such fiscal year.

             (ii)  Stock Awards.    Subject to adjustment as provided in Section 4.2, no Employee shall be granted within any fiscal year of the Company one or more Stock Awards, subject to Vesting Conditions based on the attainment of Performance Goals, for more than two hundred thousand (200,000) shares of Stock.

            (iii)  Performance Awards.    Subject to adjustment as provided in Section 4.2, no Employee shall be granted (A) Performance Shares which could result in such Employee receiving more than two hundred thousand (200,000) shares of Stock for each full fiscal year of the Company contained in the Performance Period for such Award, or (B) Performance Units which could result in such Employee receiving more than two million five hundred thousand dollars ($2,500,000) for each full fiscal year of the Company contained in the Performance Period for such Award. No Participant may be granted more than one Performance Award for the same Performance Period.

6.    TERMS AND CONDITIONS OF OPTIONS.

        Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Options may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

        6.1    Exercise Price.    The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Sections 409A and 424(a) of the Code.

        6.2    Exercisability and Term of Options.    Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of seven (7) years after the effective date of grant of such Option, and (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option. Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, any Option granted hereunder to an Employee, Consultant or Director shall terminate seven (7) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

        6.3    Payment of Exercise Price.

          (a)   Forms of Consideration Authorized.    Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price, (iii) by delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a "Cashless Exercise"), (iv) by a "net exercise" arrangement pursuant to which the Company will reduce the number of shares of Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided further, however, that shares of Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (A) shares are used to pay the exercise price pursuant to the "net exercise," (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or (v) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (v) by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

          (b)   Limitations on Forms of Consideration.

              (i)  Tender of Stock.    Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company's stock. Unless otherwise provided by the Committee, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for more than six (6) months (or such longer or shorter period as necessary to avoid a charge to earnings for financial accounting purposes) and not used for another Option exercise by attestation during any such period or were not acquired, directly or indirectly, from the Company.

             (ii)  Cashless Exercise.    The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

        6.4    Effect of Termination of Service.    An Option shall be exercisable after a Participant's termination of Service to such extent and during such period as determined by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option.

        6.5    Transferability of Options.    During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant's guardian or legal representative. No Option shall be assignable or transferable by the Participant, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, an Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 Registration Statement under the Securities Act.

7.    TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.

        SARs shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. No SAR or purported SAR shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing SARs may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

        7.1    Types of SARs Authorized.    SARs may be granted in tandem with all or any portion of a related Option (a "Tandem SAR") or may be granted independently of any Option (a "Freestanding SAR"). A Tandem SAR may be granted either concurrently with the grant of the related Option or at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Option.

        7.2    Exercise Price.    The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option and (b) the exercise price per share subject to a Freestanding SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR.

        7.3    Exercisability and Term of SARs.

          (a)   Tandem SARs.    Tandem SARs shall be exercisable only at the time and to the extent, and only to the extent, that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of shares of Stock subject to the related Option. The Committee may, in its discretion, provide in any Award Agreement evidencing a Tandem SAR that such SAR may not be exercised without the advance approval of the Company and, if such approval is not given, then the Option shall nevertheless remain exercisable in accordance with its terms. A Tandem SAR shall terminate and cease to be exercisable no later than the date on which the related Option expires or is terminated or canceled. Upon the exercise of a Tandem SAR with respect to some or all of the shares subject to such SAR, the related Option shall be canceled automatically as to the number of shares with respect to which the Tandem SAR was exercised. Upon the exercise of an Option related to a Tandem SAR as to some or all of the shares subject to such Option, the related Tandem SAR shall be canceled automatically as to the number of shares with respect to which the related Option was exercised.

          (b)   Freestanding SARs.    Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that no Freestanding SAR shall be exercisable after the expiration of eight (8) years after the effective date of grant of such SAR.

        7.4    Exercise of SARs.    Upon the exercise (or deemed exercise pursuant to Section 7.5) of an SAR, the Participant (or the Participant's legal representative or other person who acquired the right to exercise the SAR by reason of the Participant's death) shall be entitled to receive payment of an amount for each share with respect to which the SAR is exercised equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price. Payment of such amount shall be made in cash, shares of Stock, or any combination thereof as determined by the Committee. Unless otherwise provided in the Award Agreement evidencing such SAR, payment shall be made in a lump sum as soon as practicable following the date of exercise of the SAR. The Award Agreement evidencing any SAR may provide for deferred payment in a lump sum or in installments. When payment is to be made in shares of Stock, the number of shares to be issued shall be determined on the basis of the Fair Market Value of a share of Stock on the date of exercise of the SAR. For purposes of Section 7, an SAR shall be deemed exercised on the date on which the Company receives notice of exercise from the Participant.

        7.5    Deemed Exercise of SARs.    If, on the date on which an SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion.

        7.6    Effect of Termination of Service.    An SAR shall be exercisable after a Participant's termination of Service to such extent and during such period as determined by the Committee, in its discretion, and set forth in the Award Agreement evidencing such SAR.

        7.7    Nontransferability of SARs.    SARs may not be assigned or transferred in any manner except by will or the laws of descent and distribution, and, during the lifetime of the Participant, shall be exercisable only by the Participant or the Participant's guardian or legal representative.

8.    TERMS AND CONDITIONS OF STOCK AWARDS.

        Stock Awards shall be evidenced by Award Agreements specifying whether the Award is a Stock Bonus, a Stock Purchase Right or a Restricted Stock Unit, and the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. No Stock Award or purported Stock Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Stock Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

        8.1    Types of Stock Awards Authorized.    Stock Awards may be in the form of a Stock Bonus, a Stock Purchase Right or a Restricted Stock Unit. Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, service to a Participating Company or upon the attainment of one or more Performance Goals described in Section 9.4. If either the grant of a Stock Award or the lapsing of the Restriction Period is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 9.3 through 9.5(a).

        8.2    Purchase Price.    The purchase price for shares of Stock issuable under each Stock Purchase Right shall be established by the Committee in its discretion. No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving shares of Stock pursuant to a Stock Bonus, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock subject to such Stock Award.

        8.3    Purchase Period.    A Stock Purchase Right shall be exercisable within a period established by the Committee, which shall in no event exceed thirty (30) days from the effective date of the grant of the Stock Purchase Right; provided, however, that no Stock Purchase Right granted to an Employee, a Consultant or a Director may become exercisable prior to the date on which such person commences Service.

        8.4    Payment of Purchase Price.    Stock Bonuses shall be issued in consideration for past services actually rendered to a Participating Company or for its benefit. At the time of grant of Restricted Stock Units, the Committee will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Stock acquired pursuant to Restricted Stock Units. Except as otherwise provided below, payment of the purchase price for the number of shares of Stock being purchased pursuant to any Stock Purchase Right or delivered pursuant to a Restricted Stock Unit shall be made (i) in cash, by check, or cash equivalent, (ii) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (iii) by any combination thereof, in each case consistent with any requirements under applicable law regarding payment in respect of the "par value" of the Stock. The Committee may at any time or from time to time grant Stock Purchase Rights or Restricted Stock Units which do not permit all of the foregoing forms of consideration to be used in payment of the purchase price or which otherwise restrict one or more forms of consideration.

        8.5    Vesting; Restrictions on Transfer; Deferral.    Shares issued pursuant to any Stock Award may or may not be made subject to vesting conditioned upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 9.4 (the "Vesting Conditions"), as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any period (the "Restriction Period") in which shares acquired pursuant to a Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to a Change of Control as provided in Section 11, or as provided in Section 8.8. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions. Restricted Stock Units may be subject to such conditions that may delay the delivery of the shares of Stock (or their cash equivalent) subject to Restricted Stock Units after the vesting of such Award.

        8.6    Voting Rights; Dividends and Distributions.    Except as provided in this Section, Section 8.5 and any Award Agreement, during the Restriction Period applicable to shares subject to a Stock Bonus or Restricted Stock Purchase Right, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares. With respect to Restricted Stock Units, the Committee may, in its sole discretion, provide that dividend equivalents shall not be paid or provide either for the current payment of dividend equivalents or for the accumulation and payment of dividend equivalents to the extent that the Restricted Stock Units become nonforfeitable. In the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, then any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant is entitled by reason of the Participant's Stock Award shall be immediately subject to the same Vesting Conditions and, if applicable, deferral elections as the shares subject to the Stock Award with respect to which such dividends or distributions were paid or adjustments were made.

        8.7    Effect of Termination of Service.    Unless otherwise provided by the Committee in the grant of a Stock Award and set forth in the Award Agreement, if a Participant's Service terminates for any reason, whether voluntary or involuntary (including the Participant's death or disability), then (i) the Company shall have the option to repurchase for the purchase price paid by the Participant any shares acquired by the Participant pursuant to a Stock Purchase Right which remain subject to Vesting Conditions as of the date of the Participant's termination of Service, (ii) the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Stock Bonus which remain subject to Vesting Conditions as of the date of the Participant's termination of Service and (iii) the Participant shall forfeit all rights in any portion of a Restricted Stock Unit award that has not vested as of the date of the Participant's termination of Service. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.

        8.8    Nontransferability of Stock Award Rights.    Rights to acquire shares of Stock pursuant to a Stock Award may not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant's beneficiary, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, shall be exercisable only by the Participant or the Participant's guardian or legal representative.

9.    TERMS AND CONDITIONS OF PERFORMANCE AWARDS.

        Performance Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. No Performance Award or purported Performance Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Performance Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

        9.1    Types of Performance Awards Authorized.    Performance Awards may be in the form of either Performance Shares or Performance Units. Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.

        9.2    Initial Value of Performance Shares and Performance Units.    Unless otherwise provided by the Committee (or, as applicable for awards not granted in a manner intending to comply with Section 162(m), a duly authorized Officer Committee in accordance with applicable law) in granting a Performance Award, each Performance Share shall have an initial value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 4.2, on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial value of one hundred dollars ($100). The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.

        9.3    Establishment of Performance Period, Performance Goals and Performance Award Formula.    In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period, Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant. Unless otherwise permitted in compliance with the requirements under Section 162(m) with respect to "performance-based compensation," the Committee shall establish the Performance Goal(s) and Performance Award Formula applicable to each Performance Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period or (b) the date on which 25% of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Goals remains substantially uncertain. Once established, the Performance Goals and Performance Award Formula shall not be changed during the Performance Period. The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.

        9.4    Measurement of Performance Goals.    Performance Goals shall be established by the Committee on the basis of targets to be attained with respect to one or more measures of business or financial performance (each, a "Performance Measure"), subject to the following:

          (a)   Permitted Performance Measures.    Performance Measures may be one or more of the following, as determined by the Committee:

              (i)  growth in revenue;

             (ii)  growth in the market price of the Stock;

            (iii)  operating margin;

            (iv)  gross margin;

             (v)  operating income;

            (vi)  pre-tax profit;

           (vii)  earnings before interest, taxes and depreciation;

          (viii)  earnings before interest, taxes, depreciation and amortization;

            (ix)  net income;

             (x)  total return on shares of Stock relative to the increase in an appropriate index as may be selected by the Committee;

            (xi)  earnings per share;

           (xii)  return on stockholder equity;

          (xiii)  return on net assets;

          (xiv)  expenses;

           (xv)  return on capital;

          (xvi)  economic value added;

         (xvii)  market share;

        (xviii)  operating cash flow;

          (xix)  cash flow, as indicated by book earnings before interest, taxes, depreciation and amortization;

           (xx)  cash flow per share;

          (xxi)  customer satisfaction;

         (xxii)  implementation or completion of projects or processes;

        (xxiii)  improvement in or attainment of working capital levels;

        (xxiv)  stockholders' equity; and

          (xxv)  other measures of performance selected by the Committee.

          (b)   Structure of Performance Measures and Performance Goals.    Performance Measures and Performance Goals may differ from Participant to Participant and from Performance Award to Performance Award. Performance Goals may, as the Committee specifies, either include or exclude the effect of payment of Performance Awards under this Plan and any other performance plans of the Company. In establishing a Performance Goal, the Committee may provide that performance shall be appropriately adjusted as follows:

              (i)  to exclude restructuring and/or other nonrecurring charges;

             (ii)  to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings;

            (iii)  to exclude the effects of changes to generally accepted accounting principles required by the Financial Accounting Standards Board;

            (iv)  to exclude the effects of any statutory adjustments to corporate tax rates;

             (v)  to exclude the effects of any "extraordinary items" as determined under generally accepted accounting principles;

            (vi)  to exclude any other unusual, non-recurring gain or loss or other extraordinary item;

           (vii)  to respond to, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development;

          (viii)  to respond to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions;

            (ix)  to exclude the dilutive effects of acquisitions or joint ventures;

             (x)  to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture;

            (xi)  to exclude the effect of any change in the outstanding shares of Stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends;

           (xii)  to reflect a corporate transaction, such as a merger, consolidation, separation (including a spinoff or other distribution of stock or property by a corporation), or reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code); and

          (xiii)  to reflect any partial or complete corporate liquidation.

          (c)   Performance Goals.    Performance Goals may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the level attained during the applicable Performance Period. A Performance Goal may be stated as an absolute value or as a value determined relative to a standard selected by the Committee.

        9.5    Settlement of Performance Awards.

          (a)   Determination of Final Value.    As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.

          (b)   Discretionary Adjustment of Award Formula.    In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award granted to any Participant who is not a "covered employee" within the meaning of Section 162(m) (a "Covered Employee") to reflect such Participant's individual performance in his or her position with the Company or such other factors as the Committee may determine. If permitted under a Covered Employee's Award Agreement, the Committee shall have the discretion, on the basis of such criteria as may be established by the Committee, to reduce some or all of the value of the Performance Award that would otherwise be paid to the Covered Employee upon its settlement notwithstanding the attainment of any Performance Goal and the resulting value of the Performance Award determined in accordance with the Performance Award Formula. No such reduction may result in an increase in the amount payable upon settlement of another Participant's Performance Award.

          (c)   Effect of Leaves of Absence.    Unless otherwise required by law, payment of the final value, if any, of a Performance Award held by a Participant who has taken in excess of thirty (30) days of leaves of absence during a Performance Period shall be prorated on the basis of the number of days of the Participant's Service during the Performance Period during which the Participant was not on a leave of absence.

          (d)   Notice to Participants.    As soon as practicable following the Committee's determination and certification in accordance with Sections 9.5(a) and (b), the Company shall notify each Participant of the determination of the Committee.

          (e)   Payment in Settlement of Performance Awards.    As soon as practicable following the Committee's determination and certification in accordance with Sections 9.5(a) and (b), payment shall be made to each eligible Participant (or such Participant's legal representative or other person who acquired the right to receive such payment by reason of the Participant's death) of the final value of the Participant's Performance Award. Payment of such amount shall be made in cash, shares of Stock, or a combination thereof as determined by the Committee. Unless otherwise provided in the Award Agreement evidencing a Performance Award, payment shall be made in a lump sum. An Award Agreement may provide for deferred payment in a lump sum or in installments at the election of the Participant or otherwise. If any payment is to be made on a deferred basis, the Committee may, but shall not be obligated to, provide for the payment during the deferral period of Dividend Equivalents or interest.

          (f)    Provisions Applicable to Payment in Shares.    If payment is to be made in shares of Stock, the number of such shares shall be determined by dividing the final value of the Performance Award by the value of a share of Stock determined by the method specified in the Award Agreement. Such methods may include, without limitation, the closing market price on a specified date (such as the settlement date) or an average of market prices over a series of trading days. Shares of Stock issued in payment of any Performance Award may be fully vested and freely transferable shares or may be shares of Stock subject to Vesting Conditions as provided in Section 8.5. Any shares subject to Vesting Conditions shall be evidenced by an appropriate Award Agreement and shall be subject to the provisions of Sections 8.5 through 8.8 above.

        9.6    Dividend Equivalents.    In its discretion, the Committee may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to the date on which the Performance Shares are settled or forfeited. Dividend Equivalents may be paid currently or may be accumulated and paid to the extent that Performance Shares become nonforfeitable, as determined by the Committee. Settlement of Dividend Equivalents may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 9.5. Dividend Equivalents shall not be paid with respect to Performance Units.

        9.7    Effect of Termination of Service.    The effect of a Participant's termination of Service on the Participant's Performance Award shall be as determined by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Performance Award.

        9.8    Nontransferability of Performance Awards.    Prior to settlement in accordance with the provisions of the Plan, no Performance Award may be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant's beneficiary, except by will or by the laws of descent and distribution. All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant's guardian or legal representative.

10.    STANDARD FORMS OF AWARD AGREEMENT.

        10.1    Award Agreements.    Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee and as amended from time to time. Any Award Agreement may consist of an appropriate form of Notice of Grant and a form of Agreement incorporated therein by reference, or such other form or forms as the Committee may approve from time to time.

        10.2    Authority to Vary Terms.    The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

11.    CHANGE OF CONTROL.

        11.1    Awards Granted Prior to January 24, 2008.    The following provisions shall control for Awards granted prior to January 24, 2008:

          (a)   Except as otherwise provided in a Participant's Award Agreement:

              (i)  An "Ownership Change Event" shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange by the stockholders of the Company of all or substantially all of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company); or (iv) a liquidation or dissolution of the Company.

             (ii)  A "Change in Control" shall mean an Ownership Change Event or series of related Ownership Change Events (collectively, a "Transaction") in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or, in the case of an Ownership Change Event described in Section 11.1(a)(iii), the entity to which the assets of the Company were transferred.

          (b)   Effect of Change in Control on Options, SARs and Restricted Stock Units.    In the event of a Change in Control, the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be (the "Acquiror"), may, without the consent of any Participant, either assume the Company's rights and obligations under outstanding Options, SARs and Restricted Stock Units or substitute for outstanding Options, SARs and Restricted Stock Units substantially equivalent equity awards for the Acquiror's stock. In the event the Acquiror elects not to assume or substitute for outstanding Options, SARs or Restricted Stock Units in connection with a Change in Control, the Committee shall provide that any unexercised and/or unvested portions of such outstanding Awards shall be immediately exercisable and vested in full as of the date thirty (30) days prior to the date of the Change in Control. The exercise and/or vesting of any Option, SAR or Restricted Stock Unit that was permissible solely by reason of this paragraph 10.2 shall be conditioned upon the consummation of the Change in Control. Any Options, SARs or Restricted Stock Units which are not assumed or replaced by the Acquiror in connection with the Change in Control nor exercised as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.

          (c)   Effect of Change in Control on Stock Awards.    The Committee may, in its discretion, provide in any Award Agreement evidencing a Stock Award that, in the event of a Change in Control, the lapsing of the Restriction Period applicable to the shares subject to the Stock Award held by a Participant whose Service has not terminated prior to such date shall be accelerated effective as of the date of the Change in Control to such extent as specified in such Award Agreement. Any acceleration of the lapsing of the Restriction Period that was permissible solely by reason of this Section 11.1(c) and the provisions of such Award Agreement shall be conditioned upon the consummation of the Change in Control.

          (d)   Effect of Change in Control on Performance Awards.    The Committee may, in its discretion, provide in any Award Agreement evidencing a Performance Award that, in the event of a Change in Control, the Performance Award held by a Participant whose Service has not terminated prior to such date shall become payable effective as of the date of the Change in Control to such extent as specified in such Award Agreement.

        11.2    Awards Granted On or After January 24, 2008.    The following provisions shall control for Awards granted on or after January 24, 2008:

          (a)   Except as otherwise provided in a Participant's Award Agreement, "Change of Control" shall mean a change of control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement; provided, however, that anything in this Plan to the contrary notwithstanding, a Change of Control shall be deemed to have occurred if:

              (i)  any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity or person, or any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act, is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities entitled to vote in the election of directors of the Company;

             (ii)  during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board and any new directors, whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least three-fourths (3/4ths) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (the "Incumbent Directors"), cease for any reason to constitute a majority thereof;

            (iii)  there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company (a "Transaction"), in each case with respect to which the stockholders of the Company immediately prior to such Transaction do not, immediately after the Transaction, own securities representing more than 50% of the combined voting power of the Company, a parent of the Company or other corporation resulting from such Transaction (counting, for this purpose, only those securities held by the Company's stockholders immediately after the Transaction that were received in exchange for, or represent their continuing ownership of, securities of the Company held by them immediately prior to the Transaction);

            (iv)  all or substantially all of the assets of the Company are sold, liquidated or distributed; or

             (v)  there is a "Change of Control" or a "change in the effective control" of the Company within the meaning of Section 280G of the Code and the regulations promulgated thereunder.

          (b)   The Committee or the Board may, in its discretion, provide in any Award Agreement, severance plan or other individual agreement, that, in the event of a Change of Control of the Company, the Award held by a Participant shall become vested, exercisable and/or payable to such extent as specified in such document.

          (c)   In the event of a Change of Control, the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be (the "Acquiror"), may, without the consent of any Participant, either assume the Company's rights and obligations under outstanding Awards or substitute for outstanding Awards substantially equivalent equity awards for the Acquiror's stock. In the event the Acquiror elects not to assume or substitute for outstanding Awards in connection with a Change of Control, any unexercised and/or unvested portions of such outstanding Awards shall become immediately exercisable and vested in full as of immediately prior to the effective date of the Change of Control. The exercise and/or vesting of any Award that was permissible solely by reason of this paragraph 11.2 shall be conditioned upon the consummation of the Change in Control. Any Awards which are not assumed or replaced by the Acquiror in connection with the Change of Control nor exercised as of the time of consummation of the Change of Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change of Control.

12.    COMPLIANCE WITH SECURITIES LAW.

        12.1     The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (i) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award or (ii) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

        12.2     If the exercise of an Award, or the purchase or delivery of shares of Stock subject to an Award, following the termination of the Participant's Service would be prohibited at any time during the applicable post-termination period solely because the issuance of shares of Stock would violate the registration requirements under the Securities Act, then the Award shall terminate on the earlier of (i) the expiration of a period of three (3) months after the termination of the Participant's Service during which the exercise of the Award would not be in violation of such registration requirements, or (ii) the expiration of the term of the Award as set forth in the Award Agreement.

13.    TAX WITHHOLDING.

        13.1    Tax Withholding in General.    The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise of an Option, to make adequate provision for, the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group's tax withholding obligations have been satisfied by the Participant.

        13.2    Withholding in Shares.    The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Participating Company Group. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.

14.    TERMINATION OR AMENDMENT OF PLAN.

        The Committee may terminate or amend the Plan at any time. However, without the approval of the Company's stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company's stockholders under any applicable law, regulation or rule. No termination or amendment of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. In any event, no termination or amendment of the Plan may adversely affect any then outstanding Award without the consent of the Participant, unless such termination or amendment is necessary to comply with any applicable law, regulation or rule.

15.    MISCELLANEOUS PROVISIONS.

        15.1    Repurchase Rights.    Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

        15.2    Provision of Information.    Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company's common stockholders.

        15.3    Rights as Employee, Consultant or Director.    No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, a Consultant or a Director, or interfere with or limit in any way any right of a Participating Company to terminate the Participant's Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award can in no event be understood or interpreted to mean that the Company is the Employee's employer or that the Employee has an employment relationship with the Company.

        15.4    Rights as a Stockholder.    A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.2 or another provision of the Plan.

        15.5    Fractional Shares.    The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

        15.6    Beneficiary Benefits.    Subject to local laws and procedures, the Company may request appropriate written documentation from a trustee or other legal representative, court, or similar legal body, regarding any benefit under the Plan to which the Participant is entitled in the event of such Participant's death before such representative shall be entitled to act on behalf of the Participant and before a beneficiary receives any or all of such benefit.

        15.7    Unfunded Obligation.    Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee, the Officer Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant's creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

        15.8    Section 409A.    To the extent that the Committee determines that any Award granted under the Plan is, or may reasonably be, subject to Section 409A of the Code (together, with any state law of similar effect, "Section 409A"), the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences described in Section 409A(a)(1) of the Code (or any similar provision). To the extent applicable and permitted by law, the Plan and Award Agreements shall be interpreted in accordance with Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the date of grant of any Award hereunder.

        Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any Award is, or may reasonably be, subject to Section 409A and related Department of Treasury guidance (including such Department of Treasury guidance issued from time to time), the Committee may, without the Participant's consent, adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (A) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (B) comply with the requirements of Section 409A and related Department of Treasury guidance.

        In addition, and except as otherwise set forth in the applicable Award Agreement, if the Company determines that any Award granted under this Plan constitutes, or may reasonably constitute, "deferred compensation" under Section 409A and the Participant is a "specified employee" of the Company at the relevant date, as such term is defined in Section 409A(a)(2)(B)(i), then any payment or benefit resulting from such Award will be delayed until the earliest date following the Participant's "separation from service" with the Participating Company Group within the meaning of Section 409A on which the Company can provide such payment or benefit to the Participant without the Participant's incurrence of any additional tax or interest pursuant to Section 409A, with all payments or benefits due thereafter occurring in accordance with the original schedule. In addition, this Plan and the benefits to be provided hereunder are intended to comply in all respects with the applicable provisions of Section 409A.

        Notwithstanding anything to the contrary contained herein, neither the Company nor any of its Affiliates shall be responsible for, or required to reimburse or otherwise make any Participant whole for, any tax or penalty imposed on, or losses incurred by, any Participant that arises in connection with the potential or actual application of Section 409A to any Award granted hereunder.

345 PARK AVENUE SAN JOSE, CA 95110-2704

YOU CAN VOTE OVER THE INTERNET OR BY TELEPHONE

QUICK * EASY * IMMEDIATE * AVAILABLE

24 HOURS A DAY * 7 DAYS A WEEK

Adobe Systems Incorporated encourages you to take advantage of convenient ways to vote. If voting by proxy, you may vote over the Internet, by telephone or by mail. Your Internet or telephone vote authorizes the named proxies to vote in the same manner as if you marked, signed, and returned your proxy card. To vote over the Internet, by telephone, or by mail, please read the accompanying proxy statement and then follow these easy steps:

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 15, 2010. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 15, 2010. Have your proxy card in hand when you call and then follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Adobe Systems Incorporated in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in the future.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Adobe Systems Incorporated, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M19966-P89530	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

ADOBE SYSTEMS INCORPORATED

Vote on Directors

The Board of Directors recommends a vote FOR all nominees.						Vote on Proposals

						The Board of Directors recommends a
1.	Election of the five (5) Class I Directors proposed in the accompanying Proxy Statement to serve for a two-year term.		For	Against	Abstain	vote FOR Proposals 2 and 3.		For	Against	Abstain

	1a. 1b.	Edward W. Barnholt Michael R. Cannon	☐ ☐	☐ ☐	☐ ☐	2.	Approval of the amendment of the Adobe Systems Incorporated 2003 Equity Incentive Plan.	☐	☐	☐
	1c. 1d. 1e.	James E. Daley Charles M. Geschke Shantanu Narayen	☐ ☐ ☐	☐ ☐ ☐	☐ ☐ ☐	3.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending on December 3, 2010.	☐	☐	☐

Sign exactly as your name(s) appear(s) on the stock certificate. If shares of stock stand of record in the names of two or more persons, or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy card. If shares of stock are held of record by a corporation, the proxy card should be executed by the President or Vice President and the Secretary or Assistant Secretary. Executors or administrators or other fiduciaries who execute the proxy card for a deceased stockholder should give their full title. Please date the proxy card.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting:

The Letter to Stockholders, Notice and Proxy Statement, and Annual Report on Form 10-K are available at www.proxyvote.com.

M19967-P89530

ADOBE SYSTEMS INCORPORATED

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints John E. Warnock and Shantanu Narayen, and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in Adobe Systems Incorporated (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company, to be held at the Company’s headquarters, 321 Park Avenue, East Tower, San Jose, California 95110-2704 on Friday, April 16, 2010 at 9:00 a.m. local time and at any adjournment or postponement thereof: (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Company’s Proxy Statement, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.

The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR the election of the nominees listed on the reverse side for the Board of Directors and for each proposal. Whether or not you are able to attend the meeting, you are urged to sign and mail the proxy card in the return envelope so that the stock may be represented at the meeting.

IF YOU ELECT TO VOTE BY MAIL, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
PROMPTLY
USING THE ENCLOSED ENVELOPE

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)